Exhibit 4.19

Private & Confidential
Dated 22 October 2013
NINTH SUPPLEMENTAL AGREEMENT
relating to
a loan of up to (originally) US$64,750,000
to
KERKYRA MARINE S.A.
ITHAKI MARINE S.A.
CEPHALLONIA MARINE S.A.
PAXOI MARINE S.A.
ZAKYNTHOS MARINE S.A.
LEFKAS SHIPPING (PTE.) LTD.
and
KYTHIRA MARINE S.A.
as joint and several Borrowers
provided by
THE BANKS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1
Arranger, Agent, Security Agent and Account Bank
AEGEAN BALTIC BANK S.A.
Swap Providers
AEGEAN BALTIC BANK S.A.
and
HSH NORDBANK AG

Contents

Clause		Page

1	Definitions	3

2	Consent of the Creditors	5

3	Assumption of liability and obligations	5

4	Amendments to Principal Agreement	6

5	Representations and warranties	7

6	Conditions	8

7	Security Parties' confirmations	8

8	Expenses	10

9	Miscellaneous and notices	11

10	Applicable law	11

Schedule 1 Names and addresses of the Banks		13

Schedule 2 Documents and evidence required as conditions precedent		14

Schedule 3 Form of amended and restated Loan Agreement		17

Schedule 4 Form of New Master Agreement Security Deed		18

THIS NINTH SUPPLEMENTAL AGREEMENT is dated 22 October 2013 and made BETWEEN:
(1)	KERKYRA MARINE S.A., a corporation incorporated under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia (the "Kerkyra Borrower");
(2)	CEPHALLONIA MARINE S.A., a corporation incorporated under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia (the "Cephallonia Borrower");
(3)	PAXOI MARINE S.A., a -corporation incorporated under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia (the "Paxoi Borrower");
(4)	ZAKYNTHOS MARINE S.A., a corporation incorporated under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia (the "Zakynthos Borrower");
(5)	ITHAKI MARINE S.A., a corporation incorporated under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia (the "Ithaki Borrower");
(6)	KYTHIRA MARINE S.A., a corporation incorporated under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia (the "Kythira Borrower");
(7)	LEFKAS SHIPPING (PTE.) LTD., a company incorporated under the laws of Singapore having its registered office at 22 Jalan Kilang #06-01 Mova Building, Singapore 159419 (the "Outgoing Borrower" and, together with the Kerkyra Borrower, the Cephallonia Borrower, the Paxoi Borrower, the Zakynthos Borrower, the Ithaki Borrower and the Kythira Borrower, the "Original Borrowers");
(8)	IOS MARINE INC., a corporation incorporated under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia (the "New Borrower");
(9)	AEGEAN BALTIC BANK S.A., a company incorporated under the laws of Greece having its registered office at 217A Kifissias Ave., 151 24 Maroussi, Greece in its capacity as arranger (the "Arranger");
(10)	AEGEAN BALTIC BANK S.A., a company incorporated under the laws of Greece having its registered office at 217A Kifissias Ave., 151 24 Maroussi, Greece in its capacity as agent for the Banks and the Swap Providers (the "Agent");
(11)	AEGEAN BALTIC BANK S.A., a company incorporated under the laws of Greece having its registered office at 217A Kifissias Ave., 151 24 Maroussi, Greece in its capacity as account bank (the "Account Bank");
(12)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1 as lenders (the "Banks");
(13)	AEGEAN BALTIC BANK S.A., a company incorporated under the laws of Greece having its registered office at 217A Kifissias Ave., 151 24 Maroussi, Greece in its capacity as swap provider (the "ABB Swap Provider");
(14)	HSH NORDBANK AG, a company incorporated under the laws of Germany acting through its office at Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany in its capacity as swap provider (the "HSH Swap Provider" and, together with the ABB Swap Provider, the "Swap Providers");
(15)	AEGEAN BALTIC BANK S.A., a company incorporated under the laws of Greece having its registered office at 217A Kifissias Ave., 151 24 Maroussi, Greece in its capacity as security agent and trustee for and on behalf of the Agent, the Banks and the Swap Providers (the "Security Agent");
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(16)	AEGEAN BUNKERING SERVICES INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 in its capacity as a manager (the "Manager");
(17)	AEGEAN MARINE PETROLEUM NETWORK INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Aegean Marine Guarantor");
(18)	AEGEAN SHIPHOLDINGS INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Aegean Shipholdings Guarantor" and, together with the Aegean Marine Guarantor, the "Corporate Guarantors");
(19)	AEGEAN BREEZE MARITIME COMPANY, a company established under the laws of the Hellenic Republic, whose registered office is at 10 Akti Kondili, 185 45 Piraeus, Greece (the "Breeze Owner");
(20)	AEGEAN TIFFANY MARITIME COMPANY, a company established under the laws of the Hellenic Republic, whose registered office is at 10 Akti Kondili, 185 45 Piraeus, Greece (the "Tiffany Owner" and, together with the Breeze Owner, the "Collateral Owners"); and
(21)	AEGEAN MANAGEMENT SERVICES M.C., a company incorporated in the Hellenic Republic with its registered office at 10 Akti Kondili, 185 45 Piraeus, Greece as a manager (the "Collateral Manager" and, together with the Manager, the "Managers").
WHEREAS:
(A)	this Agreement is supplemental to a loan agreement dated 30 October 2006 as amended and restated by a supplemental agreement dated 1 September 2009, a second supplemental agreement dated 11 March 2010, a third supplemental agreement dated 16 March 2010, a fourth supplemental agreement dated 18 June 2010, a fifth supplemental agreement dated 15 June 2011, a sixth supplemental agreement dated 16 June 2011, a seventh supplemental agreement dated 11 April 2012 and an eighth supplemental agreement dated 29 May 2013 (the "Principal Agreement") made between, inter alios, (1) the Original Borrowers as joint and several borrowers, (2) the Banks, (3) the Agent, (4) the Account Bank (5) the Arranger, (6) the Security Agent, (7) the Swap Providers, (8) the Breeze Owner, (9) the Tiffany Owner and (10) the Collateral Manager, relating to a loan of up to Sixty four million seven hundred and fifty thousand Dollars ($64,750,000), of which the principal amount outstanding at the date hereof is Fifty million one hundred eight thousand and seven hundred forty Dollars ($50,108,740) advanced by the Banks to the Original Borrowers for the purposes stated therein; and
(B)	this Agreement sets out the terms and conditions upon which the Creditors (as defined below) shall, at the request of the Original Borrowers, provide their consent to:
(i)	the release of the Outgoing Borrower from its obligations under the Principal Agreement and the Master Swap Agreements;
(ii)	the adhesion of the New Borrower to the Principal Agreement as joint and several Borrower with the Original Borrowers (excluding the Outgoing Borrower);
(iii)	the adhesion of the New Borrower to each Master Swap Agreement as "Party A" (as defined therein) jointly and severally with the Original Borrowers (excluding the Outgoing Borrower); and
(iv)	the change of the flag of the Ship (as defined below) from the flag of Singapore to the flag of Liberia.
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NOW IT IS HEREBY AGREED as follows:
1	Definitions
1.1	Defined expressions
Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.
1.2	Definitions
In this Agreement, unless the context otherwise requires:
"Borrowers" means, together, the Original Borrowers (excluding the Outgoing Borrower) and the New Borrower and "Borrower" means any of them;
"Creditors" means, together, the Agent, the Account Bank, the Arranger, the Security Agent, the Swap Providers and the Banks and "Creditor" means any of them;
"Effective Date" means the date, no later than 5 November 2013, on which the Agent notifies the Original Borrowers and the New Borrower in writing that the Agent has received the documents and evidence specified in clause 6 and schedule 2 in a form and substance satisfactory to it;
"Existing Deed of Covenant" means the deed of covenant in respect of the Ship dated 16 March 2010 and executed between the Outgoing Borrower and the Security Agent collateral to the Existing Mortgage;
"Existing Flag State" means the Republic of Singapore;
"Existing Manager's Undertaking" means the letter of undertaking in respect of the Ship dated 16 March 2010 and executed by the Manager in favour of the Security Agent;
"Existing Mortgage" means the first priority statutory Singaporean mortgage over the Ship dated 16 March 2010 and executed by the Outgoing Borrower in favour of the Security Agent;
"Existing Registry" means the Register of Singaporean Ships;
"Existing Security Documents" means the Existing Mortgage, the Existing Deed of Covenant and the Existing Manager's Undertaking;
"Loan Agreement" means the Principal Agreement as amended and restated by this Agreement;
"New ABB Master Agreement Security Deed" means the security deed executed or (as the context may require) to be executed by the Borrowers in favour of the Security Agent in the form set out in schedule 4;
"New Flag State" means the Republic of Liberia;
"New General Assignment" means the general assignment in respect of the Ship executed or (as the context may require) to be executed by the New Borrower in favour of Security Agent in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require;
"New HSH Master Agreement Security Deed" means the security deed executed or (as the context may require) to be executed by the Borrowers in favour of the Security Agent in the form set out in schedule 4;
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"New Lefkas Operating Account" means an interest bearing Dollar account of the New Borrower opened or (as the context may require) to be opened by the New Borrower with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a New Lefkas Operating Account for the purposes of this Agreement;
"New Lefkas Operating Account Pledge" means the first priority pledge executed or (as the context may require) to be executed between the New Borrower and the Creditors (other than the Security Agent) in respect of the New Lefkas Operating Account in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require;
"New Management Agreement" means the management agreement made or (as the context may require) to be made between the New Borrower and the manager in a form previously agreed in writing by the Agent (acting on the instructions of the Majority Banks), providing (inter alia) for the Manager to manage the Ship;
"New Manager's Undertaking" means the letter of undertaking in respect of the Ship executed or (as the context may require) to be executed by the Manager in favour of the Security Agent in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require;
"New Master Agreement Security Deeds" means, together, the New ABB Master Agreement Security Deed and the New HSH Master Agreement Security Deed and "New Master Agreement Security Deed" means either of them;
"New Mortgage" means the first preferred Liberian mortgage over the Ship executed or (as the context may require) to be executed by the New Borrower in favour of the Security Agent in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require;
"New Security Documents" means, together, the New Master Agreement Security Deeds, the New Lefkas Operating Account Pledge, the New Mortgage, the New General Assignment and the New Manager's Undertaking;
"Relevant Documents" means this Agreement and the New Security Documents;
"Relevant Parties" means the Original Borrowers, the New Borrower, the Corporate Guarantors, the Collateral Owners and the Managers or, where the context so requires or permits, means any or all of them;
"Sale Contract" means the bill of sale executed or (as the context may require) to be executed between the Outgoing Borrower as seller and the New Borrower as buyer in relation to the sale by the Outgoing Borrower and the purchase by the New Borrower of the Ship; and
"Ship" means the motor tanker Lefkas owned on the date of this Agreement by the Outgoing Borrower and registered in its ownership under the flag of Singapore and to be transferred and registered in the name of the New Borrower under the flag of Liberia pursuant to this Agreement.
1.3	Principal Agreement and the Master Swap Agreements
(a)	References in the Principal Agreement to "this Agreement" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as "herein", "hereof", "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Agreement, shall be construed accordingly.
(b)	References in each Master Swap Agreement to "this Agreement" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the relevant Master Swap Agreement as amended by this Agreement and words such as "herein", "hereof", "hereunder", "hereafter", "hereby" and "hereto", where they appear in the relevant Master Swap Agreement, shall be construed accordingly.
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1.4	Headings
Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.
1.5	Construction of certain terms
Clauses 1.3 to 1.6 (inclusive) of the Principal Agreement shall apply to this Agreement (mutatis mutandis) as if set out herein and as if references therein to "this Agreement" were references to this Agreement.
2	Consent of the Creditors
2.1	Consent
The Creditors, relying upon the representations and warranties on the part of the Relevant Parties contained in clause 5, agree with the Original Borrowers and the New Borrower that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 5 November 2013 of the conditions contained in clause 6 and schedule 2, the Creditors consent to the requests of the Original Borrowers, set out in Recital (B) above.
2.2	Discharge of Mortgage
The Creditors hereby agree that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, satisfaction of the conditions contained in clause 6 and schedule 2, they shall procure that, immediately prior to or concurrently -with the registration of the New Mortgage the Security Agent will execute, and thereafter register with the Existing Registry, a deed of discharge in respect of the Existing Mortgage.
3	Assumption of liability and obligations
3.1	Substitution
It is hereby agreed that, as and with effect from the Effective Date, the New Borrower shall be, and is hereby made, party to the Principal Agreement and each Master Swap Agreement in substitution for the Outgoing Borrower:
(a)	the Principal Agreement shall henceforth be construed and treated in all respects as if the New Borrower was named therein as a "Borrower" instead of the Outgoing Borrower; and
(b)	each Master Swap Agreement shall be construed and treated in all respects as if the New Borrower was named therein as one of "Party A" instead of the Outgoing Borrower but jointly and severally with the other Original Borrowers as "Party A".
3.2	Assumption of liability
(a)	The New Borrower hereby agrees with the Creditors that, as and with effect from the Effective Date, it shall be indebted to the Banks (jointly and severally with the other Borrowers) for the full amount of the Loan and all other sums which may be or become due to the Creditors or any of them pursuant to the Principal Agreement and the New Borrower further agrees that it shall duly and punctually perform all the liabilities and obligations whatsoever from time to time to be performed or discharged by the Original Borrowers under the Principal Agreement (and for which the Borrowers hereby agree to be jointly and severally liable) and shall be bound by the terms of the Principal Agreement as if the New Borrower had at all times been named therein as a Borrower.
(b)	The New Borrower hereby agrees with the Creditors that, as and with effect from the Effective Date, it shall be indebted to each Swap Provider (as "Party A" jointly and severally with the other Borrowers) for all sums which may be or become due to the
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relevant Swap Provider pursuant to the Master Swap Agreement to which such Swap Provider is a party as "Party B", and the New Borrower further agrees that it shall duly and punctually perform all the liabilities and obligations whatsoever from time to time to be performed or discharged by the Original Borrowers as "Party A" under each Master Swap Agreement (and for which the Borrowers hereby agree to be jointly and severally liable) and shall be bound by the terms of each Master Swap Agreement as if the New Borrower had at all times been named therein as one of "Party A" jointly and severally with the other Borrowers.
3.3	Release
(a)	The Outgoing Borrower and the Creditors hereby agree that, as and with effect from the Effective Date, they shall each mutually release and discharge each other from all liabilities, obligations, claims and demands whatsoever touching or concerning the Principal Agreement and in respect of anything done or omitted to be done under or in connection therewith but without prejudice to the rights of the Creditors and the Borrowers against each other in respect of any such liabilities, obligations, claims and demands.
(b)	The Outgoing Borrower and each Swap Provider hereby agree that, as and with effect from the Effective Date, they shall each mutually release and discharge each other from all liabilities, obligations, claims and demands whatsoever touching or concerning the Master Swap Agreement to which such Swap Provider is a party as "Party B", and in respect of anything done or omitted to be done under or in connection therewith but without prejudice to the rights of the relevant Swap Provider and the Borrowers against each other in respect of any such liabilities, obligations, claims and demands.
3.4	Miscellaneous
For the avoidance of doubt, as a result of the amendments and other changes to each Master Swap Agreement effected or to be effected under this clause 3, the New Borrower hereby agrees and acknowledges with each Swap Provider that, with effect from the Effective Date:
(a)	the New Borrower appoints (and confirms the appointment of) the process agent appointed by Party A under Paragraph (b) of Part 4 of the schedule to the each Master Swap Agreement, to be its agent for service of process under each Master Swap Agreement on the terms set out in such Paragraph (b) of Part 4; and
(b)	all notices and other documents sent to the New Borrower under or in connection with either Master Swap Agreement shall be sent to it to the address and other details set out in respect of Party A, in Paragraph (a) of Part 4 of the schedule to each Master Swap Agreement in accordance with the other terms of such Paragraph (a) of Part 4.
4	Amendments to Principal Agreement
4.1	Amendments to Principal Agreement
The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended so as to read in accordance with the form of the amended and restated Loan Agreement set out in schedule 3 and (as so amended) will continue to be binding upon the Creditors and the Borrowers in accordance with its terms as so amended and restated.
4.2	Continued force and effect
Save as amended by this Agreement, the provisions of the Principal Agreement and each Master Swap Agreement shall continue in full force and effect and (a) the Principal Agreement and this Agreement shall be read and construed as one instrument and (b) to the extent a Master Swap Agreement is amended and supplemented by this Agreement, the relevant Master Swap Agreement and this Agreement shall be read and construed as one instrument.
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5	Representations and warranties
5.1	Primary representations and warranties
Each of the Relevant Parties represents and warrants to the Creditors that:
(a)	Existing representations and warranties
each of the representations and warranties set out in clause 7 of the Principal Agreement, clause 4 of each of the Corporate Guarantees and clause 4 of each of the Collateral Guarantees were true and correct on the date of the Principal Agreement, the relevant Corporate Guarantee and the relevant Collateral Guarantee, respectively, and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date and as if reference therein to "Security Parties" or "Borrowers" included reference to the New Borrower;
(b)	Corporate power
 each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party and no limitation on the powers of the New Borrower to borrow will be exceeded as a result of the New Borrower becoming indebted to the Banks in respect of the Loan pursuant to this Agreement or as a result of the New Borrower becoming one of "Party A" (jointly and severally with the other Borrowers) under each Master Swap Agreement;
(c)	Binding obligations
the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;
(d)	No conflict with other obligations
the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of any of the Relevant Parties;
(e)	No filings required
save for the registration of the New Mortgage with the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;
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(f)	Choice of law
the choice of English law to govern the Relevant Documents (other than the New Lefkas Operating Account Pledge and the New Mortgage), the choice of Greek law to govern the New Lefkas Operating Account Pledge and the choice of Liberian law to govern the New Mortgage and the submissions therein by the Relevant Parties to the non-exclusive jurisdiction of the English courts or (as the case may be) the courts of Greece, are valid and binding; and
(g)	Consents obtained
every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.
5.2	Repetition of representations and warranties
Each of the representations and warranties contained in clause 5.1 of this Agreement and clause 7 of the form of the amended and restated Loan Agreement set out in schedule 3 shall be deemed to be repeated by the Relevant Parties on the Effective Date as if made with reference to the facts and circumstances existing on such day.
6	Conditions
6.1	Documents and evidence
The consent of the Creditors referred to in clause 2 shall be subject to the receipt by the Agent or its duly authorised representative of the documents and evidence specified in schedule 2 in form and substance satisfactory to the Agent.
6.2	General conditions precedent
The consent of the Creditors referred to in clause 2 shall be further subject to:
(a)	the representations and warranties in clause 5 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and
(b)	no Event of Default having occurred and continuing at the time of the Effective Date.
6.3	Waiver of conditions precedent
The conditions specified in this clause 6 are inserted solely for the benefit of the Banks and the Agent and may be waived by the Agent (acting on the instructions of the Majority Banks) in whole or in part with or without conditions.
7	Security Parties' confirmations
7.1	Corporate Guarantees
Each of the Corporate Guarantors hereby confirms its consent to the novation of the Principal Agreement and each Master Swap Agreement, and of the rights and obligations of the Outgoing Borrower thereunder by the Outgoing Borrower in favour of the New Borrower, on the terms and conditions set out in, and to the amendments to the Principal Agreement and each Master Swap
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Agreement (as the case may be) contained in, this Agreement and to the release of the Existing Security Documents, and agree that:
(a)	each Corporate Guarantee and the obligations of the relevant Corporate Guarantor thereunder, shall remain and continue in full force and effect notwithstanding the said novation of, and the amendments to, the Principal Agreement and each Master Swap Agreement (as the case may be), and the release of the Existing Security Documents contained in this Agreement;
(b)	with effect from the Effective Date the New Borrower shall be and is hereby substituted in place of the Outgoing Borrower as a "Borrower" in each of the Corporate Guarantees and each of the Corporate Guarantees shall henceforth be construed and treated, and each Corporate Guarantor shall be bound by the relevant Corporate Guarantee, in all respects as if the New Borrower was a Borrower instead of the Outgoing Borrower; and
(c)	with effect from the Effective Date:
(i)	references in each Corporate Guarantee to "the Agreement" or "the Loan Agreement" shall henceforth be references to the Principal Agreement as novated and amended by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder; and
(ii)	references in each Corporate Guarantee to the "ABB Master Swap Agreement", the "HSH Master Swap Agreement" and the "Master Swap Agreements" shall henceforth be references to such documents as novated and amended by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder.
7.2	Collateral Guarantees
Each of the Collateral Owners hereby confirms its consent to the novation of the Principal Agreement and each Master Swap Agreement, and of the rights and obligations of the Outgoing Borrower thereunder by the Outgoing Borrower in favour of the New Borrower, on the terms and conditions set out in, and to the amendments to the Principal Agreement and each Master Swap Agreement (as the case may be) contained in, this Agreement and to the release of the Existing Security Documents, and agree that:
(a)	each Collateral Guarantee and the obligations of the relevant Collateral Owner thereunder, shall remain and continue in full force and effect notwithstanding the said novation of, and the amendments to, the Principal Agreement and each Master Swap Agreement (as the case may be), and the release of the Existing Security Documents contained in this Agreement;
(b)	with effect from the Effective Date the New Borrower shall be and is hereby substituted in place of the Outgoing Borrower as a "Borrower" in each of the Collateral Guarantees and each of the Collateral Guarantees shall henceforth be construed and treated, and each Collateral Owner shall be bound by the relevant Collateral Guarantee, in all respects as if the New Borrower was a Borrower instead of the Outgoing Borrower; and
(c)	with effect from the Effective Date:
(i)	references in each Collateral Guarantee to "the Agreement" or "the Loan Agreement" shall henceforth be references to the Principal Agreement as novated and amended by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder; and
(ii)	references in each Collateral Guarantee to the "ABB Master Swap Agreement", the "HSH Master Swap Agreement" and the "Master Swap Agreements" shall
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henceforth be references to such documents as novated and amended by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder.
7.3	Security Documents
Each of the Relevant Parties hereby confirms its consent to the novation of the Principal Agreement and each Master Swap Agreement, and of the rights and obligations of the Outgoing Borrower thereunder, by the Outgoing Borrower in favour of the New Borrower on the terms and conditions set out in, and to the amendments to the Principal Agreement and each Master Swap Agreement (as the case may be) contained in, this Agreement and to the release of the Existing Security Documents, and agrees that:
(a)	the Security Documents to which such Relevant Party is a party and the obligations of the relevant Relevant Party thereunder, shall remain and continue in full force and effect notwithstanding the said novation of, and the amendments to, the Principal Agreement and each Master Swap Agreement (as the case may be), contained in this Agreement and the release of the Existing Security Documents;
(b)	with effect from the Effective Date the New Borrower shall be and is hereby substituted in place of the Outgoing Borrower as a "Borrower" in the Security Documents to which such Relevant Party is a party and such Security Documents shall henceforth be construed and treated, and each Relevant Party which is a party thereto shall be bound by such Security Documents, in all respects as if the New Borrower was a Borrower instead of the Outgoing Borrower; and
(c)	with effect from the Effective Date:
(i)	references in the Security Documents to which such Relevant Party is a party to "the Agreement" or "the Loan Agreement" (or equivalent or similar references) shall henceforth be references to the Principal Agreement as novated and amended by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder; and
(ii)	references in the Security Documents to which such Relevant Party is a party to the "ABB Master Swap Agreement", the "HSH Master Swap Agreement" and the "Master Swap Agreements" or either of them (or equivalent or similar references) shall henceforth be references to such documents as novated and amended by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder.
8	Expenses
8.1	Expenses
The Borrowers agree, jointly and severally, to pay to the Agent on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Creditors or any of them:
(a)	in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement, the New Master Agreement Security Deeds and the other Relevant Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement, the New Master Agreement Security Deeds and the other Relevant Documents;
(b)	in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or the New Master Agreement Security Deeds or any of the other Relevant Documents or otherwise in respect of the monies owing and
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obligations incurred under this Agreement or any of the other Relevant Documents, the New Master Agreement Security Deeds and the other Relevant Documents, together with interest at the rate and in the manner referred to in clause 3.4 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).
8.2	Value Added Tax
All expenses payable pursuant to this clause 8 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Creditors or any of them under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.
8.3	Stamp and other duties
The Borrowers agree, jointly and severally, to pay to the Agent on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Creditors or any of them) imposed on or in connection with this Agreement, the New Master Agreement Security Deeds and the other Relevant Documents and shall indemnify the Creditors against any liability arising by reason of any delay or omission by the Borrowers or any of them to pay such duties or taxes.
9	Miscellaneous and notices
9.1	Notices
The provisions of clause 17 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose any notices to be sent to the Relevant Parties or any of them hereunder shall be sent to the same address as the address indicated for the "Borrowers" in the said clause 17.
9.2	Counterparts
This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the Game instrument_
9.3	Borrowers' obligations
Notwithstanding anything to the contrary contained in this Agreement, the agreements, obligations and liabilities of the Outgoing Borrower and the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Outgoing Borrower and the Borrowers agrees and consents to be bound by this Agreement notwithstanding that any of the other Borrowers or the Outgoing Borrower which were intended to sign or be bound may not do so or be effectually bound and notwithstanding that this Agreement may be invalid or unenforceable against the Outgoing Borrower and the Borrowers whether or not the deficiency is known to the Creditors or any of them. The Creditors shall be at liberty to release the Outgoing Borrower or the Borrowers from this Agreement and to compound with or otherwise vary the liability or to grant time and indulgence to make other arrangements with the Outgoing Borrower and the Borrowers without prejudicing or affecting the rights and remedies of the Creditors or any of them against the Outgoing Borrower and the Borrowers.
10	Applicable law
10.1	Law
This Agreement and any non-contractual obligations in connection with this Agreement are governed by, and shall be construed in accordance with, English law.
11

10.2	Submission to jurisdiction
Each of the Relevant Parties agrees, for the benefit of the Creditors, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against any of the Relevant Parties or any of its assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Portland Place Nominees Limited at present of 34 Anyards Road, Cobham, Surrey KT11 2LA, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Creditors or any of them to take proceedings against any of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Creditors or any of them arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).
10.3	Contracts (Rights of Third Parties) Act 1999
No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.
IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.
12

Schedule 1
Names and addresses of the Banks

Name	Lending office and contact details

Aegean Baltic Bank S.A.	Lending Office

Aegean Baltic Bank S.A. 217A Kifissias Ave. 151 24 Maroussi Greece

Address for Notices

Aegean Baltic Bank S.A. 217A Kifissias Ave. 151 24 Maroussi Greece Fax: +30 210 623 4192 Attn: Business Development

HSH Nordbank AG	Lending Office

HSH Nordbank AG Gerhart-Hauptmann-Plag 50 20095 Hamburg Germany

Address for Notices

HSH Nordbank AG Gerhart-Hauptmann-Platt 50 20095 Hamburg Germany Fax: +49 40 33 33 34 118 Attn: Credit Risk Management - Shipping Europe & Offshore

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Schedule 2
Documents and evidence required as conditions precedent
(referred to in clause 6.1)
1	Corporate authorisation
In relation to each of the Relevant Parties:
(a)
Constitutional documents

copies certified by an officer of each of the Relevant Parties, as true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or, in the case of the Original Borrowers, the Corporate Guarantors, the Collateral Owners and the Managers, a secretary's certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Agent pursuant to the Principal Agreement;

(b)
Resolutions

copies of resolutions of each of its board of directors and, if required, its shareholders/stockholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party's obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of the Relevant Parties as:

(A)	being true and correct;
(B)	being duly passed at meetings of the directors of such Relevant Party and of the shareholders/stockholders of such Relevant Party, each duly convened and held;
(C)	not having been amended, modified or revoked; and
(D)	being in full force and effect,
together with originals or certified copies of any powers of attorney issued by such Relevant Party pursuant to such resolutions; and
(c)
Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party to be true, complete and up to date;

2	Relevant Documents
each of the Relevant Documents, duly executed;
3	New Lefkas Operating Account
evidence that the New Lefkas Operating Account has been opened and duly completed mandate forms in respect thereof have been delivered to the Agent;
14

4	Consents
a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties in connection with, the execution, delivery, and performance of the Relevant Documents to which they are or will be a party;
5	Ship conditions
evidence that the Ship:
(a)	Registration and encumbrances is registered in the name of the New Borrower under the Liberian flag and that the Ship and its Earnings, Insurances and Requisition Compensation (each as defined in the New General Assignment) are free from Encumbrances other than Permitted Encumbrances;
(b)	Insurance is insured in accordance with the provisions of the New General Assignment and all requirements of the New General Assignment in respect of such insurances have been complied with; and
(c)	Classification maintains the relevant Classification with the relevant Classification Society free of all overdue recommendations affecting class;
6	New Mortgage registration
evidence that the New Mortgage has been, or will simultaneously with the discharge of the Existing Mortgage be, registered against the Ship through the relevant Registry under the Liberian flag;
7	Notices of Assignment
 duly executed notices of assignment, which are required by the terms of the New Security Documents and in the forms prescribed by such New Security Documents;
8	Deletion
a copy, certified by an officer of the Outgoing Borrower, as a true, complete and up to date copy of, the deletion certificate issued in relation to the deletion of the Ship from the Existing Registry or evidence that such deletion will take place within three (3) Banking Days;
9	Sale Contract
a copy certified as a true and up to date copy by an officer of the New Borrower of the Sale Contract;
10	New Management Agreement
a copy, certified as a true and up-to-date copy by an officer of the New Borrower, of the New Management Agreement;
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11	Registrations
such registrations of any of the Relevant Documents as the Agent may require;
12	Legal opinions
 such legal opinions in relation to the laws of Singapore, Marshall Islands, Greece and Liberia and any other legal opinions as the Agent shall in its reasonable discretion deem appropriate; and
13	Process agent
an original or certified true copy of a letter from each Relevant Party's agent for receipt of service of proceedings accepting its appointment under this Agreement and each of the Relevant Documents in which it is or is to be appointed as such Relevant Party's agent.
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Schedule 3
Form of amended and restated Loan Agreement
17

Private & Confidential

LOAN AGREEMENT
for a
Loan of up to US$64,750,000
to
 THE CORPORATIONS AND COMPANIES SET OUT IN PART A OF SCHEDULE 1
provided by
THE BANKS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 2
Arranger, Agent, Security Agent and Account Bank
 AEGEAN BALTIC BANK S.A.
Swap Providers
AEGEAN BALTIC BANK S.A.
and
 HSH NORDBANK AG

Contents
Clause		Page

1	Purpose and definitions	1

2	The Total Commitment and the Advances	19

3	Interest and Interest Periods	23

4	Repayment and prepayment	25

5	Fees, commitment commission and expenses	29

6	Payments and taxes; accounts and calculations	30

7	Representations and warranties	32

8	Undertakings	37

9	Conditions	43

10	Events of Default	44

11	Indemnities	48

12	Unlawfulness and increased costs	49

13	Security, set-off and pro-rata payments	51

14	Accounts	53

15	Assignment, transfer and lending office	54

16	Arranger, Agent and Security Agent	56

17	Notices and other matters	65

18	Governing law and jurisdiction	69

Schedule 1 The Borrowers and their Ships		71

Schedule 2 The Banks and their Commitments		73

Schedule 3 Form of Drawdown Notice		74

Schedule 4 Documents and evidence required as conditions precedent to the Loan being made		76

Schedule 5 Form of Transfer Certificate		87

Schedule 6 Contract Instalment Advances per Borrower Ship		92

Schedule 7 The Original Borrowers		93

Schedule 8 The Collateral Owners and their Ships		94

THIS AGREEMENT is dated 30 October 2006 as amended and restated by a Supplemental Agreement dated 1 September 2009, a Second Supplemental Agreement dated 11 March 2010, a Third Supplemental Agreement dated 16 March 2010, a Fourth Supplemental Agreement dated 18 June 2010, a Fifth Supplemental Agreement dated 15 June 2011, a Sixth Supplemental Agreement dated 16 June 2011, a Seventh Supplemental Agreement dated 11 April 2012, an Eighth Supplemental Agreement dated 29 May 2013 and a Ninth Supplemental Agreement dated 22 October 2013 and made BETWEEN:
(1)	THE CORPORATIONS AND COMPANIES whose names and registered addresses are set out in Part A of schedule 1 as joint and several Borrowers;
(2)	AEGEAN BALTIC BANK S.A. as Arranger, Agent, Security Agent and Account Bank;
(3)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 2 as Banks; and
(4)	AEGEAN BALTIC BANK S.A. and HSH NORDBANK AG as Swap Providers.
IT IS AGREED as follows:
1	Purpose and definitions
1.1	Purpose
This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrowers, jointly and severally, in forty two (42) Advances, a loan of up to Sixty four million seven hundred and fifty thousand Dollars ($64,750,000) for the purpose of financing part of the construction and acquisition cost of the Ships.
1.2	Definitions
In this Agreement, unless the context otherwise requires:
"ABB Master Agreement Security Deed" means the security deed executed or (as the context may require) to be executed by the Borrowers in favour of the Security Agent in relation to certain of the rights of the Borrowers under the ABB Master Swap Agreement in the form set out in schedule 4 of the Ninth Supplemental Agreement;
"ABB Master Swap Agreement" means the agreement dated as of 30 October 2006 made between the ABB Swap Provider and the Borrowers, comprising an ISDA Master Agreement (including the Schedule thereto), as amended and/or supplemented by the Supplemental Agreement, the Third Supplemental Agreement, the Seventh Supplemental Agreement, the Ninth Supplemental Agreement and from time to time, and includes any Designated Transactions from time to time entered into thereunder and any Confirmations from time to time exchanged thereunder and governed thereby;
"ABB Swap Provider" means Aegean Baltic Bank S.A. of 217A Kifissias Ave., 151 24 Maroussi, Attiki, Greece (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3 or the ABB Master Swap Agreement) and includes its successors in title;
"Account Bank" means Aegean Baltic Bank S.A. of 217A Kifissias Ave., 151 24 Maroussi, Attiki, Greece (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other bank as may be designated by the Agent as the Account Bank for the purposes of this Agreement and includes its successors in title;
"Account Pledges" means, together, the Operating Account Pledges and the Retention Account Pledge and "Account Pledge" means any of them;

"Accounts" means, together, the Operating Accounts and the Retention Account and "Account" means any of them;
"Additional Cost" means, in relation to each Borrower Ship, One million six hundred thousand Dollars ($1,600,000) or such other lesser sum in Dollars as may be payable by the relevant Borrower or the relevant Original Borrower (as the case may be) to Iota pursuant to the Supervision Agreement in respect of such Borrower Ship, as the cost for the services provided by Iota thereunder and "Additional Costs" means any or all of them;
"Additional Cost Advance" means, in relation to each Borrower Ship and the Tranche relevant to such Borrower Ship, an Advance of up to $1,250,000 made or (as the context may require) to be made available to the Original Borrowers and/or Lefkas Marine S.A. and/or the Borrowers for the purpose of financing part of the Additional Cost in respect of such Borrower Ship and "Additional Cost Advances" means any or all of them;
"Advance" means each borrowing of a proportion of the Total Commitment by the Original Borrowers and/or Lefkas Marine S.A. and/or the Borrowers or (as the context may require) the principal amount of such borrowing, it includes (a) each of the four (4) Contract Instalment Advances for each Borrower Ship, (b) the Delivery Advance for each Borrower Ship and (c) the Additional Cost Advance for each Borrower Ship and, in relation to a Borrower Ship and the Tranche relevant to such Borrower Ship, means:
(i)	the four (4) Contract Instalment Advances for such Borrower Ship;
(ii)	the Delivery Advance for such Borrower Ship; and
(iii)	the Additional Cost Advance for such Borrower Ship,
and "Advances" means any or all of them;
"Aegean Marine Guarantee" means the corporate guarantee dated 30 October 2006 executed by the Aegean Marine Guarantor in favour of the Security Agent, as amended and supplemented by the Third Supplemental Agreement, the Fifth Supplemental Agreement and the Supplemental Letter;
"Aegean Marine Guarantor" means Aegean Marine Petroleum Network Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 and includes its successors in title;
"Aegean Shipholdings Guarantee" means the corporate guarantee dated 30 October 2006 executed by the Aegean Shipholdings Guarantor in favour of the Security Agent;
"Aegean Shipholdings Guarantor" means Aegean Shipholdings Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of Marshall Islands MH96960 and includes its successors in title;
"Agent" means Aegean Baltic Bank S.A. of 217A Kifissias Ave., 151 24 Maroussi, Attiki, Greece (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as agent by the Banks and the Swap Providers pursuant to clause 16.13 and includes its successors in title;
"Applicable Accounting Principles" means US GAAP;
"Approved Broker" means each of Arrow Research Ltd. of London, England, Astrup Fearnley NS of Oslo, Norway, H. Clarkson & Company Ltd. of London, England, Maersk Broker K/S of Copenhagen, Denmark, Simpson Spence & Young Ltd. of London, England, R.S. Platou Shipbrokers of Oslo, Norway and Barry Rogliano Salles of Paris, France and includes their respective successors in title and "Approved Brokers" means any or all of them;

"Arranger" means Aegean Baltic Bank S.A. of 217A Kifissias Ave., 151 24 Maroussi, Attiki, Greece (or such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) and includes its successors in title;
"Balloon Instalment" has, in respect of each Tranche, the meaning ascribed thereto in clause 4.1,
"Banking Day" means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for business in London, Hamburg, Athens, Piraeus and New York City (or any other relevant place of payment under clause 6);
"Banks" means the banks and financial institutions listed in schedule 1 and includes their respective successors in title and Transferee Banks and "Bank" means any of them;
"Basel II Accord" means the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement;
"Basel II Approach" means, in relation to any Bank, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Accord) adopted by that Bank (or any of its Affiliates) for the purposes of implementing or complying with the Basel II Accord;
"Basel II Regulation" means (a) any law or regulation in force as at the date hereof implementing the Basel II Accord or (b) any Basel II Approach adopted by Banks, but excludes any law or regulation implementing the Basel Ill Accord save and to the extent that such law or regulation is a re-enactment of any law or regulation referred to in (a) of this definition;
"Basel Ill Accord" means, together, "Basel Ill: A global regulatory framework for more resilient banks and banking systems" and "Basel Ill: International framework for liquidity risk measurement, standards and monitoring" both published by the Basel Committee on Banking Supervision on 16th December, 2010;
"Basel Ill Regulation" means any law or regulation implementing the Basel III Accord save and to the extent that it re-enacts a Basel II Regulation;
"Borrowed Money" means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;
"Borrower" means each of the corporations and companies listed in Part A of schedule 1 under the column headed "Borrower", each being a corporation incorporated in the Republic of Liberia or a company registered in Singapore (as the case may be) whose registered office is as specified opposite such corporation's or company's name in the column headed "Registered Office" in Part A of schedule 1 and includes its successors in title and, in relation to a Borrower Ship, means the corporation or company set out opposite the name of such Borrower Ship in the column headed "Owning Company" in Part B of schedule 1 and "Borrowers" means any or all of them;
"Borrower's Deed of Covenant" means, in relation to each Borrower Ship, the deed of covenant and/or general assignment collateral to the Mortgage over that Borrower Ship executed or (as the context may require) to be executed by the relevant Borrower in favour of the Security Agent and/or any other Creditors in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require, and "Borrower's Deeds of Covenant" means any or all of them;
"Borrower's Manager's Undertaking" means, in relation to each Borrower Ship, the manager's undertaking and assignment in respect of that Borrower Ship executed or (as the context may require) to be executed by the relevant Manager of that Ship in favour of the Security Agent and/or any other Creditors in such form as the Agent may require in its sole discretion and "Borrower's Manager's Undertakings" means any or all of them;
"Borrower's Mortgage" means, in relation to each Borrower Ship, the first priority or (as the case may be) preferred mortgage over that Borrower Ship executed or (as the context may require) to be executed by the relevant Borrower in favour of the Security Agent and/or any other Creditors in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require and "Borrower's Mortgages" means any or all of them;
"Borrower's Operating Account" means, in relation to each Borrower and its Ship, an interest bearing Dollar account of that Borrower opened with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be an Operating Account for that Borrower and its Ship for the purposes of this Agreement and "Borrower's Operating Accounts" means any or all of them;
"Borrower's Operating Account Pledge" means, in relation to each Borrower Ship and the relevant Borrower's Operating Account, the first priority pledge executed or (as the context may require) to be executed between the relevant Borrower, the Banks, the Swap Providers, the Agent and the Account Bank in respect of such Borrower's Operating Account, in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require and "Borrower's Operating Account Pledges" means any or all of them;
"Borrowers' Security Documents" means, at any relevant time, such of the Security Documents as shall have been executed by any of the Borrowers at such time;
"Borrower Ship" means each of the 5,500 dwt double-hull class oil tankers listed in Part B of schedule 1 under the column headed "Hull No.", each to be constructed and sold by the Builder to the relevant Borrower or Original Borrower pursuant to the relevant Contract and to be registered on the Delivery Date for such Borrower Ship in the ownership of such Borrower or Original Borrower through the relevant Registry under the laws and flag of the relevant Flag State and "Borrower Ships" means any or all of them;
"Builder" means Qingdao Hyundai Shipbuilding Co. Ltd. of Lingshanwei Jiaonan, PC 266427, Qingdao Shandong Province, The People's Republic of China and includes its successors in title;
"Capital Adequacy Law" means any law or any regulation (whether or not having the force of law, but, if not having the force of law, with which the Banks or any of them or, as the case may be, any of their respective holding companies habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits or other banking or monetary controls or requirements which affect the manner in which a Bank allocates capital resources to its obligations hereunder (including, without limitation, those resulting from the implementation or application of or compliance with the Basel II Accord or Basel Ill Accord or any Basel II Regulation or any Basel Ill Regulation);
"Casualty Amount" means, in relation to each Ship, Five hundred thousand Dollars ($500,000) or the equivalent in any other currency;
"Classification" means, in relation to each Ship, the highest class available for a vessel of her type with the relevant Classification Society or such other classification as the Agent shall, at the request of the Owner of such Ship, have agreed in writing shall be treated as the Classification in relation to such Ship for the purposes of the relevant Ship Security Documents;

"Classification Society" means, in relation to each Ship, Lloyd's Register of Shipping or such other classification society (being a member of the International Association of Classification Societies ("IACS")) which the Agent shall, at the request of the Owner of such Ship, have agreed in writing shall be treated as the Classification Society in relation to such Ship for the purposes of the relevant Ship Security Documents;
"Code" means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741 (18) of the International Maritime Organisation and incorporated into the International Convention on Safety of Life at Sea 1974 (as amended) and includes any amendments or extensions thereto and any regulation issued pursuant thereto;
"Collateral Deed of Covenant" means, in relation to each Collateral Ship, the deed of covenant and/or general assignment collateral to the Mortgage over that Collateral Ship executed or (as the context may require) to be executed by the relevant Collateral Owner in favour of the Security Agent and/or any other Creditors in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require, and "Collateral Deeds of Covenant" means both or either of them;
"Collateral Guarantee" means, in relation to each Collateral Owner, the corporate guarantee executed or (as the context may require) to be executed by the relevant Collateral Owner in favour of the Security Agent and/or any other Creditors in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require, and "Collateral Guarantees" means both or either of them;
"Collateral Manager's Undertaking" means, in relation to each Collateral Ship, the manager's undertaking and assignment in respect of that Collateral Ship executed or (as the context may require) to be executed by the relevant Manager of that Collateral Ship in favour of the Security Agent and/or any other Creditors in such form as the Agent may require in its sole discretion and "Collateral Manager's Undertakings" means both or either of them;
"Collateral Mortgage" means, in relation to each Collateral Ship, the first priority or (as the case may be) first preferred mortgage over that Collateral Ship executed or (as the context may require) to be executed by the relevant Collateral Owner in favour of the Security Agent and/or any other Creditors in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require and "Collateral Mortgages" means both or either of them;
"Collateral Operating Account" means, in relation to each Collateral Owner and its Collateral Ship, an interest bearing Dollar account of that Collateral Owner opened with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Collateral Operating Account for that Collateral Owner and its Collateral Ship for the purposes of this Agreement and "Collateral Operating Accounts" means both or either of them;
"Collateral Operating Account Pledge" means, in relation to each Collateral Ship and the relevant Collateral Operating Account, the first priority pledge executed or (as the context may require) to be executed between the relevant Collateral Owner, the Banks, the Swap Providers, the Agent and the Account Bank in respect of such Collateral Operating Account in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require and "Collateral Operating Account Pledges" means both or either of them;
"Collateral Owner" means each of the companies listed in Part A of schedule 8 under the column headed "Collateral Owner", each a company registered in the Hellenic Republic whose registered office is as specified opposite such company's name in the column headed "Registered Office" in Part A of schedule 8 and includes its successors in title and, in relation to a Collateral Ship, means the company set out opposite the name of such Collateral Ship in the column headed "Owning Company" in Part B of schedule 8 and "Collateral Owners" means both or either of them;

"Collateral Ship" means each of the oil tankers listed in Part B of schedule 8 under the column headed "Collateral Ships", each registered in the ownership of the relevant Collateral Owner through the relevant Registry under the laws and flag of the relevant Flag State and "Collateral Ships" means both or either of them;
"Commitment" means, in relation to each Bank, the amount set out opposite its name in the column headed "Commitment" in schedule 2 and/or, in the case of a Transferee Bank, the amount transferred as specified in the relevant Transfer Certificate, as reduced in each case by any relevant term of this Agreement;
"Compulsory Acquisition" means, in relation to a Ship, requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of that Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;
"Confirmation" shall have, in relation to any continuing Designated Transaction, the meaning ascribed to it in the Master Swap Agreement under which the relevant Designated Transaction is entered into;
"Contract" means, in relation to each Borrower Ship, the shipbuilding contract dated 18 October 2006 made between the relevant Borrower or Original Borrower and the Builder, as may be amended and supplemented from time to time with the prior written consent of the Agent (acting on the instructions of the Majority Banks), relating to the construction and sale by the Builder, and the purchase by such Borrower or Original Borrower, of such Borrower Ship and "Contracts" means any or all of them;
"Contract Assignment Consent and Acknowledgement" means, in relation to each Borrower Ship, the acknowledgement of notice of, and consent to, the assignment in respect of the Contract for such Borrower Ship given or (as the context may require) to be given by the Builder in the form scheduled to the relevant Pre-delivery Security Assignment and "Contract Assignment Consents and Acknowledgements" means any or all of them;
"Contract Instalment Advance" means, in relation to each Borrower Ship and the Tranche relevant to such Ship, each of the four (4) Advances of such Tranche in the amount of (a) up to $1,000,000, in the case of the first such Advance for the relevant Borrower Ship, (b) up to $1,500,000, in the case of each of the second and third such Advances for the relevant Borrower Ship and (c) up to $2,000,000, in the case of the fourth such Advance for the relevant Borrower Ship, each made or (as the context may require) to be made available to the Original Borrowers and/or Lefkas Marine S.A. and/or the Borrowers to finance the payment of an instalment of the Contract Price in respect of such Borrower Ship falling due before the Delivery Date for such Borrower Ship, in each case as set out in more detail in schedule 6 and "Contract Instalment Advances" means any or all of them;
"Contract Price" means, in relation to each Borrower Ship, Ten million Dollars ($10,000,000) or such other lesser sum in Dollars as may be payable by the relevant Borrower or Original Borrower to the Builder pursuant to the Contract in respect of such Borrower Ship as the purchase price for such Borrower Ship thereunder and "Contract Prices" means any or all of them;
"Contribution" means, in relation to each Bank, the principal amount of the Loan owing to such Bank at any relevant time;
"Corporate Guarantees" means, together, the Aegean Marine Guarantee and the Aegean Shipholdings Guarantee and "Corporate Guarantee" means either of them;
"Corporate Guarantors" means, together, the Aegean Marine Guarantor and the Aegean Shipholdings Guarantor and "Corporate Guarantor" means either of them;
"Creditors" means, together, the Arranger, the Agent, the Security Agent, the Account Bank, the Swap Providers and the Banks and "Creditor" means any of them;

"Deed of Covenant" means:
(a)	in relation to each Borrower Ship, the relevant Borrower's Deed of Covenant; or
(b)	in relation to each Collateral Ship, the relevant Collateral Deed of Covenant, and "Deeds of Covenant" means any or all of them;
"Default" means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;
"Delayed Ship" means each of the Borrower Ships set out in rows 5, 6 and 7 of Part B of Schedule 1;
"Delivery" means, in relation to each Borrower Ship, the delivery of such Borrower Ship by the Builder to, and the acceptance of such Borrower Ship by, the relevant Borrower or Original Borrower in accordance with the relevant Contract;
"Delivery Advance" means, in relation to each Borrower Ship and the Tranche relevant to such Borrower Ship, an Advance of up to $2,000,000 made or (as the context may require) to be made available to the Borrowers and/or Lefkas Marine S.A. and/or the Original Borrowers for the purpose of financing the final instalment of the Contract Price in respect of such Borrower Ship and "Delivery Advances" means any or all of them;
"Delivery Date" means, in relation to each Borrower Ship, the date on which the Delivery of such Borrower Ship occurs;
"Designated Transaction" means a transaction which fulfils the following requirements:
(a)	it is entered into by the Borrowers with the relevant Swap Provider pursuant to either Master Swap Agreement as contemplated by clause 2.9; and
(b)	its purpose is the hedging of the Borrowers' exposure under this Agreement to fluctuations of LIBOR in relation to the funding of one or more Tranches (or any part thereof) for a period expiring no later than the final Repayment Date of the relevant Tranche(s) (or the relevant part thereof);
"DOC" means a document of compliance issued to an Operator in accordance with rule 13 of the Code;
"Dollars" and "$" mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other US dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);
"Drawdown Date" means, in relation to each Advance, any date, being a Banking Day falling during the Drawdown Period for such Advance, on which the relevant Advance is, or is to be, made available;
"Drawdown Notice" means, in relation to each Advance, a notice substantially in the form of schedule 3 in respect of such Advance;
"Drawdown Period" means, in relation to each Advance, the period commencing on the date of this Agreement and ending on the Termination Date or the period ending on such earlier date (if any) on which (a) the aggregate amount of the Advances is equal to the Total Commitment or (b) the Total Commitment is reduced to zero pursuant to clauses 4.3, 4.7, 10.2 or 12 or (c) the Delivery of the Borrower Ship relevant to such Advance takes place;

"Early Termination Date" shall have, in relation to any continuing Designated Transaction, the meaning ascribed to it in the Master Swap Agreement under which the relevant Designated Transaction is entered into;
"Earnings" means, in relation to a Ship, all moneys whatsoever from time to time due or payable to a Owner during the Security Period arising out of the use or operation of such Owner's Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to such Owner in the event of requisition of such Owner's Ship for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or payment for variation or termination) of any charterparty or other contract for the employment of such Owner's Ship;
"Effective Date" has the meaning ascribed thereto in the Eighth Supplemental Agreement;
"Eighth Supplemental Agreement" means the eighth supplemental agreement dated 29 May 2013 made between (inter alios) (1) certain of the Borrowers, (2) the Corporate Guarantors, (3) the Collateral Owners, (4) the Creditors and (5) the Manager;
"Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);
"Environmental Affiliate" means any agent or employee of any Owner or any other Relevant Party or any person having a contractual relationship with any Owner or any other Relevant Party in connection with any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from any Relevant Ship;
"Environmental Approval" means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from any Relevant Ship required under any Environmental Law;
"Environmental Claim" means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from any Relevant Ship;
"Environmental Laws" means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;
"Event of Default" means any of the events or circumstances described in clause 10.1;
"Fee Letter" means the fee letter dated 30 October 2006 executed between (inter alios) the Original Borrowers, the Corporate Guarantors, the Manager, the Agent and the Arranger;
"Fixed Date" means each of 31 March, 30 June, 30 September and 31 December of each calendar year falling after 31 December 2009, up to and including 31 December 2019;
"Flag State" means, in relation to a Ship, the Republic of Liberia, Gibraltar, Panama, Greece or such state or territory designated in writing by the Majority Banks, at the request of an Owner, as being the "Flag State" of such Owner's Ship for the purposes of the relevant Ship Security Documents;
"Fifth Supplemental Agreement" means the fifth supplemental agreement dated 15 June 2011 made between (inter alios) (1) certain of the Borrowers, (2) the Corporate Guarantors, (3) the Creditors and (4) the Manager;

"Fourth Supplemental Agreement" means the fourth supplemental agreement dated 18 June 2010 made between (inter alios) (1) certain of the Borrowers, (2) the Corporate Guarantors, (3) the Creditors and (4) the Manager;
"Government Entity" means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;
"Group" means, together, the Aegean Marine Guarantor and its Subsidiaries from time to time and "member of the Group" shall be construed accordingly;
"HSH Master Agreement Security Deed" means the security deed executed or (as the context may require) to be executed by the Borrowers in favour of the Security Agent in relation to certain of the rights of the Borrowers under the HSH Master Swap Agreement in the form set out in schedule 4 of the Ninth Supplemental Agreement;
"HSH Master Swap Agreement" means the agreement dated as of 30 October 2006 made between the HSH Swap Provider and the Borrowers, comprising an ISDA Master Agreement (including the Schedule thereto), as amended and/or supplemented by the Supplemental Agreement, the Third Supplemental Agreement, the Seventh Supplemental Agreement, the Ninth Supplemental Agreement and from time to time, and includes any Designated Transactions from time to time entered into thereunder and any Confirmations from time to time exchanged thereunder and governed thereby;
"HSH Swap Provider" means HSH Nordbank AG of Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3 or the HSH Master Swap Agreement) and includes its successors in title;
"Indebtedness" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;
"Insurances" means, in relation to a Ship, all policies and contracts of insurance (which expression includes all entries of that Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the relevant Owner (whether in the sole name of such Owner, or in the joint names of such Owner and the Security Agent and/or any other Creditor or otherwise) in respect of such Owner's Ship and her Earnings or otherwise howsoever in connection with such Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);
"Interest Payment Date" means the last day of an Interest Period;
"Interest Period" means, in relation to any Advance or Tranche, each period for the calculation of interest in respect of such Advance or, as the case may be, Tranche ascertained in accordance with clauses 3.2 and 3.3;
"Iota" means Iota Corporation of 80 Broad Street, Monrovia, Liberia and includes its successors in title;
"ISPS Code" means the International Ship and Port facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization now set out in Chapter XI-2 of the International Convention for the Safety of Life at Sea 1974 (as amended) as adopted by a Diplomatic conference of the International Maritime Organisation on Maritime Security in December 2002 and includes any amendments or extensions thereto and any regulation issued pursuant thereto;
"ISSC" means an International Ship Security Certificate issued in respect of a Ship pursuant to the ISPS Code;

"LIBOR" means in relation to a particular period:
(a)	the rate per annum for deposits of Dollars for a period equivalent to such period at or around 11:00 a.m. on the Quotation Date for such period as displayed on Reuters BBA page LIBOR01 (and, for the purposes of this Agreement, "Reuters BBA page LIBOR01" means the display designated as "Reuters BBA page LIBOR01" on the Reuters Service or such other page as may replace "Reuters BBA page LIBOR01" on the Reuters Service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers' Association for the purpose of displaying BBA Interest Settlement Rates (as defined in the British Bankers' Association's Recommended Terms and Conditions ("BBAIRS" terms) dated August, 1996) for Dollars)); or
(b)	if on such date no such rate is displayed, LIBOR for such period shall be the rate per annum determined by the Agent to be the arithmetic mean of the rates per annum (rounded upward if necessary to the nearest one sixteenth (1/16th) of one per cent) quoted to the Agent by each Bank at the request of the Agent as the rate for deposits in Dollars in an amount comparable with the amount in relation to which LIBOR is to be determined and for a period equal to the relevant period offered to that Bank by prime banks in the London Interbank Market at or about 11:00 a.m. on the Quotation Date for such period;
"Listing" means the successful listing of all the shares in the Aegean Marine Guarantor on the New York Stock Exchange, NASDAQ or any other stock exchange acceptable to the Agent;
"Listing Date" means the date when Listing shall have taken place;
"Loan" means the aggregate principal amount owing to the Banks under this Agreement at any relevant time;
"Majority Banks" means at any relevant time Banks (i) the aggregate of whose Contributions exceeds Sixty six point six per cent (66.6%) of the Loan or (ii) (if no principal amounts are outstanding under this Agreement) the aggregate of whose Commitments exceeds Sixty six point six per cent (66.6%) of the Total Commitment;
"Management Agreement" means, in relation to each Ship, the management agreement made or (as the context may require) to be made between the relevant Owner and a Manager in a form previously agreed in writing by the Agent (acting on the instructions of the Majority Banks), providing (inter alia) for the relevant Manager to manage such Ship and "Management Agreements" means any or all of them;
"Manager" means, in relation to each Ship, Aegean Bunkering Services Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 or Aegean Management Services M.C. of 10 Akti Kondili, 185 45 Piraeus, Greece or any other person appointed by an Owner, with the prior written consent of the Agent, as the manager of such Owner's Ship and includes its successors in title;
"Manager's Undertaking" means:
(a)	in relation to each Borrower Ship, the relevant Borrower's Manager's Undertaking; or
(b)	in relation to each Collateral Ship, the relevant Collateral Manager's Undertaking, and "Manager's Undertakings" means any or all of them;
"Margin" means, in relation to each Tranche:
(a)	for each part of the Pre-Delivery Period for such Tranche:
(i)	falling in the Pre-Listing Period, one point three zero per cent (1.30%) per annum; and

(ii)	falling in the Post-Listing Period, one point one five zero per cent (1.150%) per annum; or
(b)	for each part of the Post-Delivery Period for such Tranche:
(i)	falling in the Pre-Listing Period but until 31 December 2010, one point one eight seven five per cent (1.1875%) per annum;
(ii)	falling in the Post-Listing Period but until 31 December 2010, one point zero five zero per cent (1.050%) per annum; and
(iii)	from 1 January 2011 and at all times thereafter, one point three zero per cent (1.30%) per annum;
"Master Agreement Security Deed" means:
(a)	in relation to the ABB Master Swap Agreement and the ABB Swap Provider, the ABB Master Agreement Security Deed; or
(b)	in relation to the HSH Master Swap Agreement and the HSH Swap Provider, the HSH Master Agreement Security Deed, and "Master Agreement Security Deeds" means either or both of them;
"Master Swap Agreement" means:
(a)	in relation to the ABB Swap Provider, the ABB Master Swap Agreement; or
(b)	in relation to the HSH Swap Provider, the HSH Master Swap Agreement,
and "Master Swap Agreements" means either or both of them;
"month" means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "months" and "monthly" shall be construed accordingly;
"Mortgage" means:
(a)	in relation to each Borrower Ship, the relevant Borrower's Mortgage; or
(b)	in relation to each Collateral Ship, the relevant Collateral Mortgage, and "Mortgages" means any or all of them;
"Mortgage Addendum" means, in relation to each Ship, any addendum executed or (as the context may require) to be executed between the relevant Owner and the Security Agent or any other Creditor under the Supplemental Agreement or the Second Supplemental Agreement or the Fifth Supplemental Agreement (or any subsequent supplemental agreement) in such form as the Agent (acting in the instructions of the Majority Banks in their sole discretion) may require and being supplemental to the relevant Mortgage and "Mortgage Addenda" means any or all of them;
"Mortgaged Ship" means, at any relevant time, any Ship which is at such time subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation of which are subject to an Encumbrance pursuant to the relevant Ship Security Documents and a Ship shall, for the purposes of this Agreement, be deemed to be a Mortgaged Ship as from the date that the Mortgage of that Ship shall have been executed and registered in accordance with any of the Security Documents, until whichever shall be the earlier of (i) the payment in full of the amount required to be paid by the Agent pursuant to clause 4.3 following the sale or Total Loss of such Ship and (ii) the date on which all moneys owing under the Security Documents have been repaid in full;
"Ninth Supplemental Agreement" means the ninth supplemental agreement dated 2 October 2013 made (inter alios) (1) certain of the Borrowers, (2) the Corporate Guarantors, (3) the Collateral Owners, (4) the Creditors and (5) the Manager;
"Operating Account":
(a)	in relation to each Borrower and its Ship, means the relevant Borrower's Operating Account; or
(b)	in relation to each Collateral Owner and its Ship, means the relevant Collateral Operating Account, and "Operating Accounts" means any or all of them;
"Operating Account Pledge":
(a)	in relation to each Borrower Ship and the relevant Borrower's Operating Account, means the relevant Borrower's Operating Account Pledge; or
(b)	in relation to each Collateral Ship and the relevant Collateral Operating Account, means the relevant Collateral Operating Account Pledge, and "Operating Account Pledges" means any or all of them;
"Operator" means any person who is from time to time during the Security Period concerned in the operation of a Ship and falls within the definition of "Company" set out in rule 1.1.2 of the Code;
"Original Borrower" means each of the corporations and companies listed in schedule 7 under the column headed "Original Borrower", each being a corporation incorporated in the Republic of Liberia or in Singapore whose registered office is as specified opposite such corporation's name in the column headed "Registered Office" in schedule 7 and includes its successors in title and "Original Borrowers" means any or all of them;
"Owner" means each Borrower and each Collateral Owner and:
(a)	in relation to each Borrowers' Ship, means the Borrower listed in Part B of schedule 1 opposite the name of such Borrower Ship; or
(b)	in relation to each Collateral Ship, means the Collateral Owner listed in Part B of schedule 8 opposite the name of such Collateral Ship, and "Owners" means any or all of them;
"Permitted Encumbrance" means any Encumbrance in favour of the Creditors or any of them created pursuant to the Security Documents and Permitted Liens;
"Permitted Liens" means, in relation to a Ship, any lien on that Ship for master's, officer's or crew's wages outstanding in the ordinary course of trading, any lien for salvage and any ship repairer's or outfitter's possessory lien for a sum not (except with the prior written consent of the Agent) exceeding the Casualty Amount for such Ship;

"Pollutant" means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;
"Post-Delivery Period" means, in relation to a Tranche, the period starting on the Drawdown Date of the Delivery Advance of such Tranche and ending on the date when all moneys owing under this Agreement and the other Security Documents have been repaid in full;
"Post-Listing Period" means the period from the date falling immediately after the Listing Date until all moneys owing under this Agreement and the other Security Documents have been repaid in full;
"Pre-Delivery Period" means, in relation to a Tranche, the period starting on Drawdown Date of the first Contract Instalment Advance of such Tranche to be drawn down and ending on the day falling immediately prior to the Drawdown Date of the Delivery Advance of such Tranche;
"Pre-delivery Security Assignment" means, in relation to each Borrower Ship, the assignment of the Contract and the Refund Guarantees in respect of such Borrower Ship dated 18 December 2006 executed by the relevant Borrower or Original Borrower in favour of the Security Agent and "Pre-delivery Security Assignments" means any or all of them;
"Pre-Listing Period" means the period form the date of this Agreement until the Listing Date;
"Quotation Date" means, in relation to any period for which LIBOR is to be determined under this Agreement, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits in the relevant currency for delivery on the first day of that period;
"Refund Guarantee" means, in relation to each Borrower Ship, that certain letter of guarantee issued by Agricultural Bank of China, Qingdao Branch as Refund Guarantor in favour of the relevant Borrower or Original Borrower in respect of the Builder's obligations under the Contract in respect of such Borrower Ship and any further guarantee(s) to be issued by a Refund Guarantor in respect of such obligations, pursuant to any agreement supplemental to such Contract, and any extensions, renewals or replacements thereto or thereof, in each case in form and substance acceptable to the Agent (acting on the instructions of the Majority Banks in their sole discretion) and "Refund Guarantees" means any or all of them;
"Refund Guarantee Assignment Consent and Acknowledgement" means, in relation to each Borrower Ship and to each Refund Guarantee in respect of such Borrower Ship, an acknowledgement of notice of, and consent to, the assignment in respect of that Refund Guarantee given or (as the context may require) to be given by a Refund Guarantor, in the form scheduled to the relevant Pre-delivery Security Assignment and "Refund Guarantee Assignment Consents and Acknowledgements" means any or all of them;
"Refund Guarantor" means, in relation to each Refund Guarantee, Agricultural Bank of China, Qingdao Branch of Qingdao, The People's Republic of China and/or any other bank or financial institution acceptable to the Agent in its sole discretion and appointed by the Builder to issue that Refund Guarantee and includes their respective successors in title and "Refund Guarantors" means any or all of them;
"Registry" means, in relation to a Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register such Ship, the relevant Owner's title to such Ship and the relevant Mortgage under the laws and flag of the relevant Flag State;
"Regulatory Agency" means the Government Entity or other organisation in a Flag State which has been designated by the Government of that Flag State to implement and/or administer and/or enforce the provisions of the Code;

"Related Company":
(a)	of a person who is a Creditor, means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity; or
(b)	of a Security Party, means any company or other entity which is engaged in the bunkering business or the provision of bunkering services and which is:
(i)	a Subsidiary of the relevant Security Party; or
(ii)	any company or other entity ("holding company") of which such Security Party is a Subsidiary; or
(iii)	any Subsidiary (other than such Security Party) of any such holding company;
"Relevant Jurisdiction" means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;
"Relevant Party" means any of the Owners, the Owners' Related Companies, any other Security Party (other than the Builder and the Refund Guarantors) and their respective Related Companies;
"Relevant Ship" means the Ships and any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to, any Relevant Party;
"Repayment Dates" (subject to clause 6.3):
(a)	in respect of each Tranche in relation to a Borrower Ship (other than a Delayed Ship), means each of the dates falling at three (3) monthly intervals after the Drawdown Date of the Delivery Advance relevant to such Tranche, up to and including the date falling one hundred and twenty (120) months after such Drawdown Date; and
(b)	in respect of each Tranche in relation to a Delayed Ship, means each of the Fixed Dates falling after the earlier of (i) the Drawdown Date of the Delivery Advance relevant to such Tranche and (ii) the last day of the Drawdown Period for the Delivery Advance relevant to such Tranche, up to and including 31 December 2019;
"Requisition Compensation" means, in relation to a Ship, all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of such Ship;
"Restricted Companies" means the Borrowers, their respective Related Companies and the other Security Parties and their respective Related Companies;
"Retention Account" means an interest bearing Dollar account of the Borrowers opened or (as the context may require) to be opened jointly by the Borrowers with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Retention Account for the purposes of this Agreement;
"Retention Account Pledge" means the first priority pledge executed or (as the context may require) to be executed between the Borrowers, the Banks, the Agent and the Account Bank in respect of the Retention Account in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) shall require;
"Retention Amount" means, in relation to any Retention Date in respect of a Tranche, such sum as shall be the aggregate of:

(a)	one-third (1/3rd) of the repayment instalment in respect of such Tranche falling due for payment pursuant to clause 4.1 (as the same may have been reduced by any prepayment) on the next Repayment Date for such Tranche after the relevant Retention Date; and
(b)	the applicable fraction (as hereinafter defined) of the aggregate amount of interest falling due for payment in respect of each part of such Tranche during and at the end of each Interest Period for such Tranche current at the relevant Retention Date and, for this purpose, the expression "applicable fraction" in relation to each Interest Period for a Tranche shall mean a fraction having a numerator of one and a denominator equal to the number of Retention Dates for such Tranche falling within the relevant Interest Period;
"Retention Dates" means, in relation to each Tranche, the date falling thirty (30) days after the earlier of (a) the Drawdown Date of the Delivery Advance of such Tranche and (b) the last day of the Drawdown Period for the Delivery Advance of such Tranche, and each of the dates falling at monthly intervals after such date and prior to the final Repayment Date for such Tranche;
"SAFE" means the State Administration for Foreign Exchange of The People's Republic of China;
"Second Supplemental Agreement" means the second supplemental agreement dated 11 March 2010 made between (inter alios) the Original Borrowers and the Banks;
"Security Agent" means Aegean Baltic Bank S.A. of 217A Kifissias Ave., 151 24 Maroussi, Attiki, Greece (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as security agent and trustee by the Banks, the Agent and the Swap Providers pursuant to clause 16.14 and includes its successors in title;
"Security Documents" means this Agreement, the Fee Letter, the Master Swap Agreements, the Master Agreement Security Deeds, the Supplemental Agreement, the Second Supplemental Agreement, the Third Supplemental Agreement, the Fourth Supplemental Agreement, the Fifth Supplemental Agreement, the Sixth Supplemental Agreement, the Seventh Supplemental Agreement, the Eighth Supplemental Agreement, the Ninth Supplemental Agreement, the Collateral Guarantees, the Mortgages, any Mortgage Addenda, the Deeds of Covenant, the Account Pledges, the Manager's Undertakings, the Corporate Guarantees, the Pre-delivery Security Assignments, the Contract Assignment Consents and Acknowledgements, the Refund Guarantee Assignment Consents and Acknowledgements and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrowers or any other Security Party pursuant to this Agreement, the Master Swap Agreements or any other Security Documents (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);
"Security Party" means each Borrower, the Manager, the Collateral Owners, the Builder, each Refund Guarantor, each Corporate Guarantor, or any other person who may at any time be a party to any of the Security Documents (other than the Creditors);
"Security Period" means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all monies payable thereunder;
"Security Requirement" means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Creditors) which is, at any relevant time:
(a)	during the period commencing on the earlier of (a) the Drawdown Date of the last Delivery Advance to be drawn down and (b) the last day of the Drawdown Period to elapse, and ending on 14 June 2011, one hundred and twenty five per cent (125%) of the aggregate of (i) the Loan and (ii) the aggregate Swap Exposure under both Master Swap Agreements; or

(b)	during the period commencing on 15 June 2011 and ending on the date when all amounts owing under this Agreement and the other Security Documents have been paid in full, one hundred and thirty per cent (130%) of the aggregate of (i) the Loan and (ii) the aggregate Swap Exposure under both Master Swap Agreements;
"Security Value" means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Creditors) which is, at any relevant time, the aggregate of (a) the market value of the Mortgaged Ships as most recently determined in accordance with clause 8.2.2 and (b) the market value of any additional security for the time being actually provided to the Creditors or any of them pursuant to clause 8.2;
"Ship" means each Borrower Ship and each Collateral Ship and:
(a)	in relation to each Borrower, means the Borrower Ship listed opposite the name of such Borrower in Part B of schedule 1; or
(b)	in relation to each Collateral Owner, means the Collateral Ship listed opposite the name of such Collateral Owner in Part B of schedule 8, and "Ships" means any or all of them;
"Ship Security Documents" in relation to each Ship, means the Mortgage, the Deed of Covenant and the Manager's Undertaking in respect of such Ship;
"Sixth Supplemental Agreement" means the sixth supplemental agreement dated 16 June 2011 made between (inter alios) (1) certain of the Borrowers, (2) the Corporate Guarantors, (3) the Creditors and (4) the Manager;
"Seventh Supplemental Agreement" means the seventh supplemental agreement dated April 2012 made between (inter alios) (1) certain of the Borrowers, (2) the Corporate Guarantors, (3) the Creditors and (4) the Manager;
"SMC" means a safety management certificate issued in respect of a Ship in accordance with rule 13 of the Code;
"Subsidiary" of a person means any company or entity directly or indirectly controlled by such person, and for this purpose "control" means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;
"Supervision Agreement" means, in relation to each Borrower Ship, the contract dated 19 October 2006 made between the relevant Original Borrower or Lefkas Marine S.A. or the relevant Borrower (as the case may be) and Iota, as may be amended and supplemented from time to time with the prior written consent of the Agent, relating to the provision of design, building supervision, representation, turn-key delivery services and the procurement of machinery and supplies by Iota to the relevant Original Borrower and/or Ithaki Marine S.A. and "Supervision Agreements" means any or all of them;
"Supplemental Agreement" means the supplemental agreement dated 1 September 2009 made between (inter alios) certain of the Original Borrowers and the Banks;
"Supplemental Letter" means the supplemental letter to the Aegean Marine Guarantee dated 20 June 2013 executed (inter alios) by the Banks and addressed to the Borrowers, the Corporate Guarantors and the Collateral Owners;
"Swap Exposure" means, as at any relevant time and in relation to a Master Swap Agreement, the amount certified by the relevant Swap Provider to the Agent to be the aggregate net amount in Dollars which would be payable by the Borrowers to such Swap Provider under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of such Master

Swap Agreement if an Early Termination Date had occurred at the relevant time in relation to all continuing Designated Transactions under that Master Swap Agreement;
"Swap Provider" means:
(a)	in relation to the ABB Master Swap Agreement, the ABB Swap Provider; or
(b)	in relation to the HSH Master Swap Agreement, the HSH Swap Provider,
and "Swap Providers" means either or both of them;
"Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "Taxation" shall be construed accordingly;
"Termination Date" means 30 June 2010 or such later date as the Agent (acting on the instructions of all Banks) in its sole discretion may agree in writing;
"Third Supplemental Agreement" means the third supplemental agreement dated 16 March 2010 made between (inter alios) certain of the Borrowers and the Banks;
"Total Commitment" means, at any relevant time, the aggregate of all the Banks' Commitments at such time;
"Total Loss" means, in relation to a Ship:
(a)	the actual, constructive, compromised or arranged total loss of such Ship; or
(b)	the Compulsory Acquisition of such Ship; or
(c)	the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the relevant Owner from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof;
"Tranche" means, in relation to each Borrower Ship, a tranche of the Loan of up to Nine million two hundred and fifty thousand Dollars ($9,250,000) drawn down or (as the context may require) to be drawn down in six (6) Advances (being the four (4) Contract Instalment Advances, the Delivery Advance and the Additional Cost Advance in respect of such Borrower Ship) and "Tranches" means any or all of them;
"Transaction" has, in relation to a Master Swap Agreement, the meaning given to it in such Master Swap Agreement;
"Transfer Certificate" means a certificate in substantially the form set out in schedule 5;
"Transferee Bank" has the meaning ascribed thereto in clause 15.3;
"Transferor Bank" has the meaning ascribed thereto in clause 15.3;
"Trust Deed" means the trust deed dated 30 October 2006 executed by the Security Agent;
"Trust Property" means (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Security Agent under or pursuant to the Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to the Security Agent in the Security Documents), (ii) all moneys, property and other assets paid or transferred to or vested in the Security Agent or any agent of the Security Agent or any receiver or received or recovered by the Security Agent or any agent of the Security Agent or any receiver pursuant to, or in connection with, any of the Security Documents whether from any Security Party or any other person and (iii) all moneys, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Security Agent or any agent of the Security Agent or any receiver in respect of the same (or any part thereof); and
"Underlying Documents" means, together, the Contracts, the Refund Guarantees, the Supervision Agreements and the Management Agreements and "Underlying Document" means any of them.
1.3	Headings
Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.
1.4	Construction of certain terms
In this Agreement, unless the context otherwise requires:
1.4.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;
1.4.2	references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;
1.4.3	references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority, and for the avoidance of doubt, shall include any Basel II Regulation or any Basel Ill Regulation;
1.4.4	words importing the plural shall include the singular and vice versa;
1.4.5	references to a time of day are to Greek time;
1.4.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;
1.4.7	"control" means, in relation to a body corporate:
(a)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise, directly or indirectly) to:
(i)	cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting of such body corporate; or
(ii)	appoint or remove all, or the majority, of the directors or other equivalent officers of such body corporate; or
(iii)	give directions with respect to the operating and financial policies of such body corporate with which the directors or other equivalent officers of such body corporate are obliged to comply; or
(b)	the holding beneficially of more than 50 per cent of the issued share capital of such body corporate (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital);

1.4.8	two or more persons are "acting in concert" if, pursuant to an agreement or understanding (whether formal or informal), they actively co-operate, through the acquisition (directly or indirectly) of shares in the Aegean Marine Guarantor by any of them, either directly or indirectly to obtain or consolidate control of the Aegean Marine Guarantor;
1.4.9	references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly; and
1.4.10	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.
1.5	Majority Banks
Where this Agreement or any other Security Document provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions in writing of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of such Banks shall have given or issued such opinion, consent, request or instructions but so that (as between the Borrowers and the Banks) the Borrowers shall be entitled (and bound) to assume that such notice shall have been duly received by each relevant Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is in fact the case.
1.6	Banks' Commitment
For the purposes of the definition of "Majority Banks" in clause 1.2, references to the Commitment of a Bank shall, if the Total Commitment has, at any relevant time, been reduced to zero, be deemed to be a reference to the Commitment of that Bank immediately prior to such reduction to zero.
2	The Total Commitment and the Advances
2.1	Agreement to lend
The Banks, relying upon each of the representations and warranties in clause 7, agree to lend to the Borrowers, jointly and severally, upon and subject to the terms of this Agreement, the principal sum of up to Sixty four million seven hundred and fifty thousand Dollars ($64,750,000) in forty two (42) Advances comprising seven (7) Tranches. The obligation of each Bank under this Agreement shall be to contribute that proportion of each Advance which, as at the Drawdown Date of such Advance, its Commitment bears to the Total Commitment.
2.2	Obligations several
The obligations of the Banks under this Agreement are several according to their respective Commitments and/or Contributions; the failure of any Bank to perform such obligations or the failure of either Swap Provider to perform its obligations under the relevant Master Swap Agreement shall not relieve any other Creditor or any Borrower of any of their respective obligations or liabilities under this Agreement or, as the case may be, either Master Swap Agreement nor shall any Creditor be responsible for the obligations of any other Creditor (except for its own obligations, if any, as a Bank or a Swap Provider) under this Agreement or either Master Swap Agreement.
2.3	Interests several
Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) the interests of the Creditors are several and the amount due to any Creditor is a separate and independent debt. Each Creditor shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.
2.4	Drawdown
Subject to the terms and conditions of this Agreement, each Advance shall be made to the Borrowers following receipt by the Agent from the Borrowers of a Drawdown Notice not later than 10:00 a.m. on the third Banking Day before the date, which shall be a Banking Day falling within the Drawdown Period for such Advance, on which the Borrowers propose such Advance is made. A Drawdown Notice shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in clause 3.6.1, be irrevocable.
2.5	Timing and limitation of Advances
2.5.1	The aggregate amount of the Loan shall not exceed the lesser of:
(a)	Sixty four million seven hundred and fifty thousand Dollars ($64,750,000);
(b)	the aggregate of:
(i)	eighty per cent (80%) of the aggregate of the Contract Prices; and
(ii)	eighty per cent (80%) of the aggregate of the Additional Costs; and
(c)	the amount in Dollars equal to eighty per cent (80%) of the aggregate market values of the Borrower Ships as determined in accordance with schedule 4, Part 4, paragraph 19, and each Advance shall, subject to the following provisions of this clause 2.5, be for such amount as is specified in the Drawdown Notice for that Advance.
2.5.2	The aggregate amount of each Tranche shall not exceed the lower of:
(a)	Nine million two hundred and fifty thousand Dollars ($9,250,000);
(b)	the aggregate of:
(i)	eighty per cent (80%) of the Contract Price of the Borrower Ship relevant to such Tranche; and
(ii)	eighty per cent (80%) of the Additional Cost of the Borrower Ship relevant to such Tranche; and
(c)	the amount in Dollars equal to eighty per cent (80%) of the market value of the Borrower Ship relevant to such Tranche as determined in accordance with schedule 4, Part 4, paragraph 19.
2.5.3	The aggregate amount of the four (4) Contract Instalment Advances for each Borrower Ship shall not exceed Six million Dollars ($6,000,000) and:
(a)	the first Contract Instalment Advance for a Borrower Ship shall not exceed the lower of (i) One million Dollars ($1,000,000) and (ii) fifty per cent (50%) of the first instalment of the Contract Price for that Borrower Ship;
(b)	each of the second and third Contract Instalment Advances for a Borrower Ship shall not exceed the lower of (i) One million five hundred thousand Dollars ($1,500,000) and (ii) seventy five per cent (75%) of the second or (as the case may be) third instalment of the Contract Price for that Borrower Ship;

(c)	the fourth Contract Instalment Advance for a Borrower Ship shall not exceed the lower of (i) Two million Dollars ($2,000,000) and (ii) one hundred per cent (100%) of the fourth instalment of the Contract Price for that Borrower Ship; and
(d)	each Contract Instalment Advance for a Borrower Ship:
(i)	shall be applied in or towards payment to the Builder of the relevant instalment of the Contract Price for that Borrower Ship;
(ii)	shall be made when such instalment has become due and payable, as specified in more detail in the third column of schedule 6 opposite the relevant Contract Instalment Advance; and
(iii)	shall be paid by the Agent to the Builder, unless the relevant Borrower has already paid such instalment to the Builder when it was due, in which case the relevant Contract Instalment Advance shall be advanced to the Borrowers in refinancing of such payment.
2.5.4	Each Delivery Advance:
(a)	shall not exceed the lower of:
(i)	Two million Dollars ($2,000,000) minus, in the case of a Delivery Advance for a Delayed Ship only, the Relevant Amount for that Delivery Advance;
(ii)	one hundred per cent (100%) of the fifth instalment of the Contract Price for that Borrower Ship;
(iii)	the amount in Dollars which, when added to the aggregate amount of the Contract Instalment Advances for the relevant Borrower Ship actually drawn down, will produce a figure equal to eighty per cent (80%) of the Contract Price for that Borrower Ship;
(iv)	the amount in Dollars which, when added to the aggregate amount of the Contract Instalment Advances for the relevant Borrower Ship actually drawn down, will produce a total figure of Eight million Dollars ($8,000,000); and
(v)	the amount in Dollars which, when added to the aggregate amount of the Contract Instalment Advances for the relevant Borrower Ship actually drawn down, will produce a figure equal to eighty per cent (80%) of the market value of that Borrower Ship as determined in accordance with schedule 4, Part 4, paragraph 19;
(b)	shall be applied in or towards payment in full to the Builder of the final instalment of the Contract Price for the relevant Borrower Ship;
(c)	shall be made on the Delivery Date of the relevant Borrower Ship when such final instalment has become due and payable; and
(d)	shall be paid by the Agent to the Builder, unless the relevant Borrower has already paid such instalment to the Builder when it was due, in which case the relevant Delivery Advance shall be advanced to the Borrowers in refinancing of such payment.
For the purposes of this clause 2.5.4, "Relevant Amount" means, in relation to a Delivery Advance for a Delayed Ship, such amount as is equal to the number of Fixed Dates that have elapsed between 31 December 2009 and the Drawdown Date of such Delivery Advance, multiplied by $125,000.
2.5.5	Each Additional Cost Advance:
(a)	shall not exceed the lower of:

(i)	One million two hundred and fifty thousand Dollars ($1,250,000);
(ii)	eighty per cent (80%) of the Additional Cost of the Borrower Ship relevant to such Additional Cost Advance; and
(iii)	the amount in Dollars which, when added to the aggregate of the Contract Instalment Advances and the Delivery Advance for the relevant Borrower Ship actually drawn down, will produce a figure equal to eighty per cent (80%) of the market value of such Borrower Ship as determined in accordance with schedule 4, Part 4, paragraph 19;
(b)	may not be drawn down unless the Contract Instalment Advances and the Delivery Advance for that Borrower Ship have also been drawn down;
(c)	may only be drawn down simultaneously with the Delivery Advance for that Borrower Ship; and
(d)	shall be applied in or towards payment to Iota of part of the Additional Cost for the relevant Borrower Ship and shall be paid by the Agent to Iota, unless the relevant Borrower has already paid the Additional Cost (or part thereof) for that Borrower Ship to Iota when it was due, in which case the relevant Additional Cost Advance (or part thereof) shall be advanced to the Borrowers in refinancing of such payment.
2.6	Availability
Upon receipt of a Drawdown Notice for an Advance complying with the terms of this Agreement, the Agent shall promptly notify each Bank and each Bank shall, on the Drawdown Date for the relevant Advance, make available to the Agent its portion of such Advance for payment by the Agent in accordance with clause 6.2. The Borrowers acknowledge that payment of any Advance or part thereof to the Builder, Iota or the Borrowers or any of them (as the case may be) in accordance with clause 6.2 shall satisfy the obligation of the Banks to lend that Advance to the Borrowers under this Agreement.
2.7	Termination of Total Commitment
Any part of the Total Commitment which remains undrawn and uncancelled by the Termination Date shall thereupon be automatically cancelled.
2.8	Application of proceeds
Without prejudice to the Borrowers' obligations under clause 8.1.3, no Creditor shall have any responsibility for the application of the proceeds of the Loan or any part thereof by the Borrowers.
2.9	Derivative transactions
2.9.1	If, at any time during the Security Period, the Borrowers wish to enter into interest rate swap or other derivative transactions so as to hedge all or any part of their exposure under this Agreement to interest rate fluctuations, they shall advise the Swap Providers in writing.
2.9.2	Any such swap or other derivative transaction shall be concluded with either or both the Swap Providers under the relevant Master Swap Agreements Provided however that no such swap or other derivative transaction shall be concluded unless the relevant Swap Provider first agrees to it in writing. For the avoidance of doubt, other than the relevant Swap Provider's agreement in writing referred to in the preceding sentence no prior approval is required by the Borrowers from all or any of the Banks, the Agent, the Security Agent or the Account Bank before concluding any such swap or other derivative transaction. If and when any such swap or other derivative transaction has been concluded, it shall constitute a Designated Transaction under the relevant Master Swap Agreement, and the Borrowers shall sign a Confirmation with the relevant Swap Provider and advise the Banks and the other Swap Provider through the Agent promptly after concluding any such Designated Transaction.

3	Interest and Interest Periods
3.1	Normal interest rate
The Borrowers shall pay interest on each Tranche in respect of each Interest Period relating thereto on each Interest Payment Date (or, in the case of Interest Periods of more than three (3) months, by instalments, the first instalment three (3) months from the commencement of the Interest Period and the subsequent instalments at intervals of three (3) months or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such Interest Period) at the rate per annum determined by the Agent to be the aggregate of (a) the Margin and (b) LIBOR for such Interest Period.
3.2	Selection of Interest Periods
The Borrowers may by notice received by the Agent not later than 10:00 a.m. on the third Banking Day before the beginning of each Interest Period specify whether such Interest Period shall have a duration of three (3) months, six (6) months, nine (9) months, twelve (12) months or such other period as the Borrowers may select and the Agent (acting on the instructions of the Majority Banks) may agree.
3.3	Determination of Interest Periods
Every Interest Period shall be of the duration specified by the Borrowers pursuant to clause 3.2 but so that:
3.3.1	the first Interest Period in respect of each Advance shall commence on the date on which such Advance is drawn down and each subsequent Interest Period shall commence on the last day of the previous Interest Period for such Advance;
3.3.2	the first Interest Period in respect of each Advance in respect of a Borrower Ship (after the first Advance to be drawn down in respect of such Borrower Ship) shall end on the same day as the then current Interest Period for the Tranche for such Borrower Ship and, on the last day of such Interest Period, such Advances shall be consolidated into, and shall thereafter constitute, the Tranche in respect of such Borrower Ship;
3.3.3	if any Interest Period in respect of a Tranche would otherwise overrun a Repayment Date for such Tranche, then, in the case of the last Repayment Date for such Tranche, such Interest Period shall end on such Repayment Date, and in the case of any other Repayment Date or Repayment Dates for such Tranche, the relevant Tranche shall be divided into parts so that there is one part in the amount of the repayment instalment or instalments due on each Repayment Date for such Tranche falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date and another part in the amount of the balance of the relevant Tranche having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3; and
3.3.4	if the Borrowers fail to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3.
3.4	Default interest
If the Borrowers fail to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents (other than the Master Swap Agreements), the Borrowers shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause 3.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three (3) months as selected by the Agent each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Agent) of (a) two per cent (2%) per annum, (b) the Margin and (c) LIBOR for such period. Such interest shall be due and payable on the last day of each such period as determined by the Agent and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, provided that if such unpaid sum is an amount of principal which became due and payable by reason of a declaration by the Agent under clause 10.2.2 or a prepayment pursuant to clauses 4.3, 8.2.1(a) or 12.1, on a date other than an Interest Payment Date relating thereto, the first such period selected by the Agent shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate of two per cent (2%) above the rate applicable thereto immediately before it shall have become so due and payable. If, for the reasons specified in clause 3.6.1, the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, each Bank shall promptly notify the Agent of the cost of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Agent to be two per cent (2%) per annum above the aggregate of the Margin and the cost of funds to such Bank.
3.5	Notification of Interest Periods and interest rate
The Agent shall notify the Borrowers and the Banks promptly of the duration of each Interest Period and of each rate of interest (or, as the case may be default interest) determined by it under this clause 3.
3.6	Market disruption; non-availability
3.6.1	If and whenever, at any time prior to the commencement of any Interest Period:
(a)	the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive) that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period; or
(b)	none or only one of the Banks supplies the Agent with a quotation for the purposes of calculating LIBOR (where such a quotation is required having regard to paragraph (b) of the definition of "LIBOR" in clause 1.2); or
(c)	the Agent shall have received notification from Banks with Contributions aggregating not less than one-third (%) of the Loan (or, prior to the Drawdown Date of the first Advance to be drawn down from Banks with Commitments aggregating not less than one-third (%) of the Total Commitment), that deposits in Dollars are not available to such Banks in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Loan or part thereof or their Contributions for such Interest Period or that LIBOR does not accurately reflect the cost to such Banks of obtaining such deposits, the Agent shall forthwith give notice (a "Determination Notice") thereof to the Borrowers and to each of the Banks. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Total Commitment shall not be borrowed until notice to the contrary is given to the Borrowers by the Agent.
3.6.2	During the period of ten (10) days after any Determination Notice has been given by the Agent under clause 3.6.1, each Bank shall certify an alternative basis (the "Alternative Basis") for maintaining its Contribution. The Alternative Basis may at the relevant Bank's sole and unfettered discretion include (without limitation) alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to such Bank equivalent to the Margin. The Agent shall calculate the arithmetic mean of the Alternative Bases provided by the relevant Banks (the "Substitute Basis") and certify the same to the Borrowers, the Banks and the Swap Providers. The Substitute Basis so certified shall be binding upon the Borrowers, and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Agent notifies the Borrowers that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

4	Repayment and prepayment
4.1	Repayment
4.1.1	The Borrowers shall repay each Tranche in relation to a Borrower Ship other than a Delayed Ship by forty (40) repayment instalments, one such instalment to be repaid on each of the Repayment Dates for such Tranche. Subject to the provisions of this Agreement, the amount of each of the repayment instalments (other than the final repayment instalment) for each such Tranche shall be $125,000 and the amount of the final repayment instalment for each such Tranche shall be $4,375,000 (comprising a repayment instalment of $125,000 and a balloon payment of $4,250,000).
4.1.2	The Borrowers shall repay each Tranche in relation to a Delayed Ship by as many repayment instalments as there are Repayment Dates for that Tranche, one such instalment to be repaid on each of the Repayment Dates for such Tranche. Subject to the provisions of this Agreement, the amount of each of the repayment instalments (other than the final repayment instalment) for each such Tranche shall be $125,000 and the amount of the final repayment instalment for each such Tranche shall be $4,375,000 (comprising a repayment instalment of $125,000 and a balloon payment of $4,250,000).
4.1.3	For the avoidance of doubt, on the final Repayment Date in relation to a Tranche, the Borrowers shall repay all outstanding amounts in respect of that Tranche in full.
4.1.4	The balloon payment in relation to a Tranche referred to in clauses 4.1.1 and 4.1.2 above shall be referred to as the "Balloon Instalment" for that Tranche.
4.1.5	If the Total Commitment in respect of any Contract Instalment Advance, the Delivery Advance or the Additional Cost Advance relating to a Borrower Ship, is not drawn down in full, the amount of the repayment instalments in respect of the Tranche for such Borrower Ship (including the relevant Balloon Instalment) shall be reduced proportionately.
4.2	Voluntary prepayment
The Borrowers may prepay any Tranche in whole or part (such part being in an amount of Five hundred thousand Dollars ($500,000) or any larger sum which is an integral multiple of Five hundred thousand Dollars ($500,000)) on any Interest Payment Date relating to the part of the Tranche to be repaid without premium or penalty.
4.3	Prepayment on Total Loss and Sale
4.3.1
Before first drawdown

On a Borrower Ship becoming a Total Loss or suffering damage or being involved in an incident which in the reasonable opinion of the Agent may result in such Borrower Ship being subsequently determined to be a Total Loss or on the Contract for a Borrower Ship being assigned, transferred, sold or novated to or in favour of any person, in each case before any Advance for such Borrower Ship is drawn down, the obligation of the Banks to advance any Advance for such Borrower Ship (or part thereof) shall immediately cease and the Total Commitment shall be reduced accordingly.

4.3.2
After first drawdown but prior to Delivery

On a Borrower Ship becoming a Total Loss or suffering damage or being involved in an incident which in the reasonable opinion of the Agent may result in such Borrower Ship being subsequently determined to be a Total Loss or on the Contract for a Borrower Ship being assigned, transferred, sold or novated to or in favour of any person, in each case after any Contract Instalment Advance for such Borrower Ship has been drawn down but prior to the drawing of the Delivery Advance for such Borrower Ship, the obligation of the Banks to advance any other Advance (or part thereof) for such Borrower Ship shall immediately cease, the Total Commitment shall be reduced accordingly and the Borrowers shall immediately prepay the outstanding Contract Instalment Advances for such Borrower Ship in full.
4.3.3	Thereafter
(a)	If a Borrower's Mortgaged Ship is sold (with the prior consent of the relevant Creditors pursuant to the relevant Ship Security Documents) or becomes a Total Loss prior to the last day of the last Drawdown Period to elapse, then the Borrowers shall, on the Disposal Reduction Date for such Mortgaged Ship, prepay the Tranche relevant to such Mortgaged Ship in full (subject to clause 4.3.3(c)).
(b)	(i)	If a Borrower's Mortgaged Ship is sold (with the prior consent of the relevant Creditors pursuant to the relevant Ship Security Documents) or becomes a Total Loss after the Drawdown Periods for all the Advances have elapsed, then the Borrowers shall, on the Disposal Reduction Date for such Mortgaged Ship, prepay the higher of (A) the full amount of the Tranche relevant to such Mortgaged Ship and (B) a part of the Loan equal to the Relevant Amount (subject to clause 4.3.3(c)); or

(ii)	if a Mortgaged Ship which is a Collateral Ship is sold (with the prior consent of the relevant Creditors pursuant to the relevant Ship Security Documents) or becomes a Total Loss, then the Borrowers shall, on the Disposal Reduction Date for such Mortgaged Ship, prepay a part of the Loan equal to the Relevant Amount (subject to clause 4.3.3(c)).
(c)	Notwithstanding sub-paragraphs (a) and (b) of this clause 4.3.3, if a Mortgaged Ship is sold (with the prior consent of the relevant Creditors pursuant to relevant Ship Security Documents) or becomes a Total Loss and an Event of Default shall have occurred and be continuing, then the Borrowers shall, on the Disposal Reduction Date for such Mortgaged Ship, prepay such proportion of the Loan as the Banks may require in their absolute discretion.
4.3.4	Defined terms
For the purposes of this clause 4.3:
(a)	"Disposal Reduction Date" means:
(i)	in relation to a Mortgaged Ship which has become a Total Loss, its Total Loss Reduction Date; and
(ii)	in relation to a Mortgaged Ship which is sold in accordance with the provisions of the relevant Ship Security Documents, the date of completion (and immediately prior to completion) of such sale by the transfer of title to such Mortgaged Ship to the purchaser in exchange for payment of the relevant purchase price;
(b)	"Total Loss Reduction Date" means, in relation to a Mortgaged Ship which has become a Total Loss, the date which is the earlier of:
(i)	the date falling ninety (90) days after that on which such Mortgaged Ship became a Total Loss; and
(ii)	the date upon which the relevant insurance proceeds are or Requisition Compensation is, received by the relevant Owner (or the relevant Creditors, as such Owner's assignees pursuant to the relevant Ship Security Documents);
(c)	"Relevant Amount" means, in relation to a Mortgaged Ship which has been lost or sold, an amount in Dollars equal to the higher of:
(A)	such amount as shall ensure that, immediately after the relevant prepayment, the Security Value shall not be less than the Security Requirement; and

(B)	such amount as shall ensure that X is not lower than Y;
(d)	"X" is the ratio (expressed as a percentage) of:
(i)	the market value of the Mortgaged Ships (excluding the relevant Mortgaged Ship lost or sold) as determined in accordance with clause 8.2.2 to
(ii)	the aggregate amount of the Loan after deducting the amount of the relevant prepayment, immediately after the relevant prepayment is made; and
(e)	"Y" is the ratio (expressed as a percentage) of:
(i)	the market value of the Mortgaged Ships (including the relevant Mortgaged Ship lost or sold) as determined in accordance with clause 8.2.2 to
(ii)	the aggregate amount of the Loan without deducting the amount of the relevant prepayment, immediately before the relevant prepayment is made.
4.3.5	Interpretation For the purpose of this Agreement, a Total Loss in respect of a Ship shall be deemed to have occurred:
(a)	in the case of an actual total loss of a Ship, on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;
(b)	in the case of a constructive total loss of a Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being;
(c)	in the case of a compromised or arranged total loss of a Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;
(d)	in the case of Compulsory Acquisition of a Ship, on the date upon which the relevant requisition of title or other compulsory acquisition of such Ship occurs; and
(e)	in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the relevant Owner of the use of such Ship for more than thirty (30) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.
4.3.6	Application of Total Loss and sale proceeds
Any insurance moneys or Requisition Compensation or proceeds of sale received by the Security Agent or any other Creditors (as the case may be) in respect of such Total Loss or sale of a Mortgaged Ship under the relevant Ship Security Documents, shall be applied in or towards making any prepayment and paying any other moneys required under clauses 4.3 and 4.4 and provided no Event of Default has occurred and is continuing, the balance (if any) shall be paid to the relevant Owner.

4.4	Amounts payable on prepayment
Any prepayment of all or part of the Loan under this Agreement shall be made together with:
4.4.1	accrued interest on the amount to be prepaid to the date of such prepayment;
4.4.2	any additional amount payable under clauses 6.6 or 12.2; and
4.4.3	all other sums payable by the Borrowers to the Creditors under this Agreement or any of the other Security Documents including, without limitation, any accrued commitment commission payable under clause 5.1 and any amounts payable under clause 11.
4.5	Notice of prepayment; reduction of repayment instalments
4.5.1	No prepayment may be effected under clause 4.2 unless the Borrowers shall have given the Agent at least fifteen (15) days' prior written notice of their intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable, shall specify the Tranche and the amount thereof to be prepaid and shall oblige the Borrowers to make such prepayment on the date specified.
4.5.2	Any amount prepaid pursuant to clause 4.2 in respect of a Tranche shall be applied in reducing the repayment instalments (including the relevant Balloon Instalment) of the relevant Tranche under clause 4.1 in inverse order of their due dates for payment.
4.5.3	Any amounts prepaid pursuant to clause 4.3.3(b)(í) shall be applied, first, in full prepayment of the Tranche relevant to the Ship lost or sold and, secondly, in reducing the repayment instalments (including the relevant Balloon Instalments) of the other Tranches under clause 4.1 proportionately (and proportionately as between such other Tranches).
4.5.4	Any amount prepaid pursuant to clause 4.3.3(c) shall be applied in reducing such Tranches, and in such manner, as the Banks may require in their absolute discretion.
4.5.5	Any amount prepaid pursuant to clauses 8.2.1(a) and 4.3.3 (b)(ii) shall be applied in prepayment of all Tranches proportionately as between them and in reduction of the repayment instalments (including the Balloon Instalments) of each Tranche under clause 4.1 in inverse order of their due dates for payment.
4.5.6	The Borrowers may not prepay the Loan or any part thereof save as expressly provided in this Agreement. No amount prepaid under this Agreement may be re-borrowed.
4.6	Unwinding of Designated Transactions
On or prior to any repayment or prepayment of all or part of the Loan (including, without limitation, pursuant to clauses 4.2, 4.3 or 8.2.1(a) or any other provision of this Agreement), the Borrowers shall, upon the request of the Agent, wholly or partially reverse, offset, unwind, cancel, close out, net out or otherwise terminate one or more of the continuing Designated Transactions under the Master Swap Agreements or either of them so that the notional principal amount of the continuing Designated Transactions thereafter remaining under both Master Swap Agreements does not, and will not in the future (taking into account the scheduled amortisation), exceed the amount of the Loan as reducing from time to time thereafter pursuant to clause 4.1.
4.7	Cancellation of Commitments
The Borrowers may at any time during the relevant Drawdown Period(s) by notice to the Agent (effective only on actual receipt) cancel, with effect from a date not less than thirty (30) days after the receipt by the Agent of such notice, the whole or any part (being Five hundred thousand Dollars ($500,000) or any larger sum which is an integral multiple of Five hundred thousand Dollars ($500,000)) of the Total Commitment which is then available for drawing but has not then been borrowed or requested in a Drawdown Notice. Any such notice of cancellation, once given, shall be irrevocable, shall specify the Advance(s) and the amount thereof to be cancelled and upon such cancellation taking effect the Commitment of each Bank shall be reduced proportionately.
5	Fees, commitment commission and expenses
5.1	Fees
The Borrowers shall pay to the Agent:
5.1.1	for the account of the Arranger and the Banks, an arrangement and participation fee of such amount and payable at such times and in such manner as specified in the Fee Letter. Such arrangement and participation fee shall be distributed by the Agent to the Arranger and the Banks in such proportions as separately agreed between the Arranger and each Bank; and
5.1.2	for the account of each Bank, on 3 January 2007 and on each of the dates falling at three (3) monthly intervals thereafter until the last day of the last Drawdown Period to elapse and on such day, commitment commission computed from 3 October 2006 (in the case of the first payment of commission) and from the date of the preceding payment of commission (in the case of each subsequent payment), at the Applicable Rate per annum on the daily undrawn amount of such Bank's Commitment. For the purposes of this clause 5.1.2 "Applicable Rate" means:
(a)	from the date of this Agreement until 30 December 2009, zero point two five per cent (0.25%) per annum; and
(b)	from 31 December 2009 and at all other times thereafter, one per cent (1.00%) per annum.
The fee and commission referred to in clause 5.1 shall be payable by the Borrowers to the Agent, whether or not any part of the Total Commitment is ever advanced and shall be, in each case, non-refundable.
5.2	Expenses
The Borrowers shall pay to the Agent on a full indemnity basis on demand all expenses (including legal, printing and out-of-pocket expenses) incurred by the Creditors or any of them:
5.2.1	in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents (including, for the avoidance of doubt, any expenses incurred by the Creditors or any of them in connection with the legal opinions obtained pursuant to schedule 4) and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents and the syndication of the Loan; and
5.2.2	in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents, together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).
5.3	Value added tax
All fees and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Creditors or any of them under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4	Stamp and other duties
The Borrowers shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by any of the Creditors) imposed on or in connection with any of the Underlying Documents, the Security Documents or the Loan and shall indemnify the Creditors or any of them against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.
6	Payments and taxes; accounts and calculations
6.1	No set-off or counterclaim
The Borrowers acknowledge that in performing their obligations under this Agreement, the Banks will be incurring liabilities to third parties in relation to the funding of amounts to the Borrowers, such liabilities matching the liabilities of the Borrowers to the Banks and that it is reasonable for the Banks to be entitled to receive payments from the Borrowers gross on the due date in order that each of the Banks is put in a position to perform its matching obligations to the relevant third parties. Accordingly, all payments to be made by the Borrowers under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6, free and clear of any deductions or withholdings, in Dollars on the due date to such account at such bank and in such place as the Agent may from time to time specify for this purpose. Save as otherwise provided in this Agreement or any relevant Security Documents, such payments shall be for the account of all Banks and the Agent shall distribute such payments in like funds as are received by the Agent to the Banks rateably in accordance with their respective Commitment (if prior to the first drawdown) or Contribution (if following the first drawdown).
6.2	Payment by the Banks
All sums to be advanced by the Banks to the Borrowers under this Agreement shall be remitted in Dollars on the Drawdown Date for the relevant Advance to the account of the Agent at such bank as the Agent may have notified to the Banks and shall be paid by the Agent on such date in like funds as are received by the Agent to the account specified in the Drawdown Notice for such Advance.
6.3	Non-Banking Days
When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.
6.4	Calculations
All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) days year.
6.5	Certificates conclusive
Any certificate or determination of the Agent as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrowers and on the Banks.
6.6	Grossing-up for Taxes - by the Borrowers
6.6.1	If at any time the Borrowers or any of them are required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of any Creditor or if the Agent or the Security Agent is required to make any deduction or withholding from a payment to another Creditor or withholding in respect of Taxes from any payment due under any of the Security Documents, the sum due from the Borrowers or any of them in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the relevant Creditor receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrowers shall indemnify each Creditor against any losses or costs incurred by it by reason of any failure of the Borrowers or any of them to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrowers shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.
6.6.2	For the avoidance of doubt, clause 6.6.1 does not apply in respect of sums due from the Borrowers to a Swap Provider under or in connection with either Master Swap Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of the relevant Master Swap Agreement shall apply.
6.7	Loan account Each Bank shall maintain, in accordance with its usual practice, an account evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents. The Agent and/or the Security Agent shall maintain a control account (being, in the case of any Mortgage which is in statutory form, the "Account Current" referred to in such Mortgage) showing the Loan and other sums owing by the Borrowers under the Security Documents and all payments in respect thereof being made from time to time. The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrowers under the Security Documents.
6.8	Agent may assume receipt
Where any sum is to be paid under the Security Documents to the Agent or, as the case may be, the Security Agent for the account of another person, the Agent or, as the case may be, the Security Agent may assume that the payment will be made when due and the Agent or, as the case may be, the Security Agent may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Agent or, as the case may be, the Security Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent or, as the case may be, the Security Agent together with interest thereon sufficient to compensate the Agent or, as the case may be, the Security Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent or, as the case may be, the Security Agent for any and all loss or expense which the Agent or, as the case may be, the Security Agent may sustain or incur as a consequence of such sum not having been paid on its due date.
6.9	Partial payments
If, on any date on which a payment is due to be made by the Borrowers under any of the Security Documents, the amount received by the Agent from the Borrowers falls short of the total amount of the payment due to be made by the Borrowers on such date then, without prejudice to any rights or remedies available to the Agent, the Security Agent and the Banks under any of the Security Documents, the Agent shall apply the amount actually received from the Borrowers in or towards discharge of the obligations of the Borrowers under the Security Documents in the following order, notwithstanding any appropriation made, or purported to be made, by the Borrowers:
6.9.1	first, in or towards payment, on a pro-rata basis, of any unpaid costs and expenses of the Agent and the Security Agent under any of the Security Documents;
6.9.2	secondly, in or towards payment, on a pro rata basis, of any fees and accrued commitment commission payable to the Arranger, the Agent or any of the other Creditors under, or in relation to, the Security Documents which remain unpaid;

6.9.3	thirdly, in or towards payment to the Banks, on a pro rata basis, of any accrued interest which shall have become due under any of the Security Documents but remains unpaid;
6.9.4	fourthly, in or towards payment to the Banks, on a pro rata basis, of any principal amount which shall have become due but remains unpaid;
6.9.5	fifthly, in or towards payment to the Banks, on a pro rata basis, for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid;
6.9.6	sixthly, in or towards payment to a Swap Provider of any sums owing to it under the relevant Master Swap Agreement (and if sums are owing under both Master Swap Agreements, proportionately as between the Swap Providers); and
6.9.7	seventhly, in or towards payment to the relevant person of any other sum which shall have become due under any of the Security Documents but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).
The order of application set out in clauses 6.9.2 to 6.9.6 may be varied by the Agent if the Majority Banks so direct, without any reference to, or consent or approval from, the Borrowers.
7	Representations and warranties
7.1	Continuing representations and warranties
The Borrowers jointly and severally represent and warrant to each Creditor that:
7.1.1	Due incorporation
 each of the Borrowers and each of the other Security Parties are duly incorporated and validly existing in good standing, under the laws of their respective countries of incorporation as corporations or as limited liability companies and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;
7.1.2	Corporate power
each of the Borrowers has power to execute, deliver and perform its obligations under the Underlying Documents and the relevant Borrowers' Security Documents to which it is or is to be a party and to borrow the Total Commitment and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of any Borrower to borrow will be exceeded as a result of borrowing the Loan;
7.1.3	Binding obligations
the Underlying Documents and the Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;
7.1.4	No conflict with other obligations
the execution and delivery of, the performance of their obligations under, and compliance with the provisions of, the Underlying Documents and the Security Documents by the relevant Security Parties will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which any of the Borrowers or any other Security Party is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Borrowers or any other Security Party is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the constitutional documents of any of the Borrowers or any other Security Party or (iv) result in the creation or imposition of or oblige any of the Borrowers or any of their Related Companies or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of any of the Borrowers or their Related Companies or any other Security Party;
7.1.5	No litigation
 no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of any of the Borrowers, threatened against any of the Borrowers or any of their Related Companies or any other Security Party which could have a material adverse effect on the business, assets or financial condition of any of the Borrowers or any of their Related Companies or any other Security Party;
7.1.6	No filings required
 save for the registration of the Mortgages in the relevant register under the laws of the relevant Flag State through the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Underlying Documents or any of the Security Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to any of the Underlying Documents or the Security Documents and each of the Underlying Documents and the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;
7.1.7	Choice of law
 the choice of English law to govern the Underlying Documents and the Security Documents (other than the Mortgages, any Mortgage Addenda, and the Account Pledges), the choice of (i) the law of the relevant Flag State to govern each Mortgage and any Mortgage Addenda and (ii) Greek law to govern the Account Pledges, and the submissions therein by the Security Parties to the non-exclusive jurisdiction of the English courts or (as the case may be) the Greek courts, are valid and binding;
7.1.8	No immunity
neither the Borrowers nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);
7.1.9	Financial statements correct and complete
 the audited consolidated financial statements of the Group in respect of the financial year ended on 31 December 2005 as delivered to the Agent have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Group as at such date and the consolidated results of the operations of the Group for the financial year ended on such date and, as at such date, neither the Aegean Marine Guarantor nor any other member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements; and
7.1.10	Consents obtained
every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Underlying Documents and each of the Security Documents to which it is or is to be a party or the performance by each Security Party of its obligations under the Security Documents or the Underlying Documents to which it is or is to be a party has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same.
7.2	Initial representations and warranties
The Borrowers jointly and severally further represent and warrant to each Creditor that:
7.2.1	Pari passu
the obligations of each Borrower under this Agreement are direct, general and unconditional obligations of such Borrower and rank at least pad passu with all other present and future unsecured and unsubordinated Indebtedness of such Borrower except for obligations which are mandatorily preferred by operation of law and not by contract;
7.2.2	No default under other Indebtedness
(a)	none of the Borrowers nor any of their respective Related Companies nor any other Security Party is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound; and
(b)	neither the Builder nor any Refund Guarantor is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Borrowed Money to which it is a party or by which it may be bound;
7.2.3	Information
 the information, exhibits and reports furnished by or on behalf of any Security Party to the Creditors or any of them in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;
7.2.4	No withholding Taxes
no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Underlying Documents or the Security Documents to which such Security Party is or is to be a party or are imposed on or by virtue of the execution or delivery by the Security Parties of the Underlying Documents or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;
7.2.5	No Default
no Default has occurred and is continuing;
7.2.6	No Default under Contracts or Refund Guarantees
 no Borrower is in default of any of its obligations under the relevant Contract or the relevant Supervision Agreement or any of its obligations upon the performance or observance of which depends the continued liability of any Refund Guarantor in accordance with the terms of any Refund Guarantee relating to such Borrower's Ship;
7.2.7	No Encumbrance in respect of pre-delivery security
 no Borrower has previously charged, encumbered or assigned the benefit of any of its rights, title and interest in or to the relevant Contract, the relevant Supervision Agreement or any

Refund Guarantee relating to such Borrower's Ship and such benefit and all such rights, title and interest are freely assignable and chargeable in the manner contemplated by the Security Documents;
7.2.8	The Ships
each Ship will, on the date when the Mortgage of such Ship was registered, be:
(a)	in the absolute ownership of the relevant Owner who is and will, on and after such date, be the sole, legal and beneficial owner of such Ship;
(b)	registered in the name of the relevant Owner through the offices of the relevant Registry as a ship under the laws and flag of the relevant Flag State;
(c)	operationally seaworthy and in every way fit for service; and
(d)	classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society;
7.2.9	Ships' employment
 none of the Ships is nor will, on or before the date when the Mortgage of such Ship was registered, be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Ship Security Documents would have required the consent of the Agent or, as the context may require, the Security Agent and, on or before the date when the Mortgage of such Ship was registered, there will not be any agreement or arrangement whereby the Earnings of such Ship may be shared with any other person;
7.2.10	Freedom from Encumbrances
 no Ship, nor its Earnings, Insurances or Requisition Compensation nor the Accounts nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the date when the Mortgage of such Ship was registered, subject to any Encumbrance (other than any Permitted Encumbrances);
7.2.11	Compliance with Environmental Laws and Approvals
except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent:
(a)	the Borrowers and the other Relevant Parties and, to the best of the Borrowers' knowledge and belief (having made due enquiry), their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;
(b)	the Borrowers and the other Relevant Parties and, to the best of the Borrowers' knowledge and belief (having made due enquiry), their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and
(c)	neither the Borrowers nor any other Relevant Party nor, to the best of the Borrowers' knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates has received notice of any Environmental Claim that the Borrowers or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;
7.2.12	No Environmental Claims
except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent, there is no Environmental Claim pending or, to the best of the Borrowers' knowledge and belief, threatened against any of the Owners or any of the Ships or any other Relevant Party or any other Relevant Ship or to the best of the Borrowers' knowledge and belief (having made due enquiry) any of their respective Environmental Affiliates;
7.2.13	No potential Environmental Claims
except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent, there has been no emission, spill, release or discharge of a Pollutant from any of the Ships or any other Relevant Ship owned by, managed or crewed by or chartered to the Borrowers nor, to the best of the Borrowers' knowledge and belief (having made due enquiry), from any Relevant Ship owned by, managed or crewed by or chartered to any other Relevant Party which could give rise to an Environmental Claim;
7.2.14	No material adverse change
 there has been no material adverse change in the financial position or the business of any Security Party or any other member of the Group, from that described by or on behalf of the Borrowers to the Creditors or any of them in the negotiation of this Agreement and/or the Eighth Supplemental Agreement;
7.2.15	Copies true and complete
the copies or originals of the Underlying Documents delivered or to be delivered to the Agent pursuant to clause 9.1 are, or will when delivered be, true and complete copies or, as the case may be, originals of such documents; and such documents constitute valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and there have been no amendments or variations thereof or defaults thereunder;
7.2.16	ISPS Code
each Owner has a valid and current ISSC in respect of its Ship and each Ship is in compliance with the ISPS Code;
7.2.17	Borrowers' own account
 in relation to the borrowing by each Borrower of the Loan, the performance and discharge of its obligations and liabilities under the Security Documents and the transactions and other arrangements effected or contemplated by this Agreement, each Borrower is acting for its own account and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented by any relevant regulatory authority or otherwise to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities (as amended)); and
7.2.18	Shareholdings
(a)	each of the Owners is a wholly-owned direct Subsidiary of the Aegean Shipholdings Guarantor and each of the Aegean Shipholdings Guarantor and each Manager is a wholly-owned direct Subsidiary of the Aegean Marine Guarantor; and
(b)	no less than 15% of the total issued voting share capital of the Aegean Marine Guarantor is ultimately beneficially owned by Mr Dimitrios Melisanidis; and
(c)	no person, or persons acting in concert (other than Mr Dimitrios Melisanidis) are the ultimate beneficial owners of more than 50% (or of any other percentage higher than that owned by Mr Dimitrios Melisanidis), of the total issued voting share capital of the Aegean Marine Guarantor or have the control of the Aegean Marine Guarantor or of its board of directors.

7.3	Repetition of representations and warranties
On and as of each Drawdown Date and on the Effective Date and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date, the Borrowers shall:
(a)	be deemed to repeat the representations and warranties in clauses 7.1 and 7.2 as if made with reference to the facts and circumstances existing on such day; and
(b)	be deemed to further represent and warrant to each of the Creditors that the then latest audited financial statements delivered to the Agent by the Borrowers (if any) have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Group as at the end of the financial period to which the same relate and the consolidated results of the operations of the Group for the financial period to which the same relate and, as at the end of such financial period, no member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.
8	Undertakings
8.1	General
The Borrowers jointly and severally undertake with each Creditor that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Total Commitment remains outstanding, each Borrower will:
8.1.1	Notice of Default
(a)	promptly inform the Agent of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents or the Underlying Documents to which it is or is to be a party and, without limiting the generality of the foregoing, will inform the Agent of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Agent, confirm to the Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing; and
(b)	promptly inform the Agent of any occurrence of which it becomes aware which might adversely affect the ability or rights of any Borrower to make any claims under the Contract or the Supervision Agreement or any Refund Guarantee relating to such Borrower's Ship or which might reduce or release any of the obligations of the Builder under such Contract or of Iota under such Supervision Agreement or of the relevant Refund Guarantor under such Refund Guarantee (as the case may be);
8.1.2	Consents and licences
 without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents and the Underlying Documents;
8.1.3	Use of proceeds
use the Loan or, as the case may be, the Advances exclusively for the purposes specified in clauses 1.1 and 2.5;

8.1.4	Pari passu
ensure that its obligations under this Agreement shall, without prejudice to the provisions of clause 8.3 and the security intended to be created by the Security Documents, at all times rank at least pad passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;
8.1.5	Financial statements
 prepare or cause to be prepared:
(a)	consolidated financial statements of the Group in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year (starting with the financial year ending on 31 December 2006) and cause the same to be reported on by their auditors;
(b)	consolidated financial statements of the Group in accordance with the Applicable Accounting Principles consistently applied in respect of each financial quarter (starting with the financial quarter ending 30 June 2006); and
(c)	unaudited financial statements of the Borrowers in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year, and, in each case, deliver as many copies of the same as the Agent may reasonably require as soon as practicable but not later than ninety (90) days (in the case of the audited financial statements) or forty five (45) days (in the case of the unaudited financial statements) after the end of the financial period to which they relate;
8.1.6	Delivery of reports
 deliver to the Agent sufficient copies for all the Banks of every report, circular, notice or like document issued by any Relevant Party to its shareholders or creditors generally;
8.1.7	Provision of further information
 provide the Agent, and procure that the Corporate Guarantors, the Collateral Owners and the Manager shall provide the Agent, with such financial or other information concerning any Borrower, their Related Companies, the other Security Parties and their respective Related Companies and their respective affairs (including, without limitation, their activities, financial standing, Indebtedness and operations and the performance of the Ships) as the Agent, any Bank or the Swap Providers (each acting through the Agent) may from time to time require;
8.1.8	Obligations under Security Documents
 and will procure that each of the other Security Parties will, duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents and the Underlying Documents to which it is a party;
8.1.9	Compliance with Code
and will procure that any Operator and each Collateral Owner will, comply with and ensure that the Ships and any Operator complies with the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;
8.1.10	Withdrawal of DOC and SMC
and will procure that any Operator and each Collateral Owner will, immediately inform the Agent if there is any threatened or actual withdrawal of such Operator's DOC or the SMC in respect of any of the Ships;

8.1.11	Issuance of DOC and SMC
and will procure that any Operator and each Collateral Owner will, promptly inform the Agent upon the issue to any of the Owners or any Operator of a DOC and to any of the Ships of an SMC or the receipt by any of the Owners or any Operator of notification that its application for the same has been refused;
8.1.12	ISPS Code compliance
 and will procure that the Manager or any Operator and each Collateral Owner will:
(a)	maintain at all times a valid and current ISSC in respect of each Ship;
(b)	immediately notify the Agent in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of a Ship; and
(c)	procure that each Ship will comply at all times with the ISPS Code; and
8.1.13	Charters
provided the consent of the Security Agent or any other Creditors in accordance with the relevant Ship Security Documents and/or clause 8.5 has first been obtained, (i) deliver to the Agent, a certified copy of each time charter or other contract of employment of any Ship with a tenor (including any options to extend) exceeding twelve (12) months, forthwith after its execution, (ii) forthwith on the Agent's request execute or (as the case may be) procure that the relevant Owner executes (1) a specific assignment of any such time charter or other contract of employment in favour of the Security Agent in a form acceptable to the Agent in its sole discretion and (2) any notice of assignment required in connection therewith in a form acceptable to the Agent in its sole discretion, and promptly procure the acknowledgement of any such notice of assignment by the relevant charterer in a form acceptable to the Agent in its sole discretion, and (iii) pay all legal and other costs incurred by any Creditor in connection with any such specific assignments, forthwith following the Agent's demand.
8.2	Security value maintenance
8.2.1	Security shortfall
 If, at any time after the earlier of (i) the Drawdown Date of the last Delivery Advance to be drawn down and (ii) the last day of the last Drawdown Period to elapse, the Security Value shall be less than the Security Requirement, the Agent (acting on the instructions of the Majority Banks) shall give notice to the Borrowers requiring that such deficiency be remedied and then the Borrowers shall either:
(a)	prepay within a period of thirty (30) days of the date of receipt by the Borrowers of the Agent's said notice such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other repayment of the Loan made between the date of the notice and the date of such prepayment) being equal to the Security Value; or
(b)	within thirty (30) days of the date of receipt by the Borrowers of the Agent's said notice constitute to the satisfaction of the Majority Banks such further security for the Loan and any amounts owing under the Master Swap Agreements as shall be acceptable to the Banks having a value for security purposes (as determined by the Agent in its absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.
The provisions of clauses 4.4 and 4.5 shall apply to prepayments under clause 8.2.1(a).
8.2.2	Valuation of Mortgaged Ships
Each Mortgaged Ship shall, for the purposes of this Agreement, be valued in Dollars as and when the Agent (acting on the instructions of the Majority Banks) shall require (and at least once every calendar year) by two (2) Approved Brokers selected by the Borrowers or, failing such selection by the Borrowers, appointed by the Agent in its discretion. Each such valuation shall be made without, unless required by the Agent, physical inspection, and on the basis of a sale for prompt delivery for cash at arm's length, on normal commercial terms, as between a willing buyer and a willing seller, without taking into account the benefit of any charterparty or other engagement concerning the relevant Mortgaged Ship. The arithmetic mean of such two (2) valuations shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2.
The value of each Mortgaged Ship determined in accordance with the provisions of this clause 8.2.2 shall be binding upon the parties hereto until such time as any further such valuation shall be obtained.
8.2.3	Information
The Borrowers jointly and severally undertake with the Creditors to supply to the Agent and to any such shipbrokers such information concerning the relevant Mortgaged Ship and its condition as such shipbroker may require for the purpose of making any such valuation.
8.2.4	Costs
All costs in connection with the Agent obtaining any valuation of each of the Mortgaged Ships referred to in clause 8.2.2, any valuation referred to in schedule 4, Part 4, paragraph 19 and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrowers electing to constitute additional security pursuant to clause 8.2.1(b), shall be borne by the Borrowers.
8.2.5	Valuation of additional security
 For the purposes of this clause 8.2, the market value of any additional security provided or to be provided to the Creditors or any of them shall be determined by the Majority Banks in their absolute discretion without any necessity for the Majority Banks assigning any reason therefor.
8.2.6	Documents and evidence
 In connection with any additional security provided in accordance with this clause 8.2, the Agent shall be entitled to receive such evidence and documents of the kind referred to in schedule 4 as may in the Agent's opinion be appropriate and such favourable legal opinions as the Agent shall in its absolute discretion require.
8.3	Negative undertakings
The Borrowers jointly and severally undertake with each Creditor that, from the date of this Agreement and so long as any moneys are owing under the Security Documents and while all or any part of the Total Commitment remains outstanding, they will not, without the prior written consent of the Agent (acting on the instructions of the Majority Banks):
8.3.1	Negative pledge
 permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues to secure or prefer any present or future Indebtedness or other liability or obligation of any Relevant Party or any other person;
8.3.2	No merger
 merge or consolidate with any other person or enter into any demerger, amalgamation, corporate reconstruction or redomiciliation of any kind;

8.3.3	Disposals
 sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part (being, either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 8.3.3, material in the opinion of the Agent in relation to the undertaking, assets, rights and revenues of a Borrower taken as a whole) of their present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading, which however shall exclude any assets, rights or revenues which are the subject of the Security Documents) whether by one or a series of transactions related or not;
8.3.4	Other business
 undertake any business other than the ownership and operation of the Ships and will procure that neither Corporate Guarantor will, without the prior written consent of the Agent (acting on the instructions of the Majority Banks), undertake any business other than that conducted by such Corporate Guarantor at the date of this Agreement;
8.3.5	Acquisitions
 acquire any further assets other than their Ships and rights arising under contracts entered into by or on behalf of the Borrowers in the ordinary course of their businesses of owning, operating and chartering their Ships;
8.3.6	Other obligations
incur any obligations except for obligations arising under the Underlying Documents or the Security Documents or contracts entered into in the ordinary course of their business of owning, operating and chartering their Ships;
8.3.7	No borrowing
incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents;
8.3.8	Repayment of borrowings
repay or prepay the principal of, or pay interest on or any other sum in connection with any of their Borrowed Money except for Borrowed Money pursuant to the Security Documents;
8.3.9	Guarantees
 issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except (a) pursuant to the Security Documents and (b) for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of a Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of a Ship;
8.3.10	Loans
 make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so;
8.3.11	Sureties
 permit any Indebtedness of any Borrower to any person (other than the Creditors pursuant to the Security Documents) to be guaranteed by any person (save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of their Ships from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of their Ships);

8.3.12	Share capital and distribution
purchase or otherwise acquire for value any shares of their capital or declare or pay any dividends or distribute any of their present or future assets, undertakings, rights or revenues to any of their shareholders Provided always that following the Listing Date, the Borrowers may declare or pay dividends to their respective shareholders in respect of any financial year if no Default shall have occurred at the time of declaration or payment of such dividends or would occur as a result thereof;
8.3.13	Subsidiaries form or acquire any Subsidiaries; or
8.3.14	Hedging arrangements
enter into any interest rate, currency or other swaps, forward exchange contracts, futures or other derivative transactions with any person other than with the Swap Providers pursuant to the Master Swap Agreements and other than on terms and conditions agreed between the relevant Swap Provider and the Borrowers.
8.4	Pre-delivery positive undertakings
The Borrowers hereby jointly and severally undertake and agree with each Creditor that they will:
8.4.1	Conveyance on default
where any Borrower Ship is (or is to be) sold in exercise of any power contained in the relevant Pre-delivery Security Assignment or otherwise conferred on the Security Agent or any other Creditor, procure that the relevant Borrower shall execute, forthwith upon request by the Agent, such form of conveyance of such Borrower Ship as the Agent may require;
8.4.2	Flag State
not later than thirty (30) days prior to the Delivery Date of a Borrower Ship, obtain the Agent's written approval of the Flag State for such Borrower Ship; and
8.4.3	Mortgage
immediately upon Delivery of a Borrower Ship, procure that the relevant Borrower shall execute, and procure the registration of, the Mortgage for such Borrower Ship under the laws and flag of the relevant Flag State.
8.5	Pre-delivery negative undertaking
The Borrowers hereby jointly and severally further undertake and agree with each Creditor that they will not, without the prior written consent of the Agent acting on the instructions of the Majority Banks (which consent the Agent and the Banks shall have full liberty to withhold) and then, if such consent is given, only subject to such conditions as the Agent (acting on the instructions of the Majority Banks) may impose, let or agree to let any Ship:
8.5.1	on demise charter for any period; or
8.5.2	by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained may exceed twelve (12) months' duration; or
8.5.3	on terms whereby more than two (2) months' hire (or the equivalent) is payable in advance; or
8.5.4	below the market rate prevailing at the time when the relevant Ship is fixed.

9	Conditions
9.1	Documents and evidence
9.1.1	Commitments
The obligation of each Bank to make its Commitment available shall be subject to the condition that the Agent or its duly authorised representative shall have received, not later than two (2) Banking Days before the date of this Agreement, the documents and evidence specified in Part 1 of schedule 4, in form and substance satisfactory to the Agent.
9.1.2	First Contract Instalment
Advances The obligation of the Banks to make available the first Contract Instalment Advance in respect of any Borrower Ship shall be subject to the condition that the Agent or its duly authorised representative shall have received, on or prior to the drawdown of the first Contract Instalment Advance for such Borrower Ship, the documents and evidence specified in Part 2 of schedule 4 in respect of such Borrower Ship, in form and substance satisfactory to the Agent.
9.1.3	Second, third and fourth Contract Instalment Advances
The obligation of the Banks to make available any of the second, the third or the fourth Contract Instalment Advance in respect of any Borrower Ship shall be subject to the condition that the Agent or its duly authorised representative shall have received, on or prior to the drawdown of the relevant Contract Instalment Advance for such Borrower Ship, the documents and evidence specified in Part 3 of schedule 4 in respect of such Borrower Ship and such Advance, in form and substance satisfactory to the Agent.
9.1.4	Delivery Advances
The obligation of the Banks to make available the Delivery Advance in respect of any Borrower Ship shall be subject to the condition that the Agent or its duly authorised representative shall have received, on or prior to the drawdown of the Delivery Advance for such Borrower Ship, the documents and evidence specified in Part 4 of schedule 4 in respect of such Borrower Ship, in form and substance satisfactory to the Agent.
9.1.5	Additional Cost Advances
The obligation of the Banks to make available the Additional Cost Advance in respect of any Borrower Ship shall be subject to the condition that the Agent or its duly authorised representative shall have received, on or prior to the drawdown of the Additional Cost Advance for such Borrower Ship, the documents and evidence specified in Part 5 of schedule 4 in respect of such Borrower Ship, in form and substance satisfactory to the Agent.
9.2	General conditions precedent
The obligation of the Banks to make any Advance available shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice for such Advance, and at the time of the making of such Advance:
9.2.1	the representations and warranties contained in (a) clauses 7.1, 7.2 and 7.3(b) of this Agreement and (b) clause 4 of each Corporate Guarantee are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and
9.2.2	no Default shall have occurred and be continuing or would result from the making of the relevant Advance.

9.3	Waiver of conditions precedent
The conditions specified in this clause 9 are inserted solely for the benefit of the Banks and may be waived by the Agent (acting on the instructions of the Majority Banks) in whole or in part and with or without conditions.
9.4	Further conditions precedent
Not later than five (5) Banking Days prior to each Drawdown Date and not later than five (5) Banking Days prior to each Interest Payment Date, the Agent (acting on the instructions of the Majority Banks) may request and the Borrowers shall, not later than two (2) Banking Days prior to such date, deliver to the Agent on such request further relevant certificates and/or favourable opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10.
10	Events of Default
10.1	Events
There shall be an Event of Default if:
10.1.1	Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents at the time, in the currency and in the manner stipulated in the Security Documents or the Underlying Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or
10.1.2	Master Swap Agreements: (a) an Event of Default or Potential Event of Default (in each case as defined in the relevant Master Swap Agreement) has occurred and is continuing with a Borrower as the Defaulting Party (as defined in the relevant Master Swap Agreement) under either Master Swap Agreement or (b) an Early Termination Date has occurred or has been or become capable of being effectively designated under either Master Swap Agreement by the relevant Swap Provider or (c) either Master Swap Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason; or
10.1.3	Breach of Insurance and certain other obligations: any of the Owners or, as the context may require, the Manager or any other person fails to obtain and/or maintain the Insurances for any of the Mortgaged Ships or if any insurer in respect of such insurances cancels the Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for the Insurances or for any other failure or default on the part of any of the Owners or any other person or any of the Borrowers commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by them under clauses 8.2 or 8.3 or 8.4 or 8.5 or either Corporate Guarantor or either of the Collateral Owners commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 5.2 or 5.3 of the relevant Corporate Guarantee or the relevant Collateral Guarantee (as the case may be); or
10.1.4	Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents (other than those referred to in clauses 10.1.1, 10.1.2 and 10.1.3 above) and, in respect of any such breach or omission which in the opinion of the Agent (following consultation with the Banks) is capable of remedy, such action as the Agent (acting on the instructions of the Majority Banks) may require shall not have been taken within fourteen (14) days of the Agent notifying the relevant Security Party of such default and of such required action; or
10.1.5	Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents is or proves to have been incorrect or misleading in any material respect; or

10.1.6	Cross-default: any Indebtedness of any Security Party or any other Restricted Company is not paid when due or any Indebtedness of any Security Party or any other Restricted Company becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Security Party or any other Restricted Company of a voluntary right of prepayment), or any creditor of any Security Party or any other Restricted Company becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Security Party or any other Restricted Company relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant Security Party or other Restricted Company shall have satisfied the Agent that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Security Party's or other Restricted Company's ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Security Party or other Restricted Company in respect of Indebtedness is not honoured when due and called upon; or
10.1.7	Legal process: any judgment or order made against any Security Party or other Restricted Company is not stayed or complied with within seven (7) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Security Party or other Restricted Company and is not discharged within seven (7) days; or
10.1.8	Insolvency: any Security Party or other Restricted Company is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or
10.1.9	Reduction or loss of capital: a meeting is convened by any Security Party or other Restricted Company for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital; or
10.1.10	Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding-up any Security Party or other Restricted Company or an order is made or resolution passed for the winding up of any Security Party or other Restricted Company or a notice is issued convening a meeting for the purpose of passing any such resolution; or
10.1.11	Administration: any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of any Security Party or other Restricted Company or the Agent believes that any such petition or other step is imminent or an administration order is made in relation to any Security Party or other Restricted Company; or
10.1.12	Appointment of receivers and managers: any administrative or other receiver is appointed of any Security Party or other Restricted Company or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Security Party or other Restricted Company; or
10.1.13	Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Security Party or other Restricted Company or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or
10.1.14	Analogous proceedings: there occurs, in relation to any Security Party or other Restricted Company, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.7 to 10.1.13 (inclusive) or any Security Party or other Restricted Company otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.15	Cessation of business: any Security Party or other Restricted Company or any other Restricted Company suspends or ceases or threatens to suspend or cease to carry on its business; or
10.1.16	Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Security Party or other Restricted Company are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or
10.1.17	Invalidity: any of the Security Documents and the Underlying Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents and the Underlying Documents shall at any time and for any reason be contested by any Security Party or other Restricted Company which is a party thereto, or if any such Security Party or Restricted Company shall deny that it has any, or any further, liability thereunder; or
10.1.18	Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for a Creditor to exercise the rights or any of them vested in it under any of the Security Documents or otherwise; or
10.1.19	Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or
10.1.20	Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or
10.1.21	Material adverse change: there occurs, in the opinion of the Agent (following consultation with the Banks), a material adverse change in the financial position or business of any Security Party or any other member of the Group by reference to the financial position or (as the case may be) business of such Security Party as described by or on behalf of any Borrower or any other Security Party to the Creditors or any of them in the negotiation of this Agreement; or
10.1.22	Arrest: any Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Owner and the relevant Owner shall fail to procure the release of such Ship within a period of seven (7) days thereafter; or
10.1.23	Registration: the registration of any Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Majority Banks or the registration of such Ship is not renewed at least forty-five (45) days prior to the expiry of such registration; or
10.1.24	Unrest: the Flag State of any Ship becomes involved in hostilities or civil war or there is a seizure of power in the Flag State of any Ship by unconstitutional means; or
10.1.25	Environment: any Owner and/or any other Relevant Party and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or any of the Ships or any other Relevant Ship is involved in any incident which gives rise or may give rise to an Environmental Claim; or
10.1.26	P&I: any Owner or the Manager or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which a Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where such Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

10.1.27	Shareholdings:
(a)	there is any change in the legal and/or ultimate beneficial ownership of any of the shares of the Aegean Marine Guarantor from that existing on the date of this Agreement, which results in Mr Dimitrios Melisanidis being the ultimate beneficial owner of less than 15% of the total issued voting share capital of the Aegean Marine Guarantor at any time; or
(b)	any person, or persons acting in concert (other than Mr Dimitrios Melisanidis) become at any time the ultimate beneficial owners of more than 50% (or of a percentage higher than that then owned by Mr Dimitrios Melisanidis) of the total issued voting share capital of the Aegean Marine Guarantor or obtain, have or exercise the control of the Aegean Marine Guarantor or of its board of directors at any time; or
(c)	Mr Dimitrios Melisanidis does not have or exercise the control of the Aegean Marine Guarantor at any time; or
(d)	at any time (i) any of the Owners ceases to be a wholly-owned direct Subsidiary of the Aegean Shipholdings Guarantor or (ii) either of the Aegean Shipholdings Guarantor or any of the Managers ceases to be a wholly-owned direct Subsidiary of the Aegean Marine Guarantor; or
10.1.28	Termination or variation of, or dispute under, Contracts or Supervision Agreements: any Contract or Supervision Agreement is terminated or rescinded for any reason whatsoever; or any Contract or Supervision Agreement is frustrated; or any Contract or Supervision Agreement is varied in any manner not permitted by or pursuant to the relevant Pre-delivery Security Assignment or this Agreement; or there is any material dispute or litigation or any other material proceedings between the relevant parties under or in respect of any Contract or Supervision Agreement; or
10.1.29	Termination of Refund Guarantees: any Refund Guarantee is repudiated, cancelled, rescinded or otherwise terminated or expires (other than by the return of such Refund Guarantee by the relevant Borrower to the Builder and/or any Refund Guarantor following the Delivery of the relevant Borrower Ship); or
10.1.30	Non-Delivery of Ship or non-drawing of Delivery Advance: any Borrower Ship is not delivered to, and accepted by, the relevant Borrower under the relevant Contract or the Delivery Advance for such Borrower Ship is not drawn down, in either case, on or before the Termination Date for the Delivery Advance relevant to such Borrower Ship; or
10.1.31	Payments under Refund Guarantees: any claim made under any Refund Guarantee is not paid within twenty (20) Banking Days of it being made and whether or not such claim has been referred to arbitration pursuant to the relevant Refund Guarantee Provided however that, if there is a related claim made under the relevant Contract which has been referred to arbitration thereunder, it shall not be an Event of Default unless the relevant claim under the relevant Refund Guarantee has not been paid within one hundred and eighty (180) days of it being made; or
10.1.32	Accounts: moneys are withdrawn from any of the Accounts other than in accordance with clause 14 or clause 5.3 of a Collateral Guarantee; or
10.1.33	Licenses, etc: any license, authorisation, consent or approval at any time necessary to enable any Security Party to comply with its obligations under the Security Documents or the Underlying Documents is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect or if any exchange control or other law or regulation shall exist which would make any transaction under the Security Documents or the Underlying Documents or the continuation thereof, unlawful or would prevent the performance by any Security Party of any term of any of the Security Documents or the Underlying Documents; or
10.1.34	Listing: following the Listing Date, the shares of the Aegean Marine Guarantor are de-listed or suspended from, or cease to trade (whether temporarily or permanently) on, the New York

Stock Exchange, NASDAQ or any other stock exchange (as the case may be) where such shares are listed at such time; or
10.1.35	Breach of Ministerial Decision: a Collateral Owner commits any breach of or varies or cancels the Ministerial Decision (as the same is defined in the Collateral Mortgage of that Collateral Owner) without the previous written consent of the Agent; or
10.1.36	Material events: any other event occurs or circumstance arises which, in the reasonable opinion of the Agent (following consultation with the Banks), is likely materially and adversely to affect either (i) the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents or any of the Underlying Documents or (ii) the security created by any of the Security Documents.
10.2	Acceleration
The Agent may, and if so requested by the Majority Banks shall, without prejudice to any other rights of the Banks, at any time after the occurrence of an Event of Default by notice to the Borrowers declare that:
10.2.1	the obligation of each Bank to make available its Commitment shall be terminated, whereupon the Total Commitment shall be reduced to zero forthwith; and/or
10.2.2	the Loan and all interest and commitment commission accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.
10.3	Demand basis
If, pursuant to clause 10.2.2, the Agent declares the Loan to be due and payable on demand, the Agent may (and if so instructed by the Majority Banks shall) by written notice to the Borrowers (a) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.
10.4	Position of Swap Providers
Neither the Agent nor the Security Agent shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this clause 10, to have any regard to the requirements of the Swap Providers except to the extent that either such Swap Provider is also a Bank.
11	Indemnities
11.1	Miscellaneous indemnities
The Borrowers shall on demand indemnify each Creditor, without prejudice to any of such Creditor's other rights under any of the Security Documents, against any loss (including loss of Margin) or expense which such Creditor shall certify as sustained or incurred by it as a consequence of:
11.1.1	any default in payment of any sum under any of the Security Documents when due;
11.1.2	the occurrence of any other Event of Default;
11.1.3	any prepayment or reduction of a Tranche or part thereof being made under clauses 4.3, 8.2.1(a) or 12.1 or any other repayment or prepayment of a Tranche or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Tranche prepaid or repaid; or

11.1.4	any Advance not being made for any reason (excluding any default by the Agent or any Bank) after the Drawdown Notice for such Advance has been given, including, in any such case, but not limited to, any loss or expense sustained or incurred by the relevant Creditor in maintaining or funding its Contribution or, as the case may be, its Commitment (or any part thereof) or in liquidating or re-employing deposits from third parties acquired to effect or maintain its Contribution or, as the case may be, its Commitment (or any part thereof) or any other amount owing to such Creditor.
11.2	Currency indemnity
If any sum due from any of the Borrowers under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the "first currency") in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Borrowers or any of them, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrowers shall indemnify and hold harmless each Creditor from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the relevant Creditor may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Borrowers under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.
11.3	Environmental indemnity
The Borrowers shall indemnify each Creditor on demand and hold it harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against such Creditor at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against such Creditor if such Environmental Claim would not have been, or been capable of being, made or asserted against such Creditor if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.
11.4	Central Bank or European Central Bank reserve requirements indemnity
The Borrowers shall on demand promptly indemnify each Bank against any cost incurred or loss suffered by such Bank as a result of its complying with the minimum reserve requirements of the European Central Bank and/or with respect to maintaining required reserves with the relevant national Central Bank to the extent that such compliance relates to such Bank's Commitment and/or Contribution or deposits obtained by it to fund the whole or part of its Contribution and to the extent such cost or loss is not recoverable by such Bank under clause 12.2.
12	Unlawfulness and increased costs
12.1	Unlawfulness
If it is or becomes contrary to any law or regulation for any Bank to contribute to an Advance or to maintain its Commitment or fund the Loan, such Bank shall promptly, through the Agent, give notice to the Borrowers whereupon (a) such Bank's Commitment shall be reduced to zero and

(b) the Borrowers shall be obliged to prepay such Bank's Commitment either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest accrued to the date of prepayment and all other sums payable by the Borrowers under this Agreement and/or the Master Swap Agreements or any of them.
12.2	Increased costs
If the result of any change in, or in the interpretation or application of, or the introduction of, any Capital Adequacy Law or compliance by a Bank with any Capital Adequacy Law, is to:
12.2.1	subject any Bank to Taxes or change the basis of Taxation of any Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or
12.2.2	increase the cost to, or impose an additional cost on, any Bank or its holding company in making or keeping such Bank's Commitment available or maintaining or funding all or part of such Bank's Contribution; and/or
12.2.3	reduce the amount payable or the effective return to any Bank under any of the Security Documents; and/or
12.2.4	reduce any Bank's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Bank's obligations under any of the Security Documents; and/or
12.2.5	require any Bank or its holding company to make a payment or forgo a return on or calculated by reference to any amount received or receivable by such Bank under any of the Security Documents; and/or
12.2.6	require any Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of its Commitment or the Loan from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):
(a)	such Bank shall notify the Borrowers in writing of such event promptly upon its becoming aware of the same; and
(b)	the Borrowers shall on demand made at any time whether or not such Bank's Contribution has been repaid, pay to the Agent for the account of such Bank the amount which such Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Bank or its holding company regards as confidential) is required to compensate such Bank and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment , forgone return or loss.
For the purposes of this clause 12.2 "holding company" means the company or entity (if any) within the consolidated supervision of which a Bank is included.
12.3	Exception
Nothing in clause 12.2 shall entitle any Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.6.

13	Security, set-off and pro-rata payments
13.1	Application of moneys
All moneys received by the Agent and/or the Security Agent under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 13.1, shall be applied in the following manner:
13.1.1	first, in or towards payment of all unpaid costs and expenses which may be owing to the Agent and/or the Security Agent or either of them under any of the Security Documents;
13.1.2	secondly, in or towards payment of any unpaid fees and commitment commission payable to the Creditors or any of them;
13.1.3	thirdly, in or towards payment of any arrears of interest owing in respect of the Loan or any part thereof;
13.1.4	fourthly, in or towards repayment of the Loan (whether the same is due and payable or not);
13.1.5	fifthly, in or towards payment to any Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid;
13.1 .6	sixthly, in or towards payment to a Swap Provider of any sums owing to it under the relevant Master Swap Agreement (and if any sums are owing under both Master Swap Agreements, proportionately as between such Swap Providers);
13.1.7	seventhly, in or towards payment to any Creditor of any other sums owing to it under any of the Security Documents; and
13.1.8	eighthly, the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled to receive such surplus.
13.2	Set-off
13.2.1	The Borrowers authorise each Creditor (without prejudice to any of such Creditor's rights at law, in equity or otherwise), at any time after the occurrence of an Event of Default and without notice to the Borrowers, to apply any credit balance to which the Borrowers or any of them is then entitled standing upon any account of the Borrowers or any of them with any branch of such Creditor in or towards satisfaction of any sum due and payable from the Borrowers or any of them to such Creditor under any of the Security Documents. For this purpose, each Creditor is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.
13.2.2	No Creditor shall be obliged to exercise any right given to it by this clause 13.2. Each Creditor shall notify the Borrowers through the Agent forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Agent shall inform the other Creditors.
13.2.3	Nothing in this clause 13.2 shall be effective to create a charge or other security interest.
13.3	Pro rata payments
13.3.1	If at any time any Bank (the "Recovering Bank") receives or recovers any amount owing to it by the Borrowers under this Agreement by direct payment, set-off or in any manner other than by payment through the Agent pursuant to clauses 6.1 or 6.9 (not being a payment received from a Transferee Bank or a sub-participant in such Bank's Contribution or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses 3.6, 5, 6.6, 11.1, 11.2, 12.1, or 12.2), the Recovering Bank shall, within two (2) Banking Days of such receipt or recovery (a "Relevant Receipt") notify the Agent of the amount of the Relevant

Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to clause 6.1 or 6.9 (as the case may be) then:
(a)	within two (2) Banking Days of demand by the Agent, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess;
(b)	the Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the Borrowers and shall distribute the same to the Banks (other than the Recovering Bank) in accordance with clause 6.9; and
(c)	as between the Borrowers and the Recovering Bank the excess amount so re-distributed shall be treated as not having been paid but the obligations of the Borrowers to the other Banks shall, to the extent of the amount so re-distributed to them, be treated as discharged.
13.3.2	If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Bank to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such Bank's pro-rata share of the amount which has to be refunded by the Recovering Bank.
13.3.3	Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purposes of this clause 13.3.
133.4	Notwithstanding the foregoing provisions of this clause 13.3, no Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Agent).
13.4	No release
For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 13.3 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 13.3.
13.5	No charge
The provisions of this clause 13 shall not, and shall not be construed so as to, constitute a charge by a Bank over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 13.3.
13.6	Further assurance
The Borrowers jointly and severally undertake with each Creditor that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of each Bank enforceable in accordance with their respective terms and that they will, at their expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Majority Banks may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.
13.7	Conflicts
In the event of any conflict between this Agreement and any of the other Borrowers' Security Documents, the provisions of this Agreement shall prevail.

14	Accounts
14.1	General
The Borrowers jointly and severally undertake with each Creditor that they will:
14.1.1	(a) on or before the Drawdown Date of the first Advance to be drawn down, open each of the Accounts (other than the Collateral Operating Accounts) and (b) procure that the Collateral Owners will, on or before the Effective Date, open the Collateral Operating Accounts; and
14.1.2	procure that all moneys payable to each Borrower in respect of the Earnings of such Borrower's Ship shall, unless and until the Agent (acting on the instructions of the Majority Banks) directs to the contrary pursuant to the provisions of the relevant Deed of Covenant, be paid to such Borrower's Operating Account, Provided however that if any of the moneys paid to any of the Borrower's Operating Accounts are payable in a currency other than Dollars, the Account Bank shall (and each Borrower in respect of its own Operating Account hereby irrevocably instructs the Account Bank to) convert such moneys into Dollars at the Account Bank's spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term "spot rate of exchange" shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency.
14.2	Borrowers' Operating Accounts: withdrawals
Unless the Agent (acting on the instructions of the Majority Banks) otherwise agrees in writing, no Borrower shall be entitled to withdraw any moneys from its Operating Account at any time from the date of this Agreement and so long as any moneys are owing under the Security Documents save that, unless and until a Default shall occur and the Agent (acting on the instructions of the Majority Banks) shall direct to the contrary, each Borrower may withdraw moneys from its Operating Account for the following purposes:
14.2.1	to transfer to the Retention Account on each Retention Date all or part of the Retention Amount for such Retention Date;
14.2.2	to pay any amount to the Agent in or towards payments of any instalments of interest or principal or any other amounts then payable pursuant to the Security Documents;
14.2.3	to pay the proper and reasonable expenses of its Ship;
14.2.4	to pay the proper and reasonable expenses of administering its affairs; and
14.2.5	to pay dividends to the extent permitted by clause 8.3.12.
14.3	Retention Account: credits and withdrawals
14.3.1	The Borrowers hereby jointly and severally undertake with each Creditor that they will, from the date of this Agreement and so long as any moneys are owing under the Security Documents, on each Retention Date pay to the Account Bank for credit to the Retention Account, the Retention Amount for such Retention Date provided however that, to the extent that there are moneys standing to the credit of the Borrowers' Operating Accounts (or any of them) as at any Retention Date, such moneys shall, up to an amount equal to the Retention Amount for such Retention Date, be transferred to the Retention Account on that Retention Date (and the Borrowers hereby irrevocably authorise the Account Bank to effect each such transfer) and to that extent the Borrowers' obligations to make the payments referred to in this clause 14.3.1 shall have been fulfilled upon such transfer being effected. The obligation of the Borrowers under this clause 14.3.1 to pay moneys to the credit of the Retention Account shall cease to exist on the date falling after the Listing Date when the Aegean Marine Guarantor shall have complied with the financial undertakings contained in clause 5.3.1 of the Aegean Marine Guarantee.

14.3.2	Unless and until there shall occur an Event of Default (whereupon the provisions of clause 14.4 shall apply), each Retention Amount in respect of a Tranche credited to the Retention Account together with interest from time to time accruing or at any time accrued thereon shall be applied by the Account Bank (and the Borrowers hereby irrevocably authorise the Account Bank so to apply the same) upon each Repayment Date for the relevant Tranche and/or on each day that interest is payable pursuant to clause 3.1 on such Tranche, in or towards payment to the Agent of the relevant instalment then falling due for repayment or, as the case may be, the relevant amount of interest then due. Each such application by the Account Bank shall constitute a payment in or towards satisfaction of the Borrowers' corresponding payment obligations under this Agreement but shall be strictly without prejudice to the obligations of each of the Borrowers to make any such payment to the extent that the aforesaid application by the Account Bank is insufficient to meet the same.
14.3.3	Unless the Agent (acting on the instructions of the Majority Banks) otherwise agrees in writing and subject to clause 14.3.2, none of the Borrowers shall be entitled to withdraw any moneys from the Retention Account at any time from the date of this Agreement and so long as any moneys are owing under the Security Documents.
14.4	Application of Accounts
At any time after the occurrence of an Event of Default, the Agent may (and on the instructions of the Majority Banks shall), without notice to the Borrowers, instruct the Account Bank to apply all moneys then standing to the credit of the Accounts or any of them (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums due to the Creditors or any of them under the Security Documents in the manner specified in clause 13.1.
14.5	Charging of Accounts
The Accounts and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Account Pledges.
15	Assignment, transfer and lending office
15.1	Benefit and burden
This Agreement shall be binding upon, and enure for the benefit of, the Creditors and the Borrowers and their respective successors in title.
15.2	No assignment by Borrowers
No Borrower may assign or transfer any of its rights or obligations under this Agreement.
15.3	Transfers by Banks
Any Bank (the "Transferor Bank") may at any time cause all or any part of its rights, benefits and/or obligations under this Agreement and the Security Documents to be transferred to any other bank or financial institution (a "Transferee Bank") by delivering to the Agent a Transfer Certificate duly completed and duly executed by the Transferor Bank and the Transferee Bank. No such transfer is binding on, or effective in relation to, the Borrowers or the Agent unless (i) it is effected or evidenced by a Transfer Certificate which complies with the provisions of this clause 15.3 and is signed by or on behalf of the Transferor Bank, the Transferee Bank and the Agent (on behalf of itself, the Borrowers and the other Creditors) and (ii) such transfer of rights under the other Security Documents has been effected and registered. Upon signature of any such Transfer Certificate by the Agent, which signature shall be effected as promptly as is practicable after such Transfer Certificate has been delivered to the Agent, and subject to the terms of such Transfer Certificate, such Transfer Certificate shall have effect as set out below.

The following further provisions shall have effect in relation to any Transfer Certificate:
15.3.1	a Transfer Certificate may be in respect of a Bank's rights in respect of all, or part of, its Commitment and shall be in respect of the same proportion of its Contribution;
15.3.2	a Transfer Certificate shall only be in respect of rights and obligations of the Transferor Bank in its capacity as a Bank and shall not transfer its rights and obligations as the Agent, or in any other capacity, as the case may be and such other rights and obligations may only be transferred in accordance with any applicable provisions of this Agreement;
15.3.3	a Transfer Certificate shall take effect in accordance with English law as follows:
(a)	to the extent specified in the Transfer Certificate, the Transferor Bank's payment rights and all its other rights (other than those referred to in clause 15.3.2 above) under this Agreement are assigned to the Transferee Bank absolutely, free of any defects in the Transferor Bank's title and of any rights or equities which the Borrowers had against the Transferor Bank;
(b)	the Transferor Bank's Commitment is discharged to the extent specified in the Transfer Certificate;
(c)	the Transferee Bank becomes a Bank with a Contribution and/or a Commitment of the amounts specified in the Transfer Certificate;
(d)	the Transferee Bank becomes bound by all the provisions of this Agreement and the Security Documents which are applicable to the Banks generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Arranger, the Agent and the Security Agent and to the extent that the Transferee Bank becomes bound by those provisions, the Transferor Bank ceases to be bound by them;
(e)	an Advance or part of an Advance which the Transferee Bank makes after the Transfer Certificate comes into effect ranks in point of priority and security in the same way as it would have ranked had it been made by the Transferor Bank, assuming that any defects in the Transferor Bank's title and any rights or equities of any Security Party against the Transferor Bank had not existed; and
(f)	the Transferee Bank becomes entitled to all the rights under this Agreement which are applicable to the Banks generally, including but not limited to those relating to the Majority Banks and those under clauses 3.6, 5 and 12 and to the extent that the Transferee Bank becomes entitled to such rights, the Transferor Bank ceases to be entitled to them;
15.3.4	the rights and equities of the Borrowers or of any other Security Party referred to above include, but are not limited to, any right of set-off and any other kind of cross-claim; and
15.3.5	the Borrowers, the Account Bank, the Security Agent, the Arranger, the Swap Providers and the Banks hereby irrevocably authorise and instruct the Agent to sign any such Transfer Certificate on their behalf and undertake not to withdraw, revoke or qualify such authority or instruction at any time. Promptly upon its signature of any Transfer Certificate, the Agent shall notify the Borrowers, the Transferor Bank and the Transferee Bank.
15.4	Reliance on Transfer Certificate
15.4.1	The Agent shall be entitled to rely on any Transfer Certificate believed by it to be genuine and correct and to have been presented or signed by the persons by whom it purports to have been presented or signed, and shall not be liable to any of the parties to this Agreement and the Security Documents for the consequences of such reliance.
15.4.2	The Agent shall at all times during the continuation of this Agreement maintain a register in which it shall record the name, Commitments, Contributions and administrative details

(including the lending office) from time to time of the Banks holding a Transfer Certificate and the date at which the transfer referred to in such Transfer Certificate held by each Bank was transferred to such Bank, and the Agent shall make the said register available for inspection by any Bank or any Borrower during normal banking hours upon receipt by the Agent of reasonable prior notice requesting the Agent to do so.
15.4.3	The entries on the said register shall, in the absence of manifest error, be conclusive in determining the identities of the Commitments, the Contributions and the Transfer Certificates held by the Banks from time to time and the principal amounts of such Transfer Certificates and may be relied upon by the Agent and the other Security Parties for all purposes in connection with this Agreement and the Security Documents.
15.5	Transfer fees and expenses
If any Bank causes the transfer of all or any part of its rights, benefits and/or obligations under the Security Documents, the Borrowers shall pay to the Agent on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses), and all value added tax thereon, verified by the Agent as having been incurred by such Bank in connection with such transfer.
15.6	Documenting transfers
If any Bank assigns all or any part of its rights or transfers all or any part of its rights, benefits and/or obligations as provided in clause 15.3, the Borrowers jointly and severally undertake, immediately on being requested to do so by the Agent and at the cost of the Transferor Bank, to enter into, and procure that the other Security Parties shall (at the cost of the Transferor Bank) enter into, such documents as may be necessary or desirable to transfer to the Transferee Bank all or the relevant part of such Bank's interest in the Security Documents and all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to the Transferor Bank and/or its Transferee Bank (as the case may be) to the extent of their respective interests.
15.7	Sub-participation
A Bank may sub-participate all or any part of its rights and/or obligations under the Security Documents without the consent of, or notice to, the Borrowers.
15.8	Lending
office Each Bank shall lend through its office at the address specified in schedule 2 or, as the case may be, in any relevant Transfer Certificate or through any other office of such Bank selected from time to time by it through which such Bank wishes to lend for the purposes of this Agreement. If the office through which a Bank is lending is changed pursuant to this clause 15.8, such Bank shall notify the Agent promptly of such change and the Agent shall notify the Borrowers, the Security Agent, the Account Bank, the Swap Providers and the other Banks.
15.9	Disclosure of information
A Bank may disclose to a prospective assignee, transferee or to any other person who may propose entering into contractual relations with such Bank in relation to this Agreement such information about the Borrowers and/or the other Security Parties as such Bank shall consider appropriate.
16	Arranger, Agent and Security Agent
16.1	Appointment of the Agent
Each Bank and each Swap Provider irrevocably appoints the Agent as its agent for the purposes of this Agreement and such of the Security Documents to which it may be appropriate for the

Agent to be party. By virtue of such appointment, each of the Banks and each of the Swap Providers hereby authorises the Agent:
16.1.1	to execute such documents as may be approved by the Majority Banks for execution by the Agent; and
16.1.2	(whether or not by or through employees or agents) to take such action on such Bank's or such Swap Provider's behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement and/or any other Security Document, together with such powers and discretions as are reasonably incidental thereto.
16.2	Agent's actions
Any action taken by the Agent under or in relation to this Agreement or any of the other Security Documents whether with requisite authority or on the basis of appropriate instructions, received from the Banks and/or the Swap Providers (or as otherwise duly authorised) shall be binding on all the Banks and the Swap Providers.
16.3	Agent's duties
The Agent shall:
16.3.1	promptly notify each Bank and each Swap Provider of the contents of each notice, certificate or other document received by it from the Borrowers under or pursuant to clauses 8.1.1, 8.1.5 and 8.1.7; and
16.3.2	(subject to the other provisions of this clause 16) take (or instruct the Security Agent to take) such action or, as the case may be, refrain from taking (or authorise the Security Agent to refrain from taking) such action with respect to the exercise of any of its rights, remedies, powers and discretions as agent, as the Majority Banks may direct.
16.4	Agent's rights
The Agent may:
16.4.1	in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement or any of the other Security Documents, act or, as the case may be, refrain from acting (or authorise the Security Agent to act or refrain from acting) in accordance with the instructions of the Banks and/or the Swap Providers, and shall be fully protected in so doing;
16.4.2	unless and until it shall have received directions from the Majority Banks, take such action or, as the case may be, refrain from taking such action (or authorise the Security Agent to take or refrain from taking such action) in respect of a Default of which the Agent has actual knowledge as it shall deem advisable in the best interests of the Banks and the Swap Providers (but shall not be obliged to do so);
16.4.3	refrain from acting (or authorise the Security Agent to refrain from acting) in accordance with any instructions of the Banks and/or the Swap Providers to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents until it and/or the Security Agent has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it would or might incur as a result;
16.4.4	deem and treat (i) each Bank as the person entitled to the benefit of the Contribution of such Bank for all purposes of this Agreement unless and until a notice shall have been filed with the Agent pursuant to clause 15.3 and shall have become effective, and (ii) the office set opposite the name of each of the Banks in schedule 2 unless and until a written notice of change of lending office shall have been received by the Agent and the Agent may act upon any such notice unless and until the same is superseded by a further such notice;

16.4.5	rely as to matters of fact which might reasonably be expected to be within the knowledge of any Security Party upon a certificate signed by any director or officer of the relevant Security Party on behalf of the relevant Security Party; and
16.4.6	do anything which is in its opinion necessary or desirable to comply with any law or regulation in any jurisdiction.
16.5	No liability of Arranger or Agent
Neither the Arranger nor the Agent nor any of their respective employees and agents shall:
16.5.1	be obliged to make any enquiry as to the use of any of the proceeds of the Loan unless (in the case of the Agent) so required in writing by a Bank, in which case the Agent shall promptly make the appropriate request to the Borrowers; or
16.5.2	be obliged to make any enquiry as to any breach or default by the Borrowers or any of them or any other Security Party in the performance or observance of any of the provisions of this Agreement or any of the other Security Documents or as to the existence of a Default unless (in the case of the Agent) the Agent has actual knowledge thereof or has been notified in writing thereof by a Bank or a Swap Provider, in which case the Agent shall promptly notify the Banks and the Swap Providers of the relevant event or circumstance; or
16.5.3	be obliged to enquire whether or not any representation or warranty made by the Borrowers or any of them or any other Security Party pursuant to this Agreement or any of the other Security Documents is true; or
16.5.4	be obliged to do anything (including, without limitation, disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any person; or
16.5.5	be obliged to account to any Bank or either Swap Provider for any sum or the profit element of any sum received by it for its own account; or
16.5.6	be obliged to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents other than on the instructions of the Majority Banks; or
16.5.7	be liable to any Bank or either Swap Provider for any action taken or omitted under or in connection with this Agreement or any of the other Security Documents unless caused by its gross negligence or wilful misconduct.
For the purposes of this clause 16, neither the Arranger nor the Agent shall be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the Arranger or the person for the time being acting as the Agent may become aware in the context of corporate finance, advisory or lending activities from time to time undertaken by the Arranger or, as the case may be, the Agent for any Security Party or any other person which may be a trade competitor of any Security Party or may otherwise have commercial interests similar to those of any Security Party.
16.6	Non-reliance on Arranger or Agent
Each Bank and each Swap Provider acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Arranger or the Agent to induce it to enter into this Agreement or any of the other Security Documents and that it has made and will continue to make, without reliance on the Arranger or the Agent and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Security Parties and its own independent investigation of the financial condition, prospects and affairs of the Security Parties in connection with the making and continuation of such Bank's Commitment or Contribution under this Agreement. Neither the Arranger nor the Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or either Swap Provider with any credit or other information with respect to any Security Party whether coming into its possession before the making of the Loan or at any time or times thereafter other than as provided in clause 16.3.1.
16.7	No responsibility on Arranger or Agent for Borrowers' performance
Neither the Arranger nor the Agent shall have any responsibility or liability to any Bank or either Swap Provider:
16.7.1	on account of the failure of any Security Party to perform its obligations under any of the Security Documents; or
16.7.2	for the financial condition of any Security Party; or
16.7.3	for the completeness or accuracy of any statements, representations or warranties in any of the Security Documents or any document delivered under any of the Security Documents; or
16.7.4	for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any of the Security Documents or of any certificate, report or other document executed or delivered under any of the Security Documents; or
16.7.5	to investigate or make any enquiry into the title of the Borrowers or any other Security Party to the Ships or any other security or any part thereof; or
16.7.6	for the failure to register any of the Security Documents with any official or regulatory body or office or elsewhere; or
16.7.7	for taking or omitting to take any other action under or in relation to any of the Security Documents or any aspect of any of the Security Documents; or
16.7.8	on account of the failure of the Security Agent to perform or discharge any of its duties or obligations under the Security Documents; or
16.7.9	otherwise in connection with this Agreement or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Banks or the Swap Providers.
16.8	Reliance on documents and professional advice
Each of the Arranger and the Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in the Arranger's or, as the case may be, the Agent's employment).
16.9	Other dealings
Each of the Arranger and the Agent may, without any liability to account to the Banks or the Swap Providers, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, and provide advisory or other services to, any Security Party or any of its Related Companies or any of the Banks or the Swap Providers as if it were not the Arranger or, as the case may be, the Agent.
16.10	Rights of Agent as Bank; no partnership
With respect to its own Commitment and Contribution (if any) the Agent shall have the same rights and powers under the Security Documents as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and the term "Banks" shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Bank. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

16.11	Amendments and waivers
16.11.1	Subject to clause 16.11.2, the Agent may, with the consent of the Majority Banks (or if and to the extent expressly authorised by the other provisions of any of the Security Documents) and, if so instructed by the Majority Banks, shall:
(a)	agree (or authorise the Security Agent to agree) amendments or modifications to any of the Security Documents with the Borrowers and/or any other Security Party; and/or
(b)	vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of any of the other Security Documents by the Borrowers and/or any other Security Party (or authorise the Security Agent to do so).
Any such action so authorised and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks and the Swap Providers by the Agent and (without prejudice to the generality of clause 16.2) shall be binding on the Banks and the Swap Providers.
16.11.2	Except with the prior written consent of the Banks and the Swap Providers, the Agent shall have no authority on behalf of the Banks and the Swap Providers to agree (or authorise the Security Agent to agree) with the Borrowers and/or any other Security Party any amendment or modification to any of the Security Documents or to grant (or authorise the Security Agent to grant) waivers in respect of breaches or defaults or to vary or excuse (or authorise the Security Agent to vary or excuse) performance of or under any of the Security Documents by the Borrowers or any of them and/or any other Security Party, if the effect of such amendment, modification, waiver or excuse would be to:
(a)	reduce the Margin;
(b)	postpone the due date or reduce the amount of any payment of principal, interest or other amount payable by any Security Party under any of the Security Documents;
(c)	change the currency in which any amount is payable by any Security Party under any of the Security Documents;
(d)	increase any Bank's Commitment;
(e)	extend the Termination Date;
(f)	change any provision of any of the Security Documents which expressly or implied requires the approval or consent of all the Banks such that the relevant approval or consent may be given otherwise than with the sanction of all the Banks;
(g)	change the order of distribution under clauses 6.9 and 13.1;
(h)	change this clause 16.11;
(i)	change the definition of "Majority Banks" in clause 1.2; or
(j)	release any Security Party from the security constituted by any Security Document (except as required by the terms thereof or by law) or change the terms and conditions upon which such security or guarantee may be, or is required to be, released.
16.12	Reimbursement and indemnity by Banks
Each Bank shall reimburse the Agent (rateably in accordance with such Bank's Commitment or, if after the drawdown of the first Advance to be drawn down, in accordance with such Bank's Contribution), to the extent that the Agent is not reimbursed by the Borrowers, for the costs, charges and expenses incurred by the Agent which are expressed to be payable by the Borrowers under clause 5.1 including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Agent (rateably in accordance with such Bank's Commitment or, if after the drawdown of the first Advance to be drawn down, in accordance with such Bank's Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Agent in connection with any of the Security Documents or the performance of its duties under any of the Security Documents or any action taken or omitted by the Agent under any of the Security Documents, unless such liabilities, damages, costs or claims arise from the Agent's own gross negligence or wilful misconduct.
16.13	Retirement of Agent
16.13.1	The Agent may, having given to the Borrowers and each of the Banks and each of the Swap Providers not less than fifteen (15) days' notice of its intention to do so, retire from its appointment as Agent under this Agreement, provided that no such retirement shall take effect unless there has been appointed by the Banks and the Swap Providers as a successor agent:
(a)	a Related Company of the Agent nominated by the Agent which the Banks and the Swap Providers hereby irrevocably and unconditionally agree to appoint or, failing such nomination,
(b)	a Bank nominated by the Majority Banks or, failing such a nomination,
(c)	any reputable and experienced bank or financial institution nominated by the retiring Agent.
Any corporation into which the retiring Agent may be merged or converted or any corporation with which the Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement and the other Security Documents without the execution or filing of any document or any further act on the part of any of the parties to this Agreement and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party and the Banks and the Swap Providers. Prior to any such successor being appointed, the Agent agrees to consult with the Borrowers as to the identity of the proposed successor and to take account of any reasonable objections which the Borrowers may raise to such successor being appointed.
16.13.2	Upon any such successor as aforesaid being appointed, the retiring Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent. The retiring Agent shall (at the expense of the Borrowers) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.
16.14	Appointment and retirement of Security Agent
16.14.1	Appointment
Each of the Banks, the Swap Providers and the Agent irrevocably appoints the Security Agent as its security agent and trustee for the purposes of this Agreement and the Security Documents to which the Security Agent is or is to be a party, in each case on the terms set out in this Agreement. By virtue of such appointment, each of the Banks, the Swap Providers and the Agent hereby authorises the Security Agent (whether or not by or through employees or agents) to take such action on its behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Security Agent by this Agreement and/or the Security Documents to which the Security Agent is or is intended to be a party, together with such powers and discretions as are reasonably incidental thereto.

16.14.2	Retirement
Without prejudice to clause 16.13, the Security Agent may, having given to the Borrowers and each of the Banks and the Swap Providers not less than fifteen (15) days' notice of its intention to do so, retire from its appointment as Security Agent under this Agreement and any Trust Deed, provided that no such retirement shall take effect unless there has been appointed by the Banks, the Swap Providers and the Agent as a successor security agent and trustee:
(a)	a Related Company of the Security Agent nominated by the Security Agent which the Agent, the Banks and the Swap Providers hereby irrevocably and unconditionally agree to appoint or, failing such nomination,
(b)	a bank or trust corporation nominated by the Majority Banks or, failing such a nomination,
(c)	any bank or trust corporation nominated by the retiring Security Agent, and, in any case, such successor security agent and trustee shall have duly accepted such appointment by delivering to the Agent (i) written confirmation (in a form acceptable to the Agent) of such acceptance agreeing to be bound by this Agreement in the capacity of Security Agent as if it had been an original party to this Agreement and (ii) a duly executed Trust Deed.
Any corporation into which the retiring Security Agent may be merged or converted or any corporation with which the Security Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Security Agent shall be a party shall, to the extent permitted by applicable law, be the successor Security Agent under this Agreement, any Trust Deed and the other Security Documents referred to in clause 16.14.1 without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, any Trust Deed and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party and the Banks and the Swap Providers. Prior to any such successor being appointed, the Security Agent agrees to consult with the Borrowers as to the identity of the proposed successor and to take account of any reasonable objections which the Borrowers may raise to such successor being appointed.
Upon any such successor as aforesaid being appointed, the retiring Security Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Security Agent. The retiring Security Agent shall (at the expense of the Borrowers) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.
16.15	Powers and duties of the Security Agent
16.15.1	The Security Agent shall have no duties, obligations or liabilities to any of the Banks, the Swap Providers and the Agent beyond those expressly stated in any of the Security Documents. Each of the Agent, the Banks and the Swap Providers hereby authorises the Security Agent to enter into and execute:
(a)	each of the Security Documents to which the Security Agent is or is intended to be a party; and
(b)	any and all such other Security Documents as may be approved by the Agent in writing (acting on the instructions of the Majority Banks) for entry into by the Security Agent,

and, in each and every case, to hold any and all security thereby created upon trust for the Banks, the Swap Providers and the Agent in the manner contemplated by this Agreement.
16.15.2	Subject to clause 16.15.3 the Security Agent may, with the prior consent of the Majority Banks communicated in writing by the Agent, concur with any of the Security Parties to:
(a)	amend, modify or otherwise vary any provision of the Security Documents to which the Security Agent is or is intended to be a party; or
(b)	waive breaches of, or defaults under, or otherwise excuse performance of, any provision of the Security Documents to which the Security Agent is or is intended to be a party.
Any such action so authorised and effected by the Security Agent shall be promptly notified to the Banks, the Swap Providers and the Agent by the Security Agent and shall be binding on the other Creditors.
16.15.3	The Security Agent shall not concur with any Security Party with respect to any of the matters described in clause 16.11.2 without the consent of the Banks communicated in writing by the Agent.
16.15.4	The Security Agent shall (subject to the other provisions of this clause 16) take such action or, as the case may be, refrain from taking such action, with respect to any of its rights, powers and discretions as security agent and trustee, as the Agent may direct. Subject as provided in the foregoing provisions of this clause, unless and until the Security Agent shall have received such instructions from the Agent, the Security Agent may, but shall not be obliged to, take (or refrain from taking) such action under or pursuant to the Security Documents referred to in clause 16.14.1 as the Security Agent shall deem advisable in the best interests of the Creditors provided that (for the avoidance of doubt), to the extent that this clause might otherwise be construed as authorising the Security Agent to take, or refrain from taking, any action of the nature referred to in clause 16.15.2 - and for which the prior consent of the Banks is expressly required under clause 16.15.3 - clauses 16.15.2 and 16.15.3 shall apply to the exclusion of this clause.
16.15.5	None of the Banks nor the Agent nor the Swap Providers shall have any independent power to enforce any of the Security Documents referred to in clause 16.14.1 or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or any of them or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents or any of them except through the Security Agent.
16.15.6	For the purpose of this clause 16, the Security Agent may, rely and act in reliance upon any information from time to time furnished to the Security Agent by the Agent (whether pursuant to clause 16.15.7 or otherwise) unless and until the same is superseded by further such information, so that the Security Agent shall have no liability or responsibility to any party as a consequence of placing reliance on and acting in reliance upon any such information unless the Security Agent has actual knowledge that such information is inaccurate or incorrect.
16.15.7	Without prejudice to the foregoing each of the Agent, the Swap Providers and the Banks (whether directly or through the Agent) shall provide the Security Agent with such written information as it may reasonably require for the purpose of carrying out its duties and obligations under the Security Documents referred to in clause 16.14.1.
16.15.8	Each Bank shall reimburse the Security Agent (rateably in accordance with such Bank's Commitment or Contribution), to the extent that the Security Agent is not reimbursed by the Borrowers, for the costs, charges and expenses incurred by the Agent which are expressed to be payable by the Borrowers under clause 5.2 including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Security Agent (rateably in accordance with such Bank's Commitment or Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Security Agent in connection with any of the Security Documents or the performance of its duties under any of the Security Documents or any action taken or omitted by the Security Agent under any of the Security

Documents, unless such liabilities, damages, costs or claims arise from the Security Agents own gross negligence or wilful misconduct.
16.16	Trust provisions
16.16.1	The trusts constituted or evidenced in or by this Agreement and the Trust Deed shall remain in full force and effect until whichever is the earlier of:
(a)	the expiration of a period of eighty (80) years from the date of this Agreement; and
(b)	receipt by the Security Agent of confirmation in writing by the Agent that there is no longer outstanding any Indebtedness (actual or contingent) which is secured or guaranteed or otherwise assured by or under any of the Security Documents, and the parties to this Agreement declare that the perpetuity period applicable to this Agreement and the trusts declared by the Trust Deed shall for the purposes of the Perpetuities and Accumulations Act 1964 be the period of eighty (80) years from the date of this Agreement.
16.16.2	In its capacity as trustee in relation to the Security Documents specified in clause 16.14.1, the Security Agent shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of any of those Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by any of those Security Documents.
16.16.3	It is expressly declared that, in its capacity as trustee in relation to the Security Documents specified in clause 16.14.1, the Security Agent shall be entitled to invest moneys forming part of the security and which, in the opinion of the Security Agent, may not be paid out promptly following receipt in the name or under the control of the Security Agent in any of the investments for the time being authorised by law for the investment by trustees of trust moneys or in any other property or investments whether similar to the aforesaid or not or by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify its investments and the Security Agent may at any time vary or transpose any such property or investments for or into any others of a like nature and shall not be responsible for any loss due to depreciation in value or otherwise of such property or investments. Any investment of any part or all of the security may, at the discretion of the Security Agent, be made or retained in the names of nominees.
16.17	Independent action by Creditors
None of the Creditors shall enforce, exercise any rights, remedies or powers or grant any consents or releases under or pursuant to, or otherwise have a direct recourse to the security and/or guarantees constituted by any of the Security Documents without the prior written consent of the Majority Banks but, Provided such consent has been obtained, it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.
16.18	Common Agent and Security Agent
The Agent and the Security Agent have entered into the Security Documents in their separate capacities (a) as agent for the Banks and the Swap Providers under and pursuant to this Agreement (in the case of the Agent) and (b) as security agent and trustee for the Banks, the Swap Providers and the Agent under and pursuant to this Agreement, to hold the guarantees and/or security created by the Security Documents specified in clause 16.14.1 on the terms set out in such Security Documents (in the case of the Security Agent). However, from time to time the Agent and the Security Agent may be the same entity. When the Agent and the Security Agent are the same entity and any Security Document provides for the Agent to communicate with or provide instructions to the Security Agent (and vice versa), it will not be necessary for there to be any such formal communications or instructions on those occasions.

16.19	Co-operation to achieve agreed priorities of application
The Banks, the Swap Providers and the Agent shall co-operate with each other and with the Security Agent and any receiver under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with clause 13.1 (unless otherwise expressly provided for in any such Security Document).
16.20	Prompt distribution of proceeds
Moneys received by any of the Creditors (whether from a receiver or otherwise) pursuant to the exercise of (or otherwise by virtue of the existence of) any rights and powers under or pursuant to any of the Security Documents shall (after providing for all costs, charges, expenses and liabilities and other payments ranking in priority) be paid to the Agent for distribution (in the case of moneys so received by any of the Creditors other than the Agent or the Security Agent) and shall be distributed by the Agent or, as the case may be, the Security Agent (in the case of moneys so received by the Agent or, as the case may be, the Security Agent) in each case in accordance with clause 13.1. The Agent or, as the case may be, the Security Agent shall make each such application and/or distribution as soon as is practicable after the relevant moneys are received by, or otherwise become available to, the Agent or, as the case may be, the Security Agent save that (without prejudice to any other provision contained in any of the Security Documents) the Agent or, as the case may be, the Security Agent (acting on the instructions of the Majority Banks) or any receiver may credit any moneys received by it to a suspense account for so long and in such manner as the Agent or such receiver may from time to time determine with a view to preserving the rights of the Agent and/or the Security Agent and/or the Account Bank and/or the Arranger and/or the Banks and/or the Swap Providers or any of them to provide for the whole of their respective claims against the Borrowers or any other person liable.
17	Notices and other matters
17.1	Notices
Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:
17.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;
17.1.2	be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or three (3) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and
17.1.3	be sent:
(a)	if to the Borrowers or any of them at:

c/o Aegean Bunkering Services Inc.
10 Akti Kondili
185 45 Piraeus
Greece

	Fax no:	+30 210 458 6242
	Attn:	Mr A. Manitsas

(b)	if to the Arranger and/or Agent and/or the Account Bank and/or the Security Agent at:

Aegean Baltic Bank S.A.
217A Kifissias Ave.
151 24 Maroussi
Attiki
Greece

	Fax No:	+30 210 62 34 192
	Attn:	Business Development

(c)	if to a Bank, to its address or fax number specified in schedule 2 or in any relevant Transfer Certificate; and

(d)	if to a Swap Provider, to its address or fax number specified in paragraph (a) of Part 4 of the Schedule to the relevant Master Swap Agreement,

or to such other address and/or numbers as is notified by one party to the other parties under this Agreement.
17.2	Notices through the Agent
Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) any other Security Document to be given by the Borrowers or any of them to any other party (other than the Swap Providers), shall be given to the Agent for onward transmission as appropriate and if it is to be given to the Borrowers it shall (except otherwise provided in the Security Documents) be given to the Agent.
17.3	No implied waivers, remedies cumulative
No failure or delay on the part of a Creditor to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by such Creditor of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.
17.4	English language
All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Creditors or any of them shall be entitled to rely.
17.5	Borrowers' obligations
17.5.1	Joint and several
Notwithstanding anything to the contrary contained in any of the Security Documents, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by the Security Documents to which it is, or is to be, a party notwithstanding that the other Borrowers which are intended to sign or to be bound may not do so or be effectually bound and notwithstanding that any of the Security Documents may be invalid or unenforceable against the other Borrowers, whether or not the deficiency is known to any of the Creditors.
17.5.2	Borrowers as principal debtors
Each Borrower acknowledges and confirms that it is a principal and original debtor in respect of all amounts which may become payable by the Borrowers in accordance with the terms of this Agreement or any of the other Security Documents and agrees that the Creditors may also continue to treat it as such, whether or not any Creditor is or becomes aware that such Borrower is or has become a surety for the other Borrowers.

17.5.3	Indemnity
The Borrowers hereby agree jointly and severally to keep the Creditors fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of any Borrower to perform or discharge any purported obligation or liability of the other Borrowers which would have been the subject of this Agreement or any other Security Document had it been valid and enforceable and which is not or ceases to be valid and enforceable against the other Borrowers on any ground whatsoever, whether or not known to a Creditor including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the other Borrowers (or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding up, administration, receivership, amalgamation, reconstruction or any other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Security Party).
17.5.4	Liability unconditional
 None of the obligations or liabilities of the Borrowers under this Agreement or any other Security Document shall be discharged or reduced by reason of:
(a)	the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Borrower or any other person liable;
(b)	the Agent (acting on the instructions of the Majority Banks) granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, any Borrower or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting, varying any compromise, arrangement or settlement or omitting to claim or enforce payment from any Borrower or any other person liable; or
(c)	anything done or omitted which but for this provision might operate to exonerate the Borrowers or any of them.
17.5.5	Recourse to other security
The Creditors shall not be obliged to make any claim or demand or to resort to any Security Document or other means of payment now or hereafter held by or available to it for enforcing this Agreement or any of the Security Documents against any Borrower or any other person liable and no action taken or omitted by any Creditor in connection with any such Security Document or other means of payment will discharge, reduce, prejudice or affect the liability of the Borrowers under this Agreement and the Security Documents to which any of them is, or is to be, a party.
17.5.6	Waiver of Borrowers' rights Each Borrower agrees with each Creditor that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Total Commitment remains outstanding, it will not, without the prior written consent of the Agent (acting on the instructions of the Majority Banks):
(a)	exercise any right of subrogation, reimbursement and indemnity against the other Borrowers or any other person liable under the Security Documents;
(b)	demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to such Borrower from the other Borrowers or from any other person liable or demand or accept any guarantee, indemnity or other assurance against financial loss or any document or instrument created or evidencing an Encumbrance in respect of the same or dispose of the same;
(c)	take any steps to enforce any right against the other Borrowers or any other person liable in respect of any such moneys; or
(d)	claim any set-off or counterclaim against the other Borrowers or any other person liable or claiming or proving in competition with any Creditor in the liquidation of the other Borrowers or any other person liable or have the benefit of, or share in, any payment from or composition with, the other Borrowers or any other person liable or any other Security Document now or hereafter held by any Creditor for any moneys owing under this Agreement or for the obligations or liabilities of any other person liable but so that, if so directed by the Agent, it will prove for the whole or any part of its claim in the liquidation of the other Borrowers or other person liable on terms that the benefit of such proof and all money received by it in respect thereof shall be held on trust for the Banks and applied in or towards discharge of any moneys owing under this Agreement in such manner as the Agent (acting on the instructions of the Majority Banks) shall deem appropriate.
17.5.7	Maximum liability
(a)	Each Borrower shall be entitled to rights of contribution as against the other Borrowers however, such rights of contribution shall (i) not in any way (except as otherwise expressly set forth in clause 17.5.7(b) below) condition or lessen the liability of each Borrower as a joint and several borrower for the whole of the obligation owed to the Creditors hereunder, and under the Security Documents and (ii) be fully subject and subordinate to the rights of the Creditors against the Borrowers hereunder, and under the Security Documents.
(b)	Notwithstanding anything to the contrary contained in this Agreement, or any of the Security Documents, in the event that any court or other judicial body of competent jurisdiction determines that legal principles of fraudulent conveyances, fraudulent transfers or similar concepts are applicable in evaluating the enforceability against any particular Borrower or its assets of this Agreement or any Security Document granted by the Borrowers as security for their respective obligations thereunder and that under such principles, this Agreement or such other Security Document would not be enforceable against such Borrower or its assets unless the following provisions of this clause 17.5.7(b) had effect, then, the maximum liability of any of the Borrowers hereunder, (the "Maximum Liability Amount") shall be limited so that in no event shall such amount exceed the lesser of (i) the obligations of the Borrowers hereunder (in the principal amount of up to Sixty four million seven hundred and fifty thousand Dollars ($64,750,000), plus interest, expenses and fees and any amounts owing under the Master Swap Agreements from time to time), and (ii) an amount equal to the aggregate, without double counting, of (A) ninety-five per cent (95%) of such Borrower's Adjusted Net Worth (as hereinafter defined) on the date hereof, on the date of commencement of a case under the Bankruptcy Code of the United States of America, as amended (11 U.S.C. ss 101-1330) (the "Bankruptcy Code") or any similar legislation in any other jurisdiction, in which such Borrower is a debtor, or on the date enforcement of this Agreement is sought (the "Determination Date"), whichever is greater, (B) the aggregate fair value of such Borrower's Subrogation and Contribution Rights (as hereinafter defined) and (C) the amount of any Valuable Transfer (as hereinafter defined) to such Borrower; provided that any Borrower's liability under this Agreement shall further be limited to the extent, if any, required so that the obligations of any Borrower under this Agreement shall not be subject to avoidance under Section 548 of the Bankruptcy Code or any similar provision under the legislation of any other relevant jurisdiction, or to being set aside or annulled under any applicable law relating to fraudulent transfers or fraudulent conveyances. In determining the limitations, if any, on the amount of any Borrower's obligations hereunder pursuant to the preceding sentence, any rights of subrogation or contribution (collectively the "Subrogation and Contribution Rights") which such Borrower may have on the Determination Date with respect to the Funding Borrower (as hereinafter defined) under applicable law shall be taken into account.
(c)	As used herein "Adjusted Net Worth" of each Borrower shall mean, as of any date of determination thereof, an amount equal to the lesser of (i) an amount equal to the excess of (A) the amount of the present fair saleable value of the assets of such Borrower over (B) the amount that will be required to pay such Borrower's probable liability on its then existing debts, including contingent liabilities, as they become absolute and matured, and (ii) an amount equal to the excess of (aa) the sum of such Borrower's property at a fair valuation over (bb) the amount of all liabilities of such Borrower, contingent or otherwise, as such terms are construed in accordance with applicable federal and state laws in the United States of America, or the laws of other applicable jurisdictions, governing determinations of the insolvency of debtors.
(d)	In determining the Adjusted Net Worth of each Borrower for purposes of calculating the Maximum Liability Amount for such Borrower, the liabilities of such Borrower to be used in such determination pursuant to each clause of the preceding sentence shall in any event exclude (i) the liabilities of such Borrower under this Agreement, (ii) any liabilities of such Borrower subordinated in right of payment to this Agreement and (iii) any liabilities of such Borrower for Subrogation and Contribution Rights to the other Borrowers.
(e)	As used herein "Valuable Transfer" shall mean, in respect of each Borrower, (i) all loans, advances or capital contributions made to such Borrower with proceeds of the Loan, (ii) all debt securities or other obligations of such Borrower acquired from such Borrower or retired by such Borrower with proceeds of the Loan and transferred, absolutely and not as collateral, to such Borrower, (iii) the fair market value of all property acquired with proceeds of the Loan and transferred, absolutely and not as collateral, to such Borrower, (iv) all equity securities of such Borrower acquired from such Borrower with proceeds of the Loan and (v) the value of any other economic benefits in accordance with applicable federal and state laws, or the laws of other applicable jurisdictions, governing determinations of the insolvency of debtors, in each case accruing to such Borrower as a result of the Loan.
(f)	Without in any way modifying or affecting the obligations of any of the Borrowers hereunder, in the event any of the Borrowers shall make any payment or payments to the Creditors under this Agreement in an aggregate amount in excess of such Borrower's Percentage (such Borrower the "Funding Borrower"; the Borrowers other than the Funding Borrower, the "Other Borrowers"), the Other Borrowers shall contribute to the Funding Borrower an amount equal to the Other Borrowers' Percentage of such payment or payments made by the Funding Borrower. For the purposes hereof, the Funding Borrower's or Other Borrowers' Percentage shall be determined as of the date on which such payment was made by reference to the ratio of (i) the Funding Borrower's or Other Borrowers' Adjusted Net Worth as of such date to (ii) the aggregate Adjusted Net Worth of all the Borrowers (including the Funding Borrower) as of such date. Nothing in this paragraph shall affect each Borrower's several liability to the Creditors for the entire amount of the obligations of the Borrowers under this Agreement (up to the limitations set forth in the preceding paragraph) or in any other manner impair any right or remedy of the Creditors hereunder. The limitations provided above are intended solely to preserve the rights of the Agent under this Agreement to the maximum extent permitted by applicable law and none of the Borrowers nor any other person shall have any right hereunder that it would not otherwise have under applicable law.
18	Governing law and jurisdiction
18.1	Law
This Agreement and any non-contractual obligations in connection with this Agreement are governed by, and shall be construed in accordance with, English law.

18.2	Submission to jurisdiction
The Borrowers jointly and severally agree, for the benefit of each Creditor, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations in connection with this Agreement) against the Borrowers or any of them or any of their assets may be brought in the English courts. Each of the Borrowers irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Portland Place Nominees Limited at present of 34 Anyards Road, Cobham, Surrey KT11 21A, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of a Creditor to take proceedings against the Borrowers or any of them in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrowers or any of them may have against any Creditor arising out of or in connection with this Agreement (including any non-contractual obligations in connection with this Agreement).
18.3	Contracts (Rights of Third Parties) Act 1999
No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.
IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1
The Borrowers and their Ships
Part A
The Borrowers
	Borrower	Registered office
1	Kerkyra Marine S.A.	80 Broad Street, Monrovia, Liberia
2	Ithaki Marine S.A.	80 Broad Street, Monrovia, Liberia
3	Cephallonia Marine S.A.	80 Broad Street, Monrovia, Liberia
4	Paxoi Marine S.A.	80 Broad Street, Monrovia, Liberia
5	Zakynthos Marine S.A.	80 Broad Street, Monrovia, Liberia
6	los Marine Inc.	80 Broad Street, Monrovia, Liberia
7	Kythira Marine S.A.	80 Broad Street, Monrovia, Liberia

Part B
The Ships and their details
	(1) Hull No.	(2) Owning Company
1	QHS-207	Kerkyra Marine S.A.
2	QHS-208	Ithaki Marine S.A.
3	QHS-209	Cephallonia Marine S.A.
4	QHS-210	Paxoi Marine S.A.
5	QHS-215	Zakynthos Marine S.A.
6	QHS-216	los Marine Inc.
7	QHS-217	Kythira Marine S.A.

Schedule 2
The Banks and their Commitments
Name	Lending office and contact details	Commitment ($)
Aegean Baltic Bank S.A.	Lending Office Aegean Baltic Bank S.A. 217A Kifissias Ave. 151 24 Maroussi Greece Address for Notices Aegean Baltic Bank S.A. 217A Kifissias Ave. 151 24 Maroussi Greece Fax: +30 210 623 4192 Attn: Business Development	647,500
HSH Nordbank AG	Lending Office HSH Nordbank AG Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany Address for Notices HSH Nordbank AG Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany Fax: +49 40 33 33 34 118 Attn: Credit Risk Management - Shipping Europe & Offshore	64,102,500
Total Commitment		64,750,000

Schedule 3
Form of Drawdown Notice
(referred to in clause 2.4)

To:	Aegean Baltic Bank S.A.
217A Kifissias Ave.
151 24 Maroussi
Greece
(as Agent)

[•] 20[•]

U.S.$64,750,000 Loan - Loan Agreement dated 30 October 2006 as amended and restated by a Supplemental Agreement dated 1 September 2009, a Second Supplemental Agreement dated 11 March 2010, a Third Supplemental Agreement dated 16 March 2010, a Fourth Supplemental Agreement dated 18 June 2010, a Fifth Supplemental Agreement dated 15 June 2011, a Sixth Supplemental Agreement dated 16 June 2011, a Seventh Supplemental Agreement dated 11 April 2012, an Eighth Supplemental Agreement dated 29 May 2013 and the Ninth Supplemental Agreement dated [•] October 2013 (together the "Loan Agreement")
We refer to the Loan Agreement and hereby give you notice that we wish to draw down the [•][•] Advance[s] namely $[•] on [•] 20[4] and select [a first Interest Period in respect thereof of [•] months] [the first interest period in respect hereof to expire on [•] 20[4]]. The funds should be credited to [name and number of account] with [details of bank in New York City].
We confirm that:
(a)	no event or circumstance has occurred and is continuing which constitutes a Default;
(b)	the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b) of the Loan Agreement and (ii) clause 4 of each Corporate Guarantee are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;
(c)	the borrowing to be effected by the drawdown of such Advance[s] will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded; and
(d)	there has been no material adverse change in our financial position or our business or in the financial position or the business of any other Security Party or any other member of the Group, from that described by us or by any other Security Party to the Creditors or any of them in the negotiation of the Loan Agreement.
Words and expressions defined in the Loan Agreement shall have the same meanings where used herein.

For and on behalf of
KERKYRA MARINE S.A.

For and on behalf of
ITHAKI MARINE S.A.

For and on behalf of
CEPHALLONIA MARINE S.A.

For and on behalf of
PAXOI MARINE S.A.

For and on behalf of
ZAKYNTHOS MARINE S.A.

For and on behalf of
IOS MARINE INC.

For and on behalf of
KYTHIRA MARINE S.A.

Schedule 4
Documents and evidence required as conditions precedent to the Loan being made
(referred to in clause 9.1)

Part 1
1	Constitutional documents
Copies, certified by an officer of each Security Party (other than the Collateral Owners) as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;
2	Corporate authorisations
 copies of resolutions of the directors and stockholders of each Security Party (other than the Collateral Owners) approving such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and authorising the signature, delivery and performance of such Security Party's obligations thereunder, certified (in a certificate dated no earlier than the date of this Agreement) by an officer of such Security Party as:
(a)	being true and correct;
(b)	being duly passed at meetings of the directors of such Security Party and of the stockholders of such Security Party duly convened and held;
(c)	not having been amended, modified or revoked; and
(d)	being in full force and effect, together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions;
3	Specimen signatures
copies of the signatures of the persons who have been authorised on behalf of each Security Party (other than the Collateral Owners) to sign such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than the date of this Agreement) by an officer of such Security Party as being the true signatures of such persons;
4	Certificate of incumbency
a list of directors and officers of each Security Party (other than the Collateral Owners) specifying the names and positions of such persons, certified (in a certificate dated no earlier than to the date of this Agreement) by an officer of such Security Party to be true, complete and up to date;
5	Borrowers' consents and approvals
a certificate (dated no earlier than the date of this Agreement) from an officer of each of the Borrowers that no consents, authorisations, licences or approvals are necessary for that Borrower to authorise or are required by that Borrower in connection with the borrowing by that Borrower of the Loan pursuant to this Agreement or the execution, delivery and performance of that Borrower's Security Documents;

6	Other consents and approvals
a certificate (dated no earlier than the date of this Agreement) from an officer of each Security Party (other than the Collateral Owners) that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrowers of the Total Commitment pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;
7	Certified Contracts and Supervision Agreements
a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the relevant Borrower of each of the Contracts and the Supervision Agreements;
8	Security Documents
the Corporate Guarantees, the Pre-delivery Security Assignments, the Contract Assignment Consents and Acknowledgements, the Master Swap Agreements, the Master Agreement Security Deeds and the Account Pledges, each duly executed;
9	Accounts
evidence that the Accounts (other than the Collateral Operating Accounts) have been opened and duly completed mandate forms in respect thereof have been delivered to the Agent;
10	Fees
evidence that the arrangement fee due under clause 5.1 has been paid in full;
11	Registration forms
such statutory forms duly signed by the Borrowers and the other Security Parties (other than the Collateral Owners) as may be required by the Agent to perfect the security contemplated by the Security Documents to be executed under this Part 1;
19	Liberian and Marshall Islands opinion
an opinion of Reeder & Simpson, special legal advisers on matters of Liberian and Marshall Islands law to the Agent;
13	Chinese opinion
an opinion of Zhong Lun Law Firm, special legal advisers on matters of Chinese law to the Agent;
14	Borrowers' process agent
a letter from each Borrower's agent for receipt of service of proceedings referred to in clause 18.2 accepting its appointment under the said clause and under each of the other Security Documents referred to in this Part 1 and in which it is or is to be appointed as such Borrower's agent; and
15	Security Parties' process agent
a letter from each Security Party's (other than the Collateral Owners) agent for receipt of service of proceedings referred to in each of the Security Documents referred to in this Part 1 and to which such Security Party is a party accepting its appointment under each such Security Document.

Part 2
1	Drawdown Notice
The Drawdown Notice in respect of the relevant first Contract Instalment Advance duly executed;
2	Conditions precedent
evidence that the conditions precedent set out in Part 1 of schedule 4 remain fully satisfied;
3	Refund Guarantee etc.
(a)	the original Refund Guarantee in respect of the Borrower Ship relevant to such first Contract Instalment Advance, duly issued and registered with SAFE; and
(b)	the Refund Guarantee Assignment Consent and Acknowledgement in respect of such Refund Guarantee, duly executed;
4	No claim
evidence satisfactory to the Agent that neither the Builder nor any other party who may have a claim pursuant to the relevant Contract has any claims against the Borrower Ship relevant to such first Contract Instalment Advance or the relevant Borrower and that there have been no breaches of the terms of such Contract or the relevant Supervision Agreement or any Refund Guarantee in respect of the Borrower Ship relevant to such first Contract Instalment Advance or any default thereunder;
5	No variations to Contract or Refund Guarantee
evidence that there have been no amendments or variations agreed to the Contract or the relevant Supervision Agreement or any Refund Guarantee in respect of the Borrower Ship relevant to such first Contract instalment Advance and that no action has been taken by the Builder and/or Iota which might in any way render such Contract, such Supervision Agreement or any such Refund Guarantee inoperative or unenforceable, in whole or in part;
6	No Encumbrance
 evidence that there is no Encumbrance of any kind created or permitted by any person on or relating to the Contract, the Supervision Agreement or any Refund Guarantee in respect of the Borrower Ship relevant to such first Contract Instalment Advance other than Permitted Encumbrances;
7	Fees and commission
evidence that any fees and commission payable from the Borrowers to the Creditors pursuant to the terms of clause 5.1 or any other provision of the Security Documents have been paid in full;
8	Equity
evidence that such part of the first instalment of the Contract Price of the Borrower Ship relevant to such first Contract Instalment Advance, as is not being funded by such Advance, has been deposited (not later than one (1) Banking Day before the proposed Drawdown Date of such Advance) with the Agent for further payment to the Builder;

9	Invoice and receipt
an invoice from the Builder demanding the payment of the first instalment of the Contract Price relevant to such first Contract Instalment Advance and a receipt from the Builder evidencing payment of such first instalment in full;
10	Liberian opinion
an opinion of Reeder & Simpson, legal advisers on matters of Liberian law to the Agent;
11	Chinese opinion
an opinion of Zhong Lun Law Firm, legal advisers on matters of Chinese law to the Agent;
12	Further opinions
 any such further opinion as may be required by the Agent; and
13	Further conditions
 precedent such other conditions precedent as may be required by the Agent.

Part 3
1	Drawdown Notice
The Drawdown Notice in respect of the relevant second, third or fourth Contract Instalment Advance (as the case may be) duly executed;
2	Conditions precedent
evidence that the conditions precedent set out in Parts 1 and 2 of schedule 4 remain fully satisfied;
3	Updated corporate authorisations/certificates of incumbency
a list of directors and officers of each Security Party (other than the Collateral Owners) specifying the names and positions of such persons and copies of the signatures of the persons who have been authorised on behalf of each such Security Party to sign such of the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the relevant Drawdown Date) by an officer of such Security Party to be, in the case of the list of directors, true, complete and up to date and, in the case of the specimen signatures, true signatures of such persons or a certificate by an officer of such Security Party that the list provided in respect of such Security Party pursuant to paragraph 4 of Part 1 of this schedule, and that the specimen signatures provided in respect of the Security Party pursuant to paragraph 3 of Part 1 of this schedule, remain true, complete and up to date;
4	No claim
evidence satisfactory to the Agent that neither the Builder nor any other party who may have a claim pursuant to the relevant Contract has any claims against the Borrower Ship relevant to such Contract Instalment Advance or the relevant Borrower and that there have been no breaches of the terms of such Contract or the relevant Supervision Agreement or any Refund Guarantee in respect of the Borrower Ship relevant to such Contract Instalment Advance or any default thereunder;
5	No variations to Contract or Refund Guarantee
evidence that there have been no amendments or variations agreed to the Contract or the relevant Supervision Agreement or any Refund Guarantee in respect of the Borrower Ship relevant to such Contract Instalment Advance and that no action has been taken by the Builder and/or Iota which might in any way render such Contract, such Supervision Agreement or any such Refund Guarantee inoperative or unenforceable, in whole or in part;
6	No Encumbrance
evidence that there is no Encumbrance of any kind created or permitted by any person on or relating to the Contract, the Supervision Agreement or any Refund Guarantee in respect of the Borrower Ship relevant to such Contract Instalment Advance other than Permitted Encumbrances;
7	Equity
evidence that such part of the second, third or fourth instalment (as the case may be) of the Contract Price of the Borrower Ship relevant to such Advance, as is not being funded pursuant to this Agreement, has been deposited (not later than one (1) Banking Day before the proposed Drawdown Date of such Advance) with the Agent for further payment to the Builder;
8	Invoice and receipt
an invoice from the Builder demanding the payment of the second, third or fourth instalment (as the case may be) of the Contract Price of the Borrower Ship relevant to such Advance and a receipt from the Builder evidencing payment of such instalment in full;
9	Class confirmation
evidence from the Classification Society that the steel cutting of the Borrower Ship relevant to such Contract Instalment Advance has commenced (in the case of the second Contract Instalment Advance for such Borrower Ship) or that the keel laying of such Borrower Ship has taken place (in the case of the third Contract Instalment Advance for such Borrower Ship) or that the launching of such Borrower Ship has been completed (in the case of the fourth Contract Instalment Advance for such Borrower Ship), in each case to its satisfaction;
10	Further opinions
any such further opinion as may be required by the Agent; and
11	Further conditions precedent
such other conditions as may be required by the Agent.

Part 4
1	Drawdown Notice
The Drawdown Notice in respect of the relevant Delivery Advance duly executed;
2	Conditions precedent
 evidence that the conditions precedent set out in Parts 1, 2 and 3 of schedule 4 remain fully satisfied;
3	Updated corporate authorisations/certificates of incumbency
a list of directors and officers of each Security Party (other than the Collateral Owners) specifying the names and positions of such persons and copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the relevant Drawdown Date) by an officer of such Security Party to be, in the case of the list of directors, true, complete and up to date and, in the case of the specimen signatures, true signatures of such persons or a certificate by an officer of such Security Party that the list provided in respect of the Security Party pursuant to paragraph 4 of Part 1 of this schedule and that the specimen signatures provided in respect of the Security Party pursuant to paragraph 3 of Part 1 of this schedule remain true, complete and up to date;
4	Ship conditions
evidence that the Borrower Ship relevant to such Advance:
(i)	Registration and Encumbrances
is registered in the name of the relevant Borrower through the relevant Registry under the laws and flag of the relevant Flag State an. that such Borrower Ship and its Earnings, Insurances and Requisition Compensation are free of Encumbrances; and
(ii)	Classification
maintains the relevant Classification free of all requirements and recommendations of the relevant Classification Society; and
(iii)	Insurance
is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of the Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which such Borrower Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such Borrower Ship);
5	No claim
evidence satisfactory to the Agent that neither the Builder nor any other person who may have a claim pursuant to the relevant Contract have any claims against the Borrower Ship relevant to such Delivery Advance or the relevant Borrower and that there have been no breaches of the terms of the relevant Contract or the relevant Supervision Agreement or any Refund Guarantee in respect of such Borrower Ship or any default thereunder;
6	No variations
evidence that there have been no amendments or variations agreed to the Contract or the Supervision Agreement in respect of the Borrower Ship relevant to such Delivery Advance and that no action has been taken by the Builder and/or Iota which might in any way render such Contract or Supervision Agreement inoperative or unenforceable, in whole or in part;
7	Title and no Encumbrances
evidence that the transfer of title to the Borrower Ship relevant to such Delivery Advance from the Builder to the relevant Borrower has been duly recorded at the relevant Registry free from Encumbrances other than Permitted Encumbrances;
8	Fees and commission
 payment of any fees and commission due from the Borrowers to any of the Creditors pursuant to the terms of clause 5.1 or any other provision of the Security Documents;
9	Equity
evidence that such part of the final instalment payable to the Builder pursuant to the Contract in respect of the Borrower Ship relevant to such Delivery Advance, as is not being funded pursuant to this Agreement, has been deposited (not later than one (1) Banking Day before the proposed Drawdown Date of such Delivery Advance) with the Agent for further payment to the Builder;
10	Commercial invoice and receipt
(a)	a commercial invoice or any other similar document addressed by the Builder to the relevant Borrower in respect of the full amount of the Contract Price of the Borrower Ship relevant to such Delivery Advance and also in respect of such Borrower Ship; and
(b)	a receipt from the Builder or any other similar evidence, evidencing the payment of the full amount of the Contract Price of the Borrower Ship relevant to such Delivery Advance;
11	Delivery documents
 copies, certified by a person acceptable to the Agent, of the bill of sale, the builder's certificate and the protocol of delivery and acceptance in respect of the Borrower Ship relevant to such Delivery advance, each duly executed;
12	Security Documents
 the Mortgage, the Deed of Covenant and the Manager's Undertaking in respect of the Borrower Ship relevant to such Delivery Advance, each duly executed and delivered;
13	Notices of assignment
duly executed notices of assignment in the forms prescribed by the Ship Security Documents for the Borrower Ship relevant to such Delivery Advance;

14	Mortgage registration
 evidence that the Mortgage in respect of the Borrower Ship relevant to such Delivery Advance has been registered against such Borrower Ship through the relevant Registry under the laws and flag of the relevant Flag State;
15	Borrowers' process agent
a letter from the agent of the Borrower owning the Borrower Ship relevant to such Delivery Advance, for receipt of service of proceedings referred to in each of the relevant Borrower Ship Security Documents in which it is or is to be appointed as such Borrower's agent, accepting its appointment thereunder;
16	Manager's process agent
a letter from the Manager's agent for receipt of service of proceedings referred to in the Manager's Undertaking for the Borrower Ship relevant to such Delivery Advance, accepting its appointment thereunder;
17	Registration forms
 such statutory forms duly signed by the Borrowers and the other Security Parties (other than the Collateral Owners) as may be required by the Agent to perfect the security contemplated by the Security Documents referred to in this Part 4;
18	Insurance opinion
an opinion from insurance consultants to the Agent (at the expense of the Borrowers), on the insurances effected or to be effected in respect of the Borrower Ship relevant to such Delivery Advance, upon and following the Drawdown Date of such Delivery Advance;
19	Valuation
a valuation of the Borrower Ship relevant to such Delivery Advance (dated not earlier than ten (10) days prior to the Delivery Date of such Borrower Ship) made (at the expense of the Borrowers) on the basis and in the manner specified in clause 8.2.2;
20	Management Agreement
a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Drawdown Date of such Delivery Advance) as a true and complete copy by an officer of the relevant Borrower, of the relevant Management Agreement;
21	DOC and application for SMC
a certified copy of the DOC issued to the Operator of the Borrower Ship relevant to such Delivery Advance and either (i) a certified copy of the SMC for such Borrower Ship or (ii) evidence satisfactory to the Agent that the Operator has applied to the relevant Regulatory Agency for an SMC for such Borrower Ship to be issued pursuant to the Code within any time limit required or recommended by such Regulatory Agency;
22	ISPS Code compliance
(a)	evidence satisfactory to the Agent that the Borrower Ship relevant to such Delivery Advance is subject to a ship security plan which complies with the ISPS Code; and

(b)	a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Drawdown Date of such Delivery Advance) as a true and complete copy by an officer of the relevant Borrower of the ISSC for such Borrower Ship;
23	Liberian and Marshall Islands opinion
an opinion of Reeder & Simpson, legal advisers on matters of Liberian and Marshall Islands law to the Agent;
24	Chinese opinion
an opinion of Zhong Lun Law Firm, legal advisers on matters of Chinese law to the Agent;
25	Flag State opinion
an opinion of legal advisers to the Agent on matters of the laws of the Flag State for the Borrower Ship relevant to such Delivery Advance;
26	Further opinions
such further opinions as the Agent may require; and
27	Further conditions
 precedent such further conditions precedent as the Agent may require.

Part 5
1	Drawdown Notice
The Drawdown Notice in respect of the relevant Additional Cost Advance duly executed;
2	Conditions precedent
evidence that the conditions precedent set out in Parts 1, 2, 3 and 4 of schedule 4 remain fully satisfied;
3	Equity and receipt
(a)	evidence that the part of the Additional Cost for the Borrower Ship relevant to such Additional Cost Advance, which is not being funded pursuant to this Agreement has been paid to Iota; and
(b)	a receipt from Iota evidencing payment in full of the Additional Cost for the Borrower Ship relevant to such Additional Cost Advance;
4	List of supplies
a detailed list prepared by Iota and countersigned by the Borrowers setting out all the equipment and the owner's supplies as per Article 1(4) of the Supervision Agreement in respect of the Borrower Ship relevant to such Additional Cost Advance;
5	Equipment
evidence, in form and substance satisfactory to the Agent in its sole discretion, that the additional specialised bunkering/anti-pollution equipment included in the list to be provided pursuant to paragraph 4 above, has been installed in the Borrower Ship relevant to such Additional Cost Advance;
6	Fees and commission
 evidence that any fees and commission due under clause 5.1 have been paid in full;
7	Further opinions
any such further opinion as may be required by the Agent; and
8	Further conditions
 any such further conditions precedent as may be required by the Agent in its sole discretion.

Schedule 5
Form of Transfer Certificate
(refer to in clause 15.3)
TRANSFER CERTIFICATE
Banks are advised not to employ Transfer Certificates or otherwise to assign or transfer interests in the Loan Agreement without further ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services and Markets Act 2000 and regulations made thereunder and similar statutes which may be in force in other jurisdictions
To:	AEGEAN BALTIC BANK S.A. as agent on its own behalf and on behalf of the Borrowers, the Banks, the Account Bank, the Security Agent, the Swap Providers and the Arranger defined in the Loan Agreement referred to below.
[Date]

Attention:                          [•]

This certificate ("Transfer Certificate") relates to a loan agreement dated 30 October 2006 as amended and restated by a supplemental agreement dated 1 September 2009, a second supplemental agreement dated 11 March 2010, a third supplemental agreement dated 16 March 2010, a fourth supplemental agreement dated 18 June 2010, a fifth supplemental agreement dated 15 June 2011, a sixth supplemental agreement dated 16 June 2011, a seventh supplemental agreement dated 11 April 2012, an eighth supplemental agreement dated 29 May 2013 and a ninth supplemental agreement dated [•] October 2013 (together the "Loan Agreement") and made between Kerkyra Marine S.A. and the other corporations and companies set out in schedule 1 thereto as joint and several borrowers (the "Borrowers"), (2) the banks and financial institutions defined therein as banks (the "Banks"), (3) Aegean Baltic Bank S.A. as Arranger, Agent, Security Agent and Account Bank and (4) Aegean Baltic Bank S.A. and HSH Nordbank AG as Swap Providers, in relation to a loan of up to Sixty four million seven hundred and fifty thousand Dollars ($64,750,000). Terms defined in the Loan Agreement shall, unless otherwise defined herein, have the same meanings when used herein.
In this Certificate: the "Transferor" means [full name] of [lending office]; and
the "Transferee" means [full name] of [lending office].
1	The Transferor with full title guarantee assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as a Bank under or by virtue of the Loan Agreement and all the Security Documents in relation to [ ] per centum ([ ]%) of the [Contribution] [Commitment] of the Transferor (or its predecessors in title), details of which are set out below:
Date of Advance[s]	Amount of Advance[s]	Transferor's [Contribution] [Commitment] to Advance[s]	Maturity Date

2	By virtue of this Transfer Certificate and clause 15 of the Loan Agreement, the Transferor is discharged [entirely from its [Contribution] [Commitment], which amounts to $[ ]].
3	The Transferee hereby requests the Agent (on behalf of itself, the Borrowers, the Account Bank, the Security Agent, the Arranger, the Swap Providers and the Banks) to accept the executed copies of this Transfer Certificate as being delivered pursuant to and for the purposes of clause 15.3 of the Loan Agreement so as to take effect in accordance with the terms thereof on [date of transfer].
4	The Transferee:
4.1	confirms that it has received a copy of the Loan Agreement and the other Security Documents together with such other documents and information as it has required in connection with the transaction contemplated thereby;
4.2	confirms that it has not relied and will not hereafter rely on the Transferor, the Agent, the Account Bank, the Arranger, the Banks, the Swap Providers or the Security Agent to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Loan Agreement, any of the Security Documents or any such documents or information;
4.3	agrees that it has not relied and will not rely on the Transferor, the Agent, the Account Bank, the Arranger, the Banks, the Swap Providers or the Security Agent to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers, or any other Security Party (save as otherwise expressly provided therein);
4.4	warrants that it has power and authority to become a party to the Loan Agreement and has taken all necessary action to authorise execution of this Transfer Certificate and to obtain all necessary approvals and consents to the assumption of its obligations under the Loan Agreement and the Security Documents; and
4.5	if not already a Bank, appoints (i) the Agent to act as its agent and (ii) the Security Agent to act as its security agent and trustee, as provided in the Loan Agreement and the Security Documents and agrees to be bound by the terms of the Loan Agreement and the Security Documents.
5	The Transferor:
5.1	warrants to the Transferee that it has full power to enter into this Transfer Certificate and has taken all corporate action necessary to authorise it to do so;
5.2	warrants to the Transferee that this Transfer Certificate is binding on the Transferor under the laws of England, the country in which the Transferor is incorporated and the country in which its lending office is located; and
5.3	agrees that it will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Transfer Certificate or for a similar purpose.
6	The Transferee hereby undertakes with the Transferor and each of the other parties to the Loan Agreement and the other Security Documents that it will perform in accordance with its terms all those obligations which by the terms of the Loan Agreement and the other Security Documents will be assumed by it after delivery of the executed copies of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.
7	By execution of this Transfer Certificate on their behalf by the Agent and in reliance upon the representations and warranties of the Transferee, the Borrowers, the Agent, the Security Agent, the Arranger, the Account Bank, the Swap Providers and the Banks accept the Transferee as a party to the Loan Agreement and the Security Documents with respect to all those rights and/or obligations which by the terms of the Loan Agreement and the Security Documents will be assumed by the Transferee (including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent, the Account Bank, the Arranger, the Swap Providers and the Security Agent as provided by the Loan Agreement) after delivery of the executed copies of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.
8	None of the Transferor, the Agent, the Security Agent, the Account Bank, the Arranger, the Swap Providers or the Banks:
8.1	makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Loan Agreement or any of the Security Documents or any document relating thereto; or
8.2	assumes any responsibility for the financial condition of the Borrowers or any of them or any other Security Party or any party to any such other document or for the performance and observance by the Borrowers or any of them or any other Security Party or any party to any such other document (save as otherwise expressly provided therein) and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded (except as aforesaid).
9	The Transferor and the Transferee each undertake that they will on demand fully indemnify the Agent in respect of any claim, proceeding, liability or expense which relates to or results from this Transfer Certificate or any matter concerned with or arising out of it unless caused by the Agent's gross negligence or wilful misconduct, as the case may be.
10	The agreements and undertakings of the Transferee in this Transfer Certificate are given to and for the benefit of and made with each of the other parties to the Loan Agreement and the Security Documents.
11	This Transfer Certificate is governed by, and shall be construed in accordance with, English law.
Transferor	Transferee

By:	By:

Dated:	Dated:

Agent
Agreed for and on behalf of itself as Agent, the Borrowers, the Security Agent, the Account Bank, the Arranger, the Swap Providers and the Banks.
AEGEAN BALTIC BANK S.A.

By:

Dated:

Note: The execution of this Transfer Certificate alone may not transfer a proportionate share of the Transferor's interest in the security constituted by the Security Documents in the Transferor's or Transferee's jurisdiction. it is the responsibility of the Transferee to ascertain whether any other documents are required to perfect a transfer of such a share in the Transferor's interest in such security in any such jurisdiction and, if so, to seek appropriate advice and arrange for execution of the same.

The Schedule
Outstanding Contribution: $•
Commitment $•
Portion Transferred: •%

Administrative Details of Transferee

Name of Transferee:
Lending Office:

Contact Person:
(Loan Administration Department)
Telephone:
Telefax No:

Contact Person:
(Credit Administration Department)
Telephone:
Telefax No:

[Account for payments:]

Schedule 6
Contract Instalment Advances per Borrower Ship
Contract Instalment Advances per Ship	Instalment of relevant Contract Price as per relevant Contract terms	Date or stage of construction when instalment payable
first Contract Instalment Advance	first instalment	within twenty (20) New York banking days of signing of the relevant Contract and receipt by the relevant Borrower of the relevant Refund Guarantee
second Contract Instalment Advance	second instalment	within five (5) New York banking days of commencement of steel cutting of the relevant Borrower Ship
third Contract Instalment Advance	third instalment	within five (5) New York banking days of commencement of keel laying of the relevant Borrower Ship
fourth Contract Instalment Advance	fourth instalment	within five (5) New York banking days of launching of the relevant Borrower Ship

Schedule 7
The Original Borrowers
	Original Borrower	Registered office
1	Kerkyra Marine S.A.	80 Broad Street, Monrovia, Liberia
2	Ithaki Shipping (Pte.) Ltd.	22 Jalan Kilang #06-01 Mova Building, Singapore 159419
3	Cephallonia Marine S.A.	80 Broad Street, Monrovia, Liberia
4	Paxoi Marine S.A.	80 Broad Street, Monrovia, Liberia
5	Zakynthos Marine S.A.	80 Broad Street, Monrovia, Liberia
6	Lefkas Shipping (Pte.) Ltd.	22 Jalan Kilang #06-01 Mova Building, Singapore 159419
7	Kythira Marine S.A.	80 Broad Street, Monrovia, Liberia

Schedule 8
The Collateral Owners and their Ships
Part A
The Collateral Owners
	Collateral Owner	Registered office
1	Aegean Breeze Maritime Company	10 Akti Kondili, 185 45 Piraeus, Greece
2	Aegean Tiffany Maritime Company	10 Akti Kondili, 185 45 Piraeus, Greece

Part B
The Collateral Ships and their details
	(1) Collateral Ships	(2) Owning Company
1	Aegean Breeze 1	Aegean Breeze Maritime Company
2	Aegean Tiffany	Aegean Tiffany Maritime Company

Schedule 4
Form of New Master Agreement Security Deed
18

Private & Confidential

Dated October 2013

THE CORPORATIONS AND COMPANIES SET OUT IN SCHEDULE 1	(1)

and

AEGEAN BALTIC BANK S.A.	(2)

MASTER AGREEMENT SECURITY DEED

Contents
Clause		Page

1	Definitions	2

2	Restrictions	3

3	First fixed charge	3

4	Further documentation etc.	3

5	Representations	4

6	Notices	4

7	Supplemental	5

8	Law and jurisdiction	5

Schedule 1 The Borrowers		7

THIS SECURITY DEED is made on the     day of October 2013 BETWEEN:
(1)	THE CORPORATIONS AND COMPANIES set out in schedule 1 as joint and several Borrowers (the "Borrowers"); and
(2)	AEGEAN BALTIC BANK S.A. as security agent and trustee for and on behalf of the Secured Creditors (the "Security Agent").
WHEREAS:
(A)	by a loan agreement dated 30 October 2006 as amended and restated by a supplemental agreement dated 1 September 2009, a second supplemental agreement dated 11 March 2010, a third supplemental agreement dated 16 March 2010, a fourth supplemental agreement dated 18 June 2010, a fifth supplemental agreement dated 15 June 2011, a sixth supplemental agreement dated 16 June 2011, a seventh supplemental agreement dated 11 April 2012, an eighth supplemental agreement dated 29 May 2013 and a ninth supplemental agreement dated October 2013 (together, the "Loan Agreement") and made between (1) the Borrowers, (2) Aegean Baltic Bank S.A. as arranger, agent (in such capacity the "Agent"), Security Agent and account bank, (3) Aegean Baltic Bank S.A. as swap provider (the "ABB Swap Provider"), (4) HSH Nordbank AG as swap provider (the "HSH Swap Provider" and, together with the ABB Swap Provider, the "Swap Providers") and (5) the banks and financial institutions referred to in schedule 2 to the Loan Agreement as lenders (the "Banks" and, together with the Agent and the Swap Providers, the "Secured Creditors"), the Banks agreed (inter alia) to make available to the Borrowers, upon the terms and conditions therein contained, a loan of up to Sixty four million seven hundred and fifty thousand Dollars ($64,750,000);
(B)	by a 1992 ISDA master swap agreement dated as of 30 October 2006 as amended by the supplemental agreement dated 1 September 2009, the third supplemental agreement dated 16 March 2010 and the seventh supplemental agreement dated 11 April 2012 and the ninth supplemental agreement dated October 2013 each referred to above (together, the "ABB Master Swap Agreement") and made between the Borrowers and the ABB Swap Provider, the ABB Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) one or more swap or other hedging transactions or instruments with the Borrowers in respect of the Loan (whether in whole or in part as the case may be from time to time);
(C)	by a 1992 ISDA master swap agreement dated as of 30 October 2006 as amended by the supplemental agreement dated 1 September 2009, the third supplemental agreement dated 16 March 2010 and the seventh supplemental agreement dated 11 April 2012 and the ninth supplemental agreement dated October 2013 each referred to above (together, the "HSH Master Swap Agreement") and made between the Borrowers and the HSH Swap Provider, the HSH Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) one or more swap or other hedging transactions or instruments with the Borrowers in respect of the Loan (whether in whole or in part as the case may be from time to time);
(D)	pursuant to clause 16.14 of the Loan Agreement, each of the Secured Creditors has appointed the Security Agent as its security agent and trustee and pursuant to a trust deed dated 30 October 2006 and executed by the Security Agent (as trustee) in favour of the Secured Creditors, the Security Agent agreed to hold, receive, administer and enforce this Deed for and on behalf of itself and the Secured Creditors; and
(E)	it is a condition precedent to each of the Banks making its Commitment available under the Loan Agreement that the Borrowers, as security for (inter alia) their obligations under the Loan Agreement and the ABB Master Swap Agreement, shall execute this Deed.
1

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED as follows:
1	Definitions
1.1	In this Deed, unless the context otherwise requires, the following expressions shall have the following meanings:
"ABB Master Swap Agreement" means the ABB Master Swap Agreement (including all Transactions thereunder) referred to in recital (B) hereto as the same may from time to time hereafter be supplemented and/or amended;
"Creditors" means, together, the Arranger, the Agent, the Security Agent, the Account Bank, the Swap Providers and the Banks and includes their respective successors in title and, in the case of the Security Agent, its replacements and "Creditor" means any of them;
"HSH Master Swap Agreement" means the HSH Master Swap Agreement (including all Transactions thereunder) referred to in recital (C) hereto as the same may from time to time hereafter be supplemented and/or amended,
"Loan" means the sum of up to Sixty four million seven hundred and fifty thousand Dollars ($64,750,000) as referred to in recital (A) hereto, advanced or to be advanced to the Borrowers pursuant to the Loan Agreement or, as the context may require, the principal amount owing to the Banks at any relevant time under the Loan Agreement;
"Loan Agreement" means the loan agreement referred to in recital (A) hereto as the same may from time to time hereafter be supplemented and/or amended and/or restated;
"Master Swap Liabilities" means, at any relevant time, all liabilities actual or contingent, present or future of the Borrowers or any of them to the ABB Swap Provider under the ABB Master Swap Agreement;
"Outstanding Indebtedness" means, the aggregate of the Loan and interest accrued and accruing thereon, the Master Swap Liabilities and all other sums of money from time to time owing by the Borrowers or any of them to the Creditors or any of them whether actually or contingently, under the Loan Agreement, the Master Swap Agreements or either of them and the other Security Documents or any of them;
"Secured Creditors" includes their respective successors in title and, in the case of the Banks, their respective Transferee Banks and, in the case of the Agent, its replacements;
"Secured Property" means all rights, title, interest and benefits whatsoever of the Borrowers or any of them under or in connection with the HSH Master Swap Agreement including, without limitation, all moneys payable by the HSH Swap Provider to the Borrowers thereunder (including without limitation any payment pursuant to termination provisions thereunder) and all claims for damages in respect of any breach by the HSH Swap Provider of the HSH Master Swap Agreement;
"Security Documents" means any such document as is defined in the Loan Agreement as a Security Document (including this Deed and, where the context so admits, the Loan Agreement itself and/or the Master Swap Agreements) or as may from time to time be executed by any person as security for or as a guarantee of the Outstanding Indebtedness or any part thereof as the same may hereafter be supplemented and/or amended, and references to the "Security Documents" shall mean all or any of them as the context so requires;
"Security Interest" means a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, encumbrance, assignment, trust arrangement, title retention or other distress, execution, attachment, arrangement or process of any kind having the effect of conferring security; and
2

"Security Period" means the period commencing on the date of this Deed and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder.
1.2	For the purposes of this Deed an amount shall be deemed to be outstanding and to be due and payable to the Security Agent if the Security Agent is then entitled to demand payment of that amount, notwithstanding that it has not yet served a demand.
1.3	Clauses 1.1 (Purpose) and 1.2 (Definitions) of the Loan Agreement shall apply with any necessary modifications for the purposes of this Deed.
2	Restrictions
2.1	During the Security Period the Borrowers shall not, without the prior written consent of the Security Agent, assign or attempt to assign any right (present, future or contingent) relating to the Secured Property and each Borrower irrevocably and unconditionally confirms to the Security Agent that no right (present, future or contingent) relating to the Secured Property shall be capable of being assigned to, or exercised by, a person other than the Borrowers without the Security Agent's prior written consent.
2.2	In this clause references to assignment includes the creation, or permitting to arise, of any form of beneficial interest or Security Interest and every other kind of disposition.
2.3	An act or transaction which is contrary to, or inconsistent with, this clause shall be void as regards the Security Agent.
3	First fixed charge
3.1	Each Borrower with full title guarantee hereby (i) charges and (ii) agrees to charge and (iii) releases and (iv) agrees to release to the Security Agent as a continuing security for payment of the Outstanding Indebtedness, by way of first fixed charge, the Secured Property.
3.2	Upon the occurrence of an Event of Default which is continuing the charge shall become enforceable and the Security Agent shall be entitled then or at any later time or times to appropriate all or any part of the Secured Property in or towards discharge of the then Outstanding Indebtedness or any part thereof, and may do so notwithstanding that any maturity date attached to any part or parts of the Secured Property may not yet have arrived.
3.3	A certificate signed by a director or other senior officer of the Security Agent and which states that on a specified date and (if the certificate also states this) at a specified time the Security Agent exercised its rights under this clause to appropriate a specified amount of Secured Property in the discharge of a specified amount of the Outstanding Indebtedness shall, in the absence of manifest error, be conclusive evidence that:
3.3.1	the HSH Swap Provider's liabilities in respect of the specified amount of Secured Property; and
3.3.2	the specified amount of the Outstanding Indebtedness, were extinguished and discharged on the specified date and, if so stated, at the specified time.
4	Further documentation etc.
4.1	The Borrowers shall execute forthwith any document which the Security Agent may specify for the purpose of:
4.1.1	supplementing the rights which this Deed confers on the Security Agent in relation to the Secured Property; or
3

4.1.2	creating a mortgage of the Secured Property to replace or supplement the charge created in clause 3 above; or
4.1.3	registering or otherwise perfecting this Deed or any mortgage created under clause 4.1.2 above; or
4.1.4	ensuring or confirming the validity of anything done or to be done under this Deed.
4.2	The document shall be in the terms specified by the Security Agent and, in the case of a mortgage of the Secured Property, those terms may include a provision entitling the Security Agent, on or after an Event of Default which is continuing, to appropriate, or otherwise deal with, the Secured Property for the purpose of discharging the Outstanding Indebtedness.
4.3	The Borrowers shall also forthwith do any act and execute any document (including a document which amends or replaces this Deed) which the Security Agent specifies for the purpose of enabling or assisting the Security Agent to comply, in relation to the Secured Property and/or the Outstanding Indebtedness, with any requirement (legally binding or not) applicable to the Security Agent and, in particular, the requirements of any banking supervisory authority with regard to netting of cash collateral.
4.4	For the purpose of securing performance of the Borrowers' obligations under clauses 4.1 to 4.3, each Borrower irrevocably appoints the Security Agent as its attorney, on its behalf and in its name or otherwise to sign or execute any document which, in the opinion of Security Agent, the relevant Borrower is obliged, or could be required, to sign or execute under any of the said clauses, which the Security Agent considers necessary or convenient for or in connection with any exercise or intended exercise of any rights which the Security Agent has under this Deed or for any other purpose connected with this Deed Provided always that such power of attorney shall not be exercisable by or on behalf of the Security Agent until the happening of an Event of Default.
4.5	The Security Agent may appoint any person or persons as its substitute under the power of attorney referred to in clause 4.4 and may also delegate its power under that power of attorney to any person or persons who will act in compliance with the terms of this Deed.
5	Representations
5.1	The Borrowers jointly and severally represent and warrant to the Security Agent as follows:
5.1.1	they are the legal and beneficial owners of the Secured Property and have good marketable title to it;
5.1.2	no third party has or will have any interest, right or claim of any kind in relation to any of the Secured Property;
5.1.3	each Borrower has the corporate power, and has taken all necessary corporate action, to authorise the execution of this Deed, the Loan Agreement and the HSH Master Swap Agreement; and
5.1.4	nothing in this Deed will or might result in any Borrower contravening any law or regulation which is now in force or which has been published but not yet brought into force or any contractual or other obligation which any Borrower now has to a third party.
6	Notices
Clauses 17.1 and 17.2 of the Loan Agreement will apply to this Deed mutatis mutandis as if references to the Loan Agreement were references to this Deed.
4

7	Supplemental
7.1	This Deed, including the charge created by clause 3, shall remain in force as a continuing security until the Security Period has ended.
7.2	The rights of the Security Agent under this Deed will not be discharged or prejudiced by:
7.2.1	any kind of amendment or supplement to any of the other Security Documents;
7.2.2	any arrangement or concession, including a rescheduling, which the Security Agent or the Secured Creditors or any of them may make in relation to any of the Loan Agreement, the Master Swap Agreements and the other Security Documents, or any action by the Security Agent and/or the Borrowers and/or any other party thereto which is contrary to the terms of the Loan Agreement, the Master Swap Agreements and the other Security Documents or any of them;
7.2.3	any release or discharge, whether granted by the Security Agent or the Secured Creditors or any of them or effected by the operation of any law, of all or any of the obligations of the Borrowers and/or any other party thereto under any of the Loan Agreement, the Master Swap Agreements and the other Security Documents;
7.2.4	any change in the ownership and/or control of any Borrower and/or any other party hereto and/or merger, demerger or reorganisation involving any Borrower and/or any other party hereto; and
7.2.5	any event or matter which is similar to, or connected with, any of the foregoing, and the rights of the Security Agent under this Deed do not depend on the Loan Agreement, the Master Swap Agreements and the other Security Documents or any of them being or remaining valid.
7.3	Nothing in this Deed excludes or restricts any right of counterclaim, set-off, right to net payments or any other right or remedy which the Security Agent would have had whether under the general law, the Loan Agreement, the Master Swap Agreements and the Security Documents or otherwise.
8	Law and jurisdiction
8.1	Law
This Deed and any non-contractual obligations in connection with this Deed are governed by, and shall be construed in accordance with, English law.
8.2	Submission to jurisdiction
For the benefit of the Security Agent, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Deed may be brought in the English courts, or in the courts of any other country chosen by the Security Agent, each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed). Each Borrower irrevocably and unconditionally submits to the jurisdiction of the English courts and the courts of any country chosen by the Security Agent and irrevocably designates, appoints and empowers Portland Place Nominees Limited at present of 34 Anyards Road, Cobham, Surrey KT11 2LA, England to receive, for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings arising out of or in connection with this Deed. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the rights of the Security Agent to take proceedings against the Borrowers or any of them in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.
5

The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrowers or any of them may have against the Security Agent arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed).
8.3	Contracts (Rights of Third Parties) Act 1999
No term of this Deed is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.
IN WITNESS whereof the parties to this Deed have caused this Deed to be duly executed the day and year first above written.
6

Schedule 1
 The Borrowers
Borrower		Registered Office
1	Kerkyra Marine S.A.	80 Broad Street, Monrovia, Liberia
2	Ithaki Marine S.A.	80 Broad Street, Monrovia, Liberia
3	Cephallonia Marine S.A.	80 Broad Street, Monrovia, Liberia
4	Paxoi Marine S.A	80 Broad Street, Monrovia, Liberia
5	Zakynthos Marine S.A.	80 Broad Street, Monrovia, Liberia
6	los Marine Inc.	80 Broad Street, Monrovia, Liberia
7	Kythira Marine SA	80 Broad Street, Monrovia, Liberia

7

THE BORROWERS

EXECUTED as a DEED	)
by	)
for and on behalf of	)
KERKRYA MARINE S.A.	)	Attorney-in-fact
in the presence of:	)

Witness
Name:
Address:
Occupation

EXECUTED as a DEED	)
by	)
for and on behalf of	)
ITHAKI MARINE S.A.	)	Attorney-in-fact
in the presence of:	)

Witness
Name:
Address:
Occupation

EXECUTED as a DEED	)
by	)
for and on behalf of	)
CEPHALLONIA MARINE S.A.	)	Attorney-in-fact
in the presence of:	)

Witness
Name:
Address:
Occupation

EXECUTED as a DEED	)
by	)
for and on behalf of	)
PAXOI MARINE S.A.	)	Attorney-in-fact
in the presence of:	)

Witness
Name:
Address:
Occupation

8

EXECUTED as a DEED	)
by	)
for and on behalf of	)
ZAKYNTHOS MARINE S.A.	)	Attorney-in-fact
in the presence of:	)

Witness
Name:
Address:
Occupation

EXECUTED as a DEED	)
By	)
for and on behalf of	)
IOS MARINE INC.	)	Attorney-in-fact
in the presence of:	)

Witness
Name:
Address:
Occupation

EXECUTED as a DEED	)
by	)
for and on behalf of	)
KYTHIRA MARINE S.A.	)	Attorney-in-fact
in the presence of:	)

Witness
Name:
Address:
Occupation

THE SECURITY AGENT

ACCEPTED by	)
and by	)
for and on behalf of	)
AEGEAN BALTIC BANK S.A.	)	Attorney-in-fact
in the presence of:	)

Witness
Name:
Address:
Occupation

9

Private & Confidential

Dated October 2013

THE CORPORATIONS AND COMPANIES SET OUT IN SCHEDULE 1	(1)

and

AEGEAN BALTIC BANK S.A.	(2)

MASTER AGREEMENT SECURITY DEED

Contents
Clause		Page

1	Definitions	2

2	Restrictions	3

3	First fixed charge	3

4	Further documentation etc.	3

5	Representations	4

6	Notices	4

7	Supplemental	5

8	Law and jurisdiction	5

Schedule 1 The Borrowers		7

THIS SECURITY DEED is made on the        day of October 2013 BETWEEN:
(1)	THE CORPORATIONS AND COMPANIES set out in schedule 1 as joint and several Borrowers (the "Borrowers "); and
(2)	AEGEAN BALTIC BANK S.A. as security agent and trustee for and on behalf of the Secured Creditors (the "Security Agent")
WHEREAS:
(A)	by a loan agreement dated 30 October 2006 as amended and restated by a supplemental agreement dated 1 September 2009, a second supplemental agreement dated 11 March 2010 , a third supplemental agreement dated 16 March 2010 , a fourth supplemental agreement dated 18 June 2010, a fifth supplemental agreement dated 15 June 2011 , a sixth supplemental agreement dated 16 June 2011, a seventh supplemental agreement dated 11 April 2012, an eighth supplemental agreement dated 29 May 2013 and a ninth supplemental agreement dated October 2013 (together, the "Loan Agreement ") and made between (1) the Borrowers, (2) Aegean Baltic Bank S.A. as arranger , agent (in such capacity the "Agent"), Security Agent and account bank, (3) Aegean Baltic Bank S.A. as swap provider (the "ABB Swap Provider") , (4) HSH Nordbank AG as swap provider (the "HSH Swap Provider" and, together with the ABB Swap Provider, the "Swap Providers") and (5) the banks and financial institutions referred to in schedule 2 to the Loan Agreement as lenders (the "Banks" and, together with the Agent and the Swap Providers, the "Secured Creditors"), the Banks agreed (inter alia) to make available to the Borrowers, upon the terms and conditions therein contained , a loan of up to Sixty four million seven hundred and fifty thousand Dollars ($64,750,000) ;
(B)	by a 1992 ISDA master swap agreement dated as of 30 October 2006 as amended by the supplemental agreement dated 1 September 2009, the third supplemental agreement dated 16 March 2010, the seventh supplemental agreement dated 11 April 2012 and the ninth supplemental agreement dated October 2013 each referred to above (together, the "HSH Master Swap Agreement ") and made between the Borrowers and the HSH Swap Provider, the HSH Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) one or more swap or other hedging transactions or instruments with the Borrowers in respect of the Loan (whether in whole or in part as the case may be from time to time) ;
(C)	by a 1992 ISDA master swap agreement dated as of 30 October 2006 as amended by the supplemental agreement dated i September 2009, the third supplemental agreement dated 16 March 2010, the seventh supplemental agreement dated 11 April 2012 and the ninth supplemental agreement dated October 2013 each referred to above (together, the "ABB Master Swap Agreement") and made between the Borrowers and the ABB Swap Provider, the ABB Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) one or more swap or other hedging transactions or instruments with the Borrowers in respect of the Loan (whether in whole or in part as the case may be from time to time) ;
(D)	pursuant to clause 16. 14 of the Loan Agreement , each of the Secured Creditors has appointed the Security Agent as its security agent and trustee and pursuant to a trust deed dated 30 October 2006 and executed by the Security Agent (as trustee) in favour of the Secured Creditors , the Security Agent agreed to hold, receive, administer and enforce this Deed for and on behalf of itself and the Secured Creditors ; and
(E)	it is a condition precedent to each of the Banks making its Commitment available under the Loan Agreement that the Borrowers, as security for (inter alia) their obligations under the Loan Agreement and the HSH Master Swap Agreement, shall execute this Deed.
1

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED as follows :
1	Definitions
1.1	In this Deed, unless the context otherwise requires, the following expressions shall have the following meanings:
"ABB Master Swap Agreement" means the ABB Master Swap Agreement (including all Transactions thereunder) referred to in recital (C) hereto as the same may from time to time hereafter be supplemented and/or amended;
"Creditors" means, together, the Arranger, the Agent, the Security Agent, the Account Bank, the Swap Providers and the Banks and includes their respective successors in title and, in the case of the Security Agent, its replacements and "Creditor" means any of them;
"HSH Master Swap Agreement" means the HSH Master Swap Agreement (including all Transactions thereunder) referred to in recital (B) hereto as the same may from time to time hereafter be supplemented and/or amended;
"Loan" means the sum of up to Sixty four million seven hundred and fifty thousand Dollars ($64,750,000) as referred to in recital (A) hereto, advanced or to be advanced to the Borrowers pursuant to the Loan Agreement or, as the context may require, the principal amount owing to the Banks at any relevant time under the Loan Agreement;
"Loan Agreement" means the loan agreement referred to in recital (A) hereto as the same may from time to time hereafter be supplemented and/or amended and/or restated;
"Master Swap Liabilities" means, at any relevant time, all liabilities actual or contingent, present or future of the Borrowers or any of them to the HSH Swap Provider under the HSH Master Swap Agreement;
"Outstanding Indebtedness" means, the aggregate of the Loan and interest accrued and accruing thereon, the Master Swap Liabilities and all other sums of money from time to time owing by the Borrowers or any of them to the Creditors or any of them whether actually or contingently, under the Loan Agreement, the Master Swap Agreements or either of them and the other Security Documents or any of them;
"Secured Creditors" includes their respective successors in title and, in the case of the Banks, their respective Transferee Banks and, in the case of the Agent, its replacements;
"Secured Property" means all rights, title, interest and benefits whatsoever of the Borrowers or any of them under or in connection with the ABB Master Swap Agreement including, without limitation, all moneys payable by the ABB Swap Provider to the Borrowers thereunder (including without limitation any payment pursuant to termination provisions thereunder) and all claims for damages in respect of any breach by the ABB Swap Provider of the ABB Master Swap Agreement;
"Security Documents" means any such document as is defined in the Loan Agreement as a Security Document (including this Deed and, where the context so admits, the Loan Agreement itself and/or the Master Swap Agreements) or as may from time to time be executed by any person as security for or as a guarantee of the Outstanding Indebtedness or any part thereof as the same may hereafter be supplemented and/or amended, and references to the "Security Documents" shall mean all or any of them as the context so requires;
"Security Interest" means a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, encumbrance, assignment, trust arrangement, title retention or other distress, execution, attachment, arrangement or process of any kind having the effect of conferring security; and
2

"Security Period" means the period commencing on the date of this Deed and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder.
1.2	For the purposes of this Deed an amount shall be deemed to be outstanding and to be due and payable to the Security Agent if the Security Agent is then entitled to demand payment of that amount, notwithstanding that it has not yet served a demand.
1.3	Clauses 1.1 (Purpose) and 1.2 (Definitions) of the Loan Agreement shall apply with any necessary modifications for the purposes of this Deed.
2	Restrictions
2.1	During the Security Period the Borrowers shall not, without the prior written consent of the Security Agent, assign or attempt to assign any right (present, future or contingent) relating to the Secured Property and each Borrower irrevocably and unconditionally confirms to the Security Agent that no right (present, future or contingent) relating to the Secured Property shall be capable of being assigned to, or exercised by, a person other than the Borrowers without the Security Agent's prior written consent.
2.2	In this clause references to assignment includes the creation, or permitting to arise, of any form of beneficial interest or Security Interest and every other kind of disposition .
2.3	An act or transaction which is contrary to, or inconsistent with, this clause shall be void as regards the Security Agent.
3	First fixed charge
3.1	Each Borrower with full title guarantee hereby (i) charges and (ii) agrees to charge and (iii) releases and (iv) agrees to release to the Security Agent as a continuing security for payment of the Outstanding Indebtedness, by way of first fixed charge, the Secured Property.
3 .2	Upon the occurrence of an Event of Default which is continuing the charge shall become enforceable and the Security Agent shall be entitled then or at any later time or times to appropriate all or any part of the Secured Property in or towards discharge of the then Outstanding Indebtedness or any part thereof , and may do so notwithstanding that any maturity date attached to any part or parts of the Secured Property may not yet have arrived.
3.3	A certificate signed by a director or other senior officer of the Security Agent and which states that on a specified date and (if the certificate also states this) at a specified time the Security Agent exercised its rights under this clause to appropriate a specified amount of Secured Property in the discharge of a specified amount of the Outstanding Indebtedness shall, in the absence of manifest error, be conclusive evidence that:
3.3. 1	the ABB Swap Provider's liabilities in respect of the specified amount of Secured Property; and
3.3.2	the specified amount of the Outstanding Indebtedness,
were extinguished and discharged on the specified date and, if so stated, at the specified time .
4	Further documentation etc.
4 .1	The Borrowers shall execute forthwith any document which the Security Agent may specify for the purpose of:
4.1 . 1	supplementing the rights which this Deed confers on the Security Agent in relation to the Secured Property; or
3

4.1.2	creating a mortgage of the Secured Property to replace or supplement the charge created in clause 3 above; or
4.1.3	registering or otherwise perfecting this Deed or any mortgage created under clause 4.1.2 above; or
4.1.4	ensuring or confirming the validity of anything done or to be done under this Deed.
4.2	The document shall be in the terms specified by the Security Agent and, in the case of a mortgage of the Secured Property, those terms may include a provision entitling the Security Agent, on or after an Event of Default which is continuing, to appropriate, or otherwise deal with, the Secured Property for the purpose of discharging the Outstanding Indebtedness.
4.3	The Borrowers shall also forthwith do any act and execute any document (including a document which amends or replaces this Deed) which the Security Agent specifies for the purpose of enabling or assisting the Security Agent to comply, in relation to the Secured Property and/or the Outstanding Indebtedness, with any requirement (legally binding or not) applicable to the Security Agent and, in particular, the requirements of any banking supervisory authority with regard to netting of cash collateral.
4.4	For the purpose of securing performance of the Borrowers' obligations under clauses 4.1 to 4.3, each Borrower irrevocably appoints the Security Agent as its attorney, on its behalf and in its name or otherwise to sign or execute any document which, in the opinion of Security Agent, the relevant Borrower is obliged, or could be required, to sign or execute under any of the said clauses, which the Security Agent considers necessary or convenient for or in connection with any exercise or intended exercise of any rights which the Security Agent has under this Deed or for any other purpose connected with this Deed Provided always that such power of attorney shall not be exercisable by or on behalf of the Security Agent until the happening of an Event of Default.
4.5	The Security Agent may appoint any person or persons as its substitute under the power of attorney referred to in clause 4.4 and may also delegate its power under that power of attorney to any person or persons who will act in compliance with the terms of this Deed.
5	Representations
5.1	The Borrowers jointly and severally represent and Warrant to the Security Agent as follows:
5.1.1	they are the legal and beneficial owners of the Secured Property and have good marketable title to it;
5.1.2	no third party has or will have any interest, right or claim of any kind in relation to any of the Secured Property;
5 .1.4	each Borrower has the corporate power, and has taken all necessary corporate action, to authorise the execution of this Deed, the Loan Agreement and the ABB Master Swap Agreement; and
5.1.3	nothing in this Deed will or might result in any Borrower contravening any law or regulation which is now in force or which has been published but not yet brought into force or any contractual or other obligation which any Borrower now has to a third party.
6	Notices
Clauses 17.1 and 17.2 of the Loan Agreement will apply to this Deed mutatis mutandis as if references to the Loan Agreement were references to this Deed.
4

7	Supplemental
7.1	This Deed, including the charge created by clause 3, shall remain in force as a continuing security until the Security Period has ended.
7.2	The rights of the Security Agent under this Deed will not be discharged or prejudiced by:
7.2.1	any kind of amendment or supplement to any of the other Security Documents;
7.2.2	any arrangement or concession, including a rescheduling, which the Security Agent or the Secured Creditors or any of them may make in relation to any of the Loan Agreement, the Master Swap Agreements and the other Security Documents , or any action by the Security Agent and/or the Borrowers and/or any other party thereto which is contrary to the terms of the Loan Agreement, the Master Swap Agreements and the other Security Documents or any of them;
7.2.3	any release or discharge, whether granted by the Security Agent or the Secured Creditors or any of them or effected by the operation of any law, of all or any of the obligations of the Borrowers and/or any other party thereto under any of the Loan Agreement, the Master Swap Agreements and the other Security Documents ;
7.2.4	any change in the ownership and/or control of any Borrower and/or any other party hereto and/or merger , demerger or reorganisation involving any Borrower and/or any other party hereto; and
7.2.5	any event or matter which is similar to, or connected with, any of the foregoing,
7.2.4	and the rights of the Security Agent under this Deed do not depend on the Loan Agreement, the Master Swap Agreements and the other Security Documents or any of them being or remaining valid.
7.3	Nothing in this Deed excludes or restricts any right of counterclaim, set-off, right to net payments or any other right or remedy which the Security Agent would have had whether under the general law, the Loan Agreement, the Master Swap Agreements and the Security Documents or otherwise .
8	Law and jurisdiction
8.1	Law
This Deed and any non-contractual obligations in connection with this Deed are governed by, and shall be construed in accordance with, English law.
8.2	Submission to jurisdiction
For the benefit of the Security Agent, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Deed may be brought in the English courts, or in the courts of any other country chosen by the Security Agent , each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed) . Each Borrower irrevocably and unconditionally submits to the jurisdiction of the English courts and the courts of any country chosen by the Security Agent and irrevocably designates , appoints and empowers Portland Place Nominees Limited at present of 34 Anyards Road, Cobham, Surrey KT11 2LA, England to receive, for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings arising out of or in connection with this Deed. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the rights of the Security Agent to take proceedings against the Borrowers or any of them in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.
5

The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrowers or any of them may have against the Security Agent arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed).
8.3	Contracts (Rights of Third Parties) Act 1999
No term of this Deed is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.
IN WITNESS whereof the parties to this Deed have caused this Deed to be duly executed the day and year first above written.
6

Schedule 1

The Borrowers

Borrower		Registered Office
1	Kerkyra Marine S.A	80 Broad Street, Monrovia, Liberia
2	Ithaki Marine S.A.	80 Broad Street, Monrovia, Liberia
3	Cephallonia Marine S.A.	80 Broad Street, Monrovia, Liberia
4	Paxoi Marine S.A.	80 Broad Street, Monrovia, Liberia
5	Zakynthos Marine S.A.	80 Broad Street, Monrovia, Liberia
6	los Marine Inc.	80 Broad Street, Monrovia, Liberia
7	Kythira Marine S.A.	80 Broad Street, Monrovia, Liberia

7

THE BORROWERS

EXECUTED as a DEED	)
by	)
for and on behalf of	)
KERKRYA MARINE S.A.	)	Attorney-in-fact
in the presence of:	)

Witness
Name:
Address:
Occupation

EXECUTED as a DEED	)
by	)
for and on behalf of	)
ITHAKI MARINE S.A.	)	Attorney-in-fact
in the presence of:	)

Witness
Name:
Address:
Occupation

EXECUTED as a DEED	)
by	)
for and on behalf of	)
CEPHALLONIA MARINE S.A.	)	Attorney-in-fact
in the presence of:	)

Witness
Name:
Address:
Occupation

EXECUTED as a DEED	)
by	)
for and on behalf of	)
PAXOI MARINE S.A.	)	Attorney-in-fact
in the presence of:	)

Witness
Name:
Address:
Occupation

8

EXECUTED as a DEED	)
by	)
for and on behalf of	)
ZAKYNTHOS MARINE S.A.	)	Attorney-in-fact
in the presence of:	)

Witness
Name:
Address:
Occupation

EXECUTED as a DEED	)
By	)
for and on behalf of	)
IOS MARINE INC.	)	Attorney-in-fact
in the presence of:	)

Witness
Name:
Address:
Occupation

EXECUTED as a DEED	)
by	)
for and on behalf of	)
KYTHIRA MARINE S.A.	)	Attorney-in-fact
in the presence of:	)

Witness
Name:
Address:
Occupation

THE SECURITY AGENT

ACCEPTED by	)
and by	)
for and on behalf of	)
AEGEAN BALTIC BANK S.A.	)	Attorney-in-fact
in the presence of:	)

Witness
Name:
Address:
Occupation

9

Original Borrowers

EXECUTED as a DEED by Y. Koumbiadou		)
for and on behalf of each of the following		)
corporations and companies		)	/s/ Y. Koumbiadou
KERKYRA MARINE S.A.		)	Attorney-in-fact
ITHAKI MARINE S.A.		)
CEPHALLONIA MARINE S.A.		)
PAXOI MARINE S.A.		)
ZAKYNTHOS MARINE S.A.		)
KYTHIRA MARINE S.A.		)
in the presence of:		)

/s/ Pinelopi-Anna Miliou
Witness
Name:	Pinelopi-Anna Miliou
Solicitor
Address:	Norton Rose Fulbright Greece

SIGNED, SEALED and DELIVERED		)
as a DEED by Y. Koumbiadou		)
as the duly authorised attorney of		)
for and on behalf of		)	/s/ Y. Koumbiadou
LEFKAS SHIPPING (PTE.) LTD.		)	Attorney-in-fact
in the presence of:		)

/s/ Pinelopi-Anna Miliou
Witness
Name:	Pinelopi-Anna Miliou
Solicitor
Address:	Norton Rose LLP, Athens

New Borrower

EXECUTED as a DEED by Y. Koumbiadou		)
for and on behalf of		)
IOS MARINE INC.		)	/s/ Y. Koumbiadou
in the presence of:		)	Attorney-in-fact

/s/ Pinelopi-Anna Miliou
Witness
Name:	Pinelopi-Anna Miliou
Solicitor
Address:	Norton Rose Fulbright Greece

19

Creditors

SIGNED by Panagiotis P. Nikitarakos		)	/s/ Panagiotis P. Nikitarakos
and by Melina A. Kapetanaki		)	Authorised Signatory
for and on behalf of		)
AEGEAN BALTIC BANK S.A.		)
as Arranger, Agent, Security Agent, Account Bank,
Swap Provider and Bank		)	/s/ Melina A. Kapetanaki
in the presence of:		)	Authorised Signatory

/s/ Pinelopi-Anna Miliou
Witness
Name:	Pinelopi-Anna Miliou
Solicitor
Address:	Norton Rose Fulbright Greece

SIGNED by		)
for and on behalf of		)	/s/ [Illegible]
HSH NORDBANK AG		)	Attorney-in-fact
As Swap Provider and Bank		)

Security Parties

EXECUTED as a DEED by Y. Koumbiadou		)
for and on behalf of		)
AEGEAN BUNKERING SERVICES INC.		)	/s/ Y. Koumbiadou
as Manager		)	Attorney-in-fact
in the presence of:		)

/s/ Pinelopi-Anna Miliou
Witness
Name:	Pinelopi-Anna Miliou
Solicitor
Address:	Norton Rose Fulbright Greece

EXECUTED as a DEED by A. Manitas		)
for and on behalf of		)
AEGEAN MANAGEMENT SERVICES M.C.		)	/s/ A. Manitas
as Collateral Manager		)	Attorney-in-fact
in the presence of:		)

/s/ Pinelopi-Anna Miliou
Witness
Name:	Pinelopi-Anna Miliou
Solicitor
Address:	Norton Rose Fulbright Greece

EXECUTED as a DEED by		)
for and on behalf of		)
AEGEAN MARINE PETROLEUM NETWORK INC.		)	/s/ [Illegible]
as Corporate Guarantor		)	Attorney-in-fact
in the presence of:		)

/s/ Pinelopi-Anna Miliou
Witness
Name:	Pinelopi-Anna Miliou
Solicitor
Address:	Norton Rose Fulbright Greece

20

EXECUTED as a DEED by Y. Koumbiadou		)
for and on behalf of		)
AEGEAN SHIPHOLDINGS INC.		)	/s/ Y. Koumbiadou
as Corporate Guarantor		)	Attorney-in-fact
in the presence of:		)

/s/ Pinelopi-Anna Miliou
Witness
Name:	Pinelopi-Anna Miliou
Solicitor
Address:	Norton Rose Fulbright Greece

Collateral Owners

EXECUTED as a DEED by A. Manitas		)
for and on behalf of		)
AEGEAN BREEZE MARITIME COMPANY		)	/s/ A. Manitas
as Collateral Owner		)	Attorney-in-fact
in the presence of:		)

/s/ Pinelopi-Anna Miliou
Witness
Name:	Pinelopi-Anna Miliou
Solicitor
Address:	Norton Rose Fulbright Greece

EXECUTED as a DEED by A. Manitas		)
for and on behalf of		)
AEGEAN TIFFANY MARITIME COMPANY		)	/s/ A. Manitas
as Collateral Owner		)	Attorney-in-fact
in the presence of:		)

/s/ Pinelopi-Anna Miliou
Witness
Name:	Pinelopi-Anna Miliou
Solicitor
Address:	Norton Rose Fulbright Greece

21